===========================================================================
           AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                                REGISTRATION NO.

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                   AMENDMENT NO.1
                                         TO
                                      FORM SB-2
                              REGISTRATION STATEMENT
                                      Under
                            THE SECURITIES ACT OF 1933

                            IXION BIOTECHNOLOGY, INC.
                (Name of Small Business Issuer in Its Charter)

           Delaware                    2834                     59-3174033
       (State or Other           (Primary Standard           (I.R.S. Employer
       Jurisdiction of              Industrial              Identification No.)
      Incorporation or            Classification
        Organization)              Code Number)

                               12085 Research Drive
                              Alachua, Florida 32615
                                   904-418-1428
    (Address and Telephone Number of Principal Executive Offices and Principal
                               Place of Business)

                               Weaver H. Gaines
                              12085 Research Drive
                            Alachua, Florida 32615
                                 904-418-1428
               (Name, Address and Telephone Number of Agent for Service)
                                   ------
                                  Copy to:
                             Bruce Brashear, Esq.
                           920 NW 8th Ave., Suite A
                            Gainesville, FL 32601
                                 352-336-0800
                          Facsimile No. 352-336-0505

     Approximate Date of Proposed Sale to the Public: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

                       CALCULATION OF REGISTRATION FEE

Title of Each     Amount to be    Proposed Max    Proposed Max    Amount of
Class of          Registered      Offering        Aggregate       Registration
Securities to                     Price Per       Offering        Fee
be Registered                     Unit (1)        Price (1)

Units,
    consisting
      of          400,000 Units     $10.00        $4,000,000       $1,212
 (a) One Share
     Voting
     Common
     Stock,
     par value
     $0.01 per
     share
     ("Common
     Stock")      400,000 Shares
(b) .25 Charitable
    Benefit
    Warrant to
    purchase
    shares of
    Voting
    Common Stock
    at $20.00 per
    share         100,000 Warrants

Voting Common
Stock purchasable
pursuant to
Warrants          100,000 Shares    $20.00        $2,000,000      $606

 (1) Estimated solely for purposes of calculating the registration fee.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                             IXION BIOTECHNOLOGY, INC.
                                     ------
                               CROSS REFERENCE SHEET

                                     ------
   Form SB-2 Item Nos. and Caption         Prospectus Caption
   1. Front of Registration
      Statement and Outside
      Front Cover of Prospectus            Outside Front Cover Page
   2. Inside Front and Outside             Inside Front and Outside Back
      Back Cover Pages of Prospectus       Cover Pages
   3. Summary Information and              Prospectus Summary; Risk
      Risk Factors                         Factors
   4. Use of Proceeds                      Use of Proceeds
   5. Determination of Offering Price      Plan of Distribution
   6. Dilution                             Dilution
   7. Selling Security-Holders             Not Applicable
   8. Plan of Distribution                 Outside Front Cover Page; Plan of
                                           Distribution
   9. Legal Proceedings                    Business - Legal Proceedings
  10. Directors, Executive Officers,
      Promoters and Control Persons        Management
  11. Security Ownership of Certain
      Beneficial Owners and Management     Principal Shareholders
  12. Description of Securities            Description of Securities; Shares
                                           Eligible For Future Sale
  13. Interest of Named Experts and
      Counsel                              Legal Matters; Experts
  14. Disclosure of Commission Position
      on Indemnification for Securities
      Act Liabilities                      Description of Securities
  15. Organization Within Last Five
      Years                                Certain Transactions
  16. Description of Business              Prospectus Summary; Business
  17. Management's Discussion and
      Analysis or Plan of Operation        Management's Discussion and
                                           Analysis of Financial Conditions
                                           and Results of Operations
  18. Description of Property              Business
  19. Certain Relationships and
      Related Transactions                 Certain Transactions
  20. Market for Common Equity and
      Related Stockholder Matters          Description of Securities
  21. Executive Compensation               Management
  22. Financial Statements                 Financial Statements
  23. Changes in and Disagreements with
      Accountants on Accounting and
      Financial Disclosure                 Not Applicable

   As Filed with the Securities and Exchange Commission on November 7, 1997

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                Preliminary Prospectus Dated November 7, 1997

                                400,000 Units
                             Minimum Purchase 100 Units
                                    IXION
                          IXION BIOTECHNOLOGY, INC.
                         Common Stock, $.01 par value

     All of the 400,000 Units (the "Units") are being sold directly by Ixion Biotechnology, Inc. ("Ixion" or the "Company") at a price of $10.00 per Unit (the "Offering"). Each Unit consists of one share of Ixion Common Stock ($.01 par value) (the "Common Stock") and .25 Charitable Benefit Warrant (the
"Charitable Benefit Warrants").    Four Units are required to acquire one whole
Charitable Benefit Warrant. The Charitable Benefit Warrants will be detached from the Common Stock immediately on purchase. Charitable Benefit Warrants may not be resold and are not transferable except by donation to qualified charitable organizations which must be approved by the Company. See "Description of Securities - Charitable Benefit Warrants Included in the
Units"  Each whole     Charitable Benefit Warrant entitles the holder to
purchase one share of Common Stock at a price of $20.00 per share.     Approved
qualified charitable organizations may exercise Charitable Benefit Warrants at any time until November _, 2007; holders other than approved qualified charitable organizations may not exercise except between November _, 2006, and
November _, 2007.     Prior to the Offering, there has been no public market
for the Company's Common Stock; therefore, the public offering price has been determined solely by the Company. After completion of this Offering, and dependent largely upon the number of Units sold in the Offering, the Company's shares may be traded on a stock exchange (no application has been made to any stock exchange) or in the over-the-counter market, or no active trading market may develop or be sustained. See "Risk Factors" and "Shares Eligible for Future Sale."

     The Offering is being made directly by the Company. There is no minimum number of Units to be sold in the Offering, and all funds received will go
immediately to the Company.  See "Use of Proceeds."   The Offering will be
terminated upon the earliest of: the sale of all Units, twelve months after the date of this Prospectus (unless extended), or the date on which the Company decides to close the Offering. A minimum purchase of 100 Units ($1,000) is required. The Company reserves the right to reject any Unit Purchase Agreement in full or in part. See "Plan of Distribution."

     The Company is a development stage, biotechnology company which has
incurred operating losses since its inception.  As of    September 30, 1997,
the Company had an accumulated deficit of $1,722,434.      The Company expects
substantial additional operating losses in the further development and commercialization of its products.

     THE SECURITIES OFFERED ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. ONLY INVESTORS WHO CAN BEAR THE RISK OF LOSS OF THEIR ENTIRE INVESTMENT SHOULD INVEST. FOR A DESCRIPTION OF CERTAIN RISKS OF AN INVESTMENT IN THE COMPANY AND IMMEDIATE SUBSTANTIAL DILUTION. SEE "RISK FACTORS" (PAGE 7) AND "DILUTION" (PAGE 15)

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            Price to         Underwriting Discounts      Proceeds to Issuer (2)
           the Public         and Commissions (1)
Per Unit     $10.00                  $.50                        $9.50
Offering   $4,000,000              $200,000                    $3,800,000

     (1) The Company plans to sell the Units directly to investors through a designated executive officer who shall not receive any commission and has not retained any underwriters, brokers, or placement agents in connection with the Offering. However, the Company reserves the right to use brokers, dealers or placement agents and could pay commissions equal to as much as 10%, not to exceed $200,000 or 5% of gross proceeds in the aggregate. See "Plan of Distribution."
     (2) Before deducting expenses of the Offering, estimated at $221,712, payable by the Company.

              The date of this Prospectus is    November 7,     1997.


     This Prospectus is available in an electronic format at
<http:\\www.ixion-biotech.com> upon appropriate request from a resident of those states in which this Offering may lawfully be made. The Company will also transmit promptly, without charge, a paper copy of this Prospectus to any
such resident upon receipt of a request.     Requests for Prospectuses should
be made to the Company's printer, BACOMPT at 1-800-533-7109.

                              TABLE OF CONTENTS

                           Page                                            Page

   Available Information     2          Business                             22
Summary                      3          Management                           42
Risk Factors                 6          Certain Transactions                 48
Special Note Regarding                  Principal Shareholders               48
 Forward Looking Statements 13          Description of Securities            49
Use of Proceeds             13          Certain Federal Income Tax
Dilution                    15           Consequences                        52
Dividend Policy             15          Shares Eligible for Future Sale      56
Capitalization              16          Plan of Distribution                 57
Selected Financial Data     17          Legal Matters                        58
Management's Discussion and             Experts                              58
 Analysis of Financial
 Condition  and Results of              Unit Purchase Agreement              60
 Operations                 18          Index to Financial
                                         Statements                         F-1


                               AVAILABLE INFORMATION

     Upon the date of this Prospectus, the Company became subject to the informational filing requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") for its current fiscal year. Upon completion of this Offering, the Company may be required to file annual and quarterly reports.

        In any case, the Company intends to furnish its shareholders with annual reports containing financial statements audited by an independent public accounting firm after the end of its fiscal year. The Company's fiscal year ends on December 31. In addition, the Company will send shareholders quarterly reports with unaudited financial information for the first three quarters of each fiscal year.

     The Company will provide without charge to each person who receives a Prospectus, upon written or oral request of such person, a copy of any of the information that is incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Requests for such information should be directed to Ms. Gwen Thompson, Director of Administration, Ixion Biotechnology, Inc., 12085 Research Drive, Alachua, FL 32615, tel: 904-418-1428, fax: 904-462-0875, email: gwen@biotech.ufl.org

     The Company has filed a Registration Statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the Units offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto; certain portions have been omitted pursuant to rules and regulations
of the Commission.   Statements contained in this Prospectus as to the
contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

     The Registration Statement, including the exhibits and schedules thereto, may be inspected and copied at the public reference facilities of the Commission in Washington, D.C., and certain of its regional offices and copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission as follows: the Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and the Northeast Regional Office, 7 World Trade Center, New York, New York 10048, and copies of all or any part thereof may be obtained at prescribed rates. Electronic registration statements made through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system are publicly available through the Commission's World Wide Website at <http://www.sec.gov>.


The Company was incorporated in Delaware in March 1993. Its executive offices are located at 12085 Research Drive, Alachua, FL 32615, its telephone number is 904-418-1428, and its facsimile number is 904-462-0875. The Company's home page is <http:\\www.ixion-biotech.com>. Materials available at or linked to the Company's web site are not incorporated by reference into this Prospectus.


                                   SUMMARY

     The following summary is qualified in its entirety by more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus and, accordingly, should be read in conjunction with that information. Prospective investors should carefully consider the information set forth under the heading "Risk Factors."

                                 The Company

      Ixion Biotechnology, Inc. ("Ixion" or the "Company"), is a development stage, discovery research biotechnology company, with several product candidates in development. The Company is the holder of world-wide exclusive licenses to patents and pending patents in two key areas: diabetes and oxalate-related disorders. Ixion has executive offices and development laboratories (including small scale fermentation, cell culture, and purification capabilities) at the Biotechnology Development Institute, a small business incubator operated by the Biotechnology Program at the University of Florida.

     Ixion is developing diabetes products based on its Islet Progenitor/Stem Cell ("IPSC") technology, including a proprietary line of in vitro (in test tube) islet stem cells for use in cell transplantation therapy. This development program is aimed at optimizing the growth of functioning islets or islet progenitors in vitro from IPSCs that Ixion has established in cell
cultures.     The transplantation of islets is the only known potential cure
for Type I diabetes.      The Company believes that successful islet
transplantation therapy will provide better management of diabetes than conventional treatment with insulin.

     In addition to developing its cell transplantation therapy, Ixion has an ongoing discovery program to identify and characterize IPSCs as well as novel growth factors associated with them. The goal of this program is to discover factors important in islet cell differentiation and to identify stem cell markers to which the Company hopes to produce antibodies useful in stem cell isolation. All of the Company's potential diabetes products are in the discovery research stage.


     The Company is also developing products based on its oxalate technology for the diagnosis and treatment of oxalate-related diseases. Excess oxalate from dietary and metabolic sources plays a role in a variety of disorders including kidney stones, hyperoxaluria, cardiomyopathy, cardiac conductance disorders, cystic fibrosis, Crohn's disease, renal failure and toxic death,
and vulvodynia.     The Company's oxalate technology is based on genes     from
anaerobic intestinal bacteria, Oxalobacter formigenes, which produce enzymes responsible for oxalate degradation in healthy people. Inadequate colonies of
O. formigenes result in reduced ability to degrade oxalate.


     The most developed product candidate in Ixion's development pipeline is a combination diagnostic and therapy for the management of oxalate-related disorders.

     The diagnostic component of the Company's oxalate-related disease management product is a DNA probe for the rapid and sensitive detection of human O. formigenes (the "HOF Probe"). The current tests for O. formigenes
are laborious, time consuming, and unreliable.         In addition, the current
tests are not sensitive and are poorly suited to a clinical setting. The HOF Probe, on the other hand, can accurately and reliably detect very small numbers of O. formigenes, is quantitative, and is capable of automation.

     The therapeutic component of the Company's oxalate-related disease management product is an orally administered product consisting of a recombinant version of two enzymes normally found in O. formigenes and responsible for oxalate degradation ("IxC1-62/47"). The Company believes that the administration of these enzymes will greatly diminish the recurrence of calcium oxalate kidney stones and will have positive therapeutic effects on other oxalate-related disorders.

     The Company intends to file an Investigational New Drug application with the Food and Drug Administration for its IxC1-62/47 enzyme therapy for oxalate-related diseases and an application under Section 510(k) of the Food, Drug, and Cosmetic Act for the HOF Probe, both within 12 months from the date of this Prospectus. See "Business - Government Regulation."

     Ixion is in the development stage, has earned only limited revenues, the majority of which have been research and development payments, and has
incurred accumulated deficits of approximately    $1,722,434     from its
inception through    September 30,     1997.  See "Risk Factors."



                             The Offering

Securities offered          400,000 Units, each Unit consisting of one share
                            of Common Stock and 0.25 Charitable Benefit
                            Warrant.  The Common Stock will be immediately
                            separated from the Charitable Benefit Warrants, and
                            will be immediately transferable.    Each Whole
                            Charitable Benefit Warrant entitles the holder to
                            purchase one share of Common Stock at a price of
                            $20.00 per share.  Four Units are required to
                            acquire one whole Charitable Benefit Warrant
                            Approved qualified charitable organizations may
                            exercise Charitable Benefit Warrants at any time
                            until November _, 2007; holders other than
                            approved qualified charitable organizations may not
                            exercise except between November _, 2006, and
                            November _, 2007. Charitable Benefit Warrants may
                            not be resold and are not otherwise transferable
                            except by gift to an approved qualified
                            charitable organization.  Approved qualified
                            charitable organizations are certain tax exempt
                            organizations approved by the Company and include,
                            at the date of this Prospectus, the Juvenile
                            Diabetes Foundation, the Joslin Diabetes Center,
                            Inc., the American Kidney Foundation, the National
                            Vulvodynia Association, the Crohn's & Colitis
                            Foundation of America, the Cystic Fibrosis
                            Foundation, the Oxalosis and Hyperoxaluria
                            Foundation, the Mycological Society of America, the
                            Intestinal Disease Foundation, the National Kidney
                            Fund, the National Institute of Diabetes and
                            Digestive and Kidney Diseases, the North American
                            Mycological Society, the University of
                            Florida Research Foundation, Inc., and Florida
                            Cystic Fibrosis, Inc.      See "Description of
                            Securities."


   Common     Shares outstanding
Offering (1)
                            2,464,544

   Common     Shares outstanding
 after Offering (1)(2)
                            2,864,544

   Charitable Benefit Warrants
 outstanding after
 Offering (2)
                            100,000

Use of Proceeds             Net proceeds, after deduction of offering expenses
                            is estimated at    $3,578,288     if all Units are
                            sold;    $2,628,288     if 75% of the Units are
                            sold;    $1,678,288     if 50% of the Units are
                            sold; and    $728,288     if 25% of the Units are
                            sold. The Company has broad discretion in the use of proceeds, but expects to use substantially all of such proceeds to fund research and product development programs and for general corporate purposes. There is no minimum number of Units to be sold, and no escrow account. Subscriptions will be paid directly to the Company.

Risk Factors                The Units offered hereby are speculative,
                            involve a high degree of risk and immediate substantial dilution, and should not be purchased by investors who cannot afford the loss of their entire investment.
                            See "Risk Factors" and "Dilution."


(1) Excludes 43,900 shares reserved for issuance pursuant to the exercise
of outstanding stock options,    9,908     of which are exercisable;    23,630
     shares reserved for issuance pursuant to outstanding warrants; 232,100 shares reserved for issuance to employees and 49,000 reserved for issuance to directors and members of the Scientific Advisory Board pursuant to options available for grant under the Company's 1994 Stock Option Plan; 18,000 shares reserved for issuance under the Company's 1994 Board Retainer Plan; and up to 323,557 shares issuable upon conversion of the Company's Unsecured Convertible Notes.

(2) Assumes all Units offered are purchased.

                            Summary Financial Data

                                        Year Ended
                            December 31,               Nine Months Ended
                                                       September 30
                             1995       1996          1996          1997
                                                          (unaudited)
Statement of Operations
 Data:

Total Revenues          $    8,122  $  171,205       $138,251     $ 219,547
Total Expenses             382,334     705,788        546,439       763,631
 Net Loss               $ (374,212) $ (534,583)    $(408,188)    $(544,084)
Net Loss per Share           (0.18) $    (0.22)     $   (.17)     $   (.22)
Weighted Average
 Common and Common
 Equivalent Shares       2,025,975   2,411,275      2,438,544     2,456,412

Balance Sheet Data (unaudited)     September 30, 1997
                                       (unaudited)


Cash and cash equivalents                $  88,103
Working capital                              1,783
Total Assets                               384,832
Total Liabilities                        1,340,507
Total Capital (Deficiency)                (955,675)







                               RISK FACTORS

     An investment in the securities being offered by this Prospectus is highly speculative, involves a high degree of risk, and should be considered only by persons who can afford to lose the entire investment. In addition to the other information contained in this Prospectus, prospective investors should carefully consider the following risk factors before purchasing any of the Units.

     Early Stage of the Company: Accumulated Deficit. The Company is in the development stage, and has realized only limited revenues, most of which have derived from payments from Genetics Institute, Inc., in connection with contract research and development under a sponsored research agreement and a
   Small Business Innovation Research Grant, both of which will terminate in
1997.      No revenues have been generated from product sales.  The Company will be required to do significant research, development, testing, and regulatory compliance activities which, together with projected general and administrative expenses, are expected to result in material and increasing operating losses for the foreseeable future. There can be no assurance that the Company will successfully complete the transition from a development stage
company to successful operations or profitability.   At    September 30, 1997,
     the Company had an accumulated deficit during the development stage of $1,722,434.

     Potential investors should be aware of the problems, delays, expenses, and difficulties encountered by any company in the development stage, many of which may be beyond the Company's control. These include, but are not limited to, unanticipated problems and additional costs relating to development, testing, regulatory compliance, production, marketing, and competition.

     Absence of Products; No Commercialization of Products Expected in Near Future. The Company's product candidates are in an early stage of development. The Company has not completed the development of any products and, accordingly, has not received any regulatory approvals or commenced marketing activities. No revenues have been generated from the sale of its products. The Company's product candidates will require significant additional development, preclinical and clinical trials, regulatory approval, and additional investment prior to commercialization. The Company may be unable to market any products for several years. Furthermore, it will be a number of years, if ever, before the Company will recognize significant revenues from product sales or royalties. In addition, the Company's product candidates are subject to the risks of failure inherent in the development of products based on innovative technologies. Accordingly, there can be no assurance that the Company's research and development efforts will be successful, that any of the Company's product candidates will prove to be safe, effective, and non-toxic in clinical trials, that any commercially successful products will be developed, that the proprietary or patent rights of others will not preclude the Company from marketing its product candidates, or that others will not develop competitive or superior products. As a result of the early stage of development of product candidates and the extensive testing and regulatory review process that such product candidates must undergo, the Company cannot predict with certainty when it will be able to market any of its products, if at all. The Company's product development efforts are based on unproven scientific approaches. There is, therefore, substantial risk that these approaches may not prove to be successful. See "Business - Product Development."

     Uncertainty Associated with Preclinical and Clinical Testing. Before obtaining regulatory approvals for the commercial sale of any of the Company's products, the products will be subject to extensive preclinical and clinical trials to demonstrate their safety and efficacy in humans. The Company intends to employ third parties to conduct clinical trials of its products because it has no experience in conducting clinical trials. Preclinical studies have been commenced with regard to two of the Company's oxalate products; however, no clinical trials have been commenced with respect to any of the Company's potential products. Furthermore, there can be no assurance that preclinical or clinical trials of any of the Company's products will demonstrate the safety and efficacy of such product at all or to the extent necessary to obtain regulatory approvals. Companies in the biotechnology industry have suffered significant setbacks in advanced clinical trials, even after demonstrating promising results in earlier trials. The failure to adequately demonstrate the safety and efficacy of a product candidate under development could delay or prevent regulatory approval of the product candidate and would have a material adverse effect on the Company's business, operating results, and financial condition. See "Business - Government Regulation."


     Earnings Inadequate to Pay Fixed Charges. Earnings are, and will for the foreseeable future remain, inadequate to cover fixed charges, including interest on the Company's 10% Unsecured Convertible Notes. Payment of principal on the 10% Unsecured Convertible Notes and the Unsecured Variable Convertible Notes will be dependent on the Company's ability to raise additional funds through the sale of its securities, corporate alliances, or otherwise.

     Dependence on Key Personnel and Relationships. Ixion is dependent on its executive officers, consultants, and its scientific advisors, especially Dr. Ammon Peck, the Company's Chief Scientist and Chairman of the Scientific Advisory Board. The Company has only one full-time executive, Weaver H. Gaines, Chairman and Chief Executive Officer. Three of the Company's officers
- David C. Peck, President and Chief Financial Officer, John L. Tedesco, Vice President - Operations and Regulatory Affairs, and Kimberly A. Ramsey, Controller, are consultants who devote substantial time to other employers. Ixion has an employment contract with Mr. Gaines, an exclusive consulting agreement with Dr. Peck, and consulting agreements with Messrs. Tedesco and David Peck. The agreements of Dr. Peck, Mr. Gaines, Mr. Peck, and Mr. Tedesco all contain non-compete provisions. See "Management - Consulting Agreement with Dr. Peck," "Management - Consulting Agreement with Brandywine Consultants, Inc.," and "Management - Employment Agreements." The loss of any individuals on which the Company is dependent could have a material adverse effect on the Company. Ixion has a key person life insurance policy in the face amount of $500,000 on Dr. Peck.

     Competition among pharmaceutical and biotechnology companies for qualified employees is intense, and the loss of qualified employees, or an inability to attract, retain, and motivate additional highly skilled employees required for the expansion of the Company's activities, could adversely affect its business and prospects. Gainesville, Florida is a developing area for biotechnology, and to date there are not many companies located there. This fact is an inhibition on both recruiting and retaining personnel. There can be no assurance that the Company will be able to retain its existing personnel or to find and attract additional qualified and experienced employees.

     Individuals whom the Company has targeted to be its scientific collaborators and its current and proposed scientific advisors are employed by employers other than the Company, and some have consulting or other advisory arrangements with other entities that may conflict or compete with their obligations to the Company. See "Business - Scientific Advisory Board."

     Reliance on Relationships with the University of Florida. The Company has sought to maintain a close and favorable relationship with the University of Florida since 1993 when the Company was founded. The Company expects to benefit, and has already benefited, from its relationship with the University of Florida, in particular from the basic research performed. This relationship includes certain contractual arrangements, particularly the License Agreement for Islet Progenitor/Stem Cells and the License Agreement for oxalate technology. Negotiations have also commenced to license other technologies. In addition, the Company is an affiliate of the Biotechnology Program of the University, which provides certain business support services to the Company, it has its labs and offices at the Biotechnology Development Institute, a University facility, and its Chief Scientist and two members of its Scientific Advisory Board are faculty members at the University. See "Business - Facilities" and "Business - Scientific Advisory Board." There can be no assurance that disputes or disagreements will not cause the favorable relationship to deteriorate. A deterioration in the relationship between the Company and the University of Florida could have a material adverse effect on the Company. In particular, the Company could be forced to expand substantially its research facilities and staff to replace or supplement the research currently performed by researchers at the University of Florida. Additionally, if the University of Florida were to suffer financial or operating setbacks in the future, such as in financing, research staff, research efforts, facilities or management, such setbacks could have a material adverse impact on the Company's future technology. Moreover, the Company has no input into or control over the direction or content of research undertaken by the University of Florida. Accordingly, no assurance can be given that discoveries made at the University of Florida, if any, will be capable of being developed or marketed, will fall within the Company's areas of expertise or interest, or will be available to the Company on acceptable terms. See "Business - Business Strategy," "Business - Relationship with the University of Florida," and "Business - Licensed Technology."

     State of Florida and University of Florida Conflicts of Interest Laws and Rules. The Company's Chief Scientist and two members of its Scientific Advisory Board are employees of the Florida State University System, and, as a result, they (and consequently the Company) are subject to Florida statutes and University policy regarding conflicts of interest. In order for the Company to conduct business with the University (including its license agreements, future cooperative research and development agreements, and other activities), it is necessary to obtain and maintain an annual exemption from the application of the Florida conflict of interest statutes for its Chief Scientist, and to obtain annual approval for outside activities for the University of Florida members of its Scientific Advisory Board. If the University were to decline to approve the outside activities of the Company's Chief Scientist, or the University of Florida members of its Scientific Advisory Board, or were to change the terms of its conflicts of interest policy, it could have a material adverse effect on the Company. See "Business
- Government Regulation."

     Dependence on Licensed Technology. The Company's development and commercialization rights for its proposed products are derived from its license agreements with the University of Florida and others. To date, the Company owns no patents outright. The Company's rights under license agreements are subject to early termination under certain circumstances, including failure to pay royalties or other material breach by the Company or bankruptcy of the Company, among others. In the event that the license agreements terminate for any reason, the Company's rights to manufacture and market products derived from those licenses would terminate. See "Business - Licensed Technology."

     Ethical, Legal, and Social Implications of Islet Progenitor/Stem Cell Therapies. The Company's Islet Progenitor/Stem Cell ("IPSC") program may involve the use of IPSCs that would be derived from cloned human materials, and therefore may raise certain ethical, legal, and social issues regarding the appropriate utilization of this technique. The cloning of human tissue in scientific research is an issue of national interest. Many research institutions have adopted policies regarding the ethical uses of cloning, and state and federal legislatures are considering legislation regarding cloned human materials. These policies may have the effect of limiting the scope of research conducted in this area, resulting in reduced scientific progress.
The inability of the Company to conduct research on IPSCs due to such factors as government regulation or otherwise could have a material adverse effect on the program. In the event the Company's research related to IPSC-based therapies becomes the subject of adverse commentary or publicity, the Company's name and goodwill could be adversely affected.

     Intense Competition.   The biotechnology and pharmaceutical industries
are intensely competitive and subject to rapid and significant technological change. Competitors of the Company are numerous and include, among others, major, multinational pharmaceutical and chemical companies, specialized biotechnology firms, and universities and other research institutions. Many of these competitors have greater financial and other resources, including larger research and development staffs, than the Company. Acquisitions of competing companies and potential competitors by large pharmaceutical companies or others could enhance financial, marketing and other resources available to such competitors. As a result of academic and government institutions becoming increasingly aware of the commercial value of their research findings, such institutions may be more likely to enter into exclusive licensing agreements with commercial enterprises, including competitors of the Company, to market commercial products. There can be no assurance that the Company's competitors will not succeed in developing technologies and products that are more effective or less costly than any which are being developed by the Company or which would render the Company's technology and future drugs obsolete and noncompetitive.

     In addition, some of the Company's competitors have greater experience than the Company in conducting preclinical and clinical trials and obtaining U.S. Food and Drug Administration ("FDA") and other regulatory approvals. Accordingly, the Company's competitors may succeed in obtaining FDA or other regulatory approvals for competitive product candidates more rapidly than the Company. Companies that complete clinical trials, obtain required regulatory agency approvals, and commence commercial sale of their drugs before their competitors may achieve a significant competitive advantage, including certain patent and marketing exclusivity rights. There can be no assurance that products resulting from the Company's research and development efforts will be able to compete successfully with competitors' existing products or products under development or that they will obtain regulatory approval in the United
States or elsewhere.   See "Business - Competition."

     Uncertainty Regarding Patents and Proprietary Rights.      The Company's
success will depend in part on its ability to obtain U.S. and foreign patent protection for its product candidates and processes, to protect its trade secrets, and to avoid infringing the proprietary rights of others. Because of the length of time and expense associated with bringing new drug or medical device candidates through the development and regulatory approval process to the marketplace, the Company believes that obtaining patent and trade secret
protection is    very important.  One U. S. patent has been issued for certain
claims in the Company's oxalate-based patent applications,     and certain
claims pertaining to the IPSC technology have been allowed by the U. S. Patent and Trademark Office ("PTO"); however, there can be no assurance that any additional patents will be issued covering any of the patent applications licensed to the Company. Further, there can be no assurance that any rights the Company may have under issued patents will provide the Company with significant protection against competitive products or otherwise be commercially viable. Legal standards relating to the validity of patents covering pharmaceutical and biotechnological inventions and the scope of claims made under such patents are still developing. There is no consistent policy regarding the breadth of claims allowed in biotechnology patents. The patent position of a biotechnology firm is highly uncertain and involves complex legal and factual questions. There can be no assurance that any existing or future patents issued to, or licensed by, the Company will not subsequently be challenged, infringed upon, invalidated, or circumvented by others. In addition, patents may have been granted, or may be granted, to others covering products or processes that are necessary or useful to the development of the Company's products. If the Company's product candidates or processes are found to infringe upon the patents, or otherwise impermissibly utilize the intellectual property of others, the Company's development, manufacture, and sale of such products could be severely restricted or prohibited. In such event, the Company may be required to obtain licenses from third parties to utilize the patents or proprietary rights of others. There can be no assurance that the Company will be able to obtain such licenses on acceptable terms, or at all.

         The Company is aware of potentially significant risks regarding the patent rights licensed by the Company relating to Islet Progenitor/Stem Cells and to its oxalate technology, particularly bacterial oxalyl-CoA decarboxylase, an enzyme used in the Company's proposed oxalate-related products including the HOF Probe and the IxC1-62/47 enzyme therapy. The Company may not be able to commercialize its proposed diabetic products based on its method of proliferating IPSCs in vitro or its proposed oxalate-related disease management products, both due to patent rights held by third parties other than the Company's licensors. As a result, the positions of the Company and its licensors with respect to the use of IPSCs or products containing oxalyl-CoA decarboxylase are uncertain and involve legal and factual questions that are unknown or unresolved. Although management believes its patents and patent applications provide a competitive advantage in its efforts to discover, develop, and commercialize useful products, if any of these questions is resolved in a manner that is not favorable to the Company's licensors or the Company, the Company may not have the right to commercialize products relating to certain aspects of IPSC technology or products containing oxalyl-CoA decarboxylase in the absence of a license from one or more third parties, which may not be available on acceptable terms or at all. The Company's inability to commercialize any of these products would have a
material adverse effect on the Company.      In addition, there can be no
assurance that the Company is aware of all patents or patent applications that may materially affect the Company's ability to make, use, or sell any products. Any conflicts resulting from third party patent applications and patents could significantly reduce the coverage of the patents or patent applications licensed to the Company and limit the ability of the Company to obtain meaningful patent protection. If patents are issued to other companies that contain competitive or conflicting claims, the Company may be required to obtain licenses to these patents or to develop or obtain alternative technology. There can be no assurance that the Company will be able to obtain any such license on acceptable terms or at all. If such licenses are not obtained, the Company could be delayed in or prevented from the development or commercialization of its product candidates, which would have a material adverse effect on the Company. See "Business - Licensed Technology."

     In addition to patent protection, the Company relies on trade secrets, proprietary know-how and technological advances which it seeks to protect, in part, by confidentiality agreements with its collaborators, employees, and consultants. There can be no assurance that these confidentiality agreements will not be breached, that the Company would have adequate remedies for any such breach, or that the Company's trade secrets, proprietary know-how, and technological advances will not otherwise become known or be independently discovered by others.

     Dependence on Reimbursement. The Company's ability to commercialize its planned products successfully will depend in part on the extent to which reimbursement for the cost of such products and related treatments will be available from government health administration authorities, such as the Health Care Financing Administration, private health insurers, managed care plans, and other organizations. Government and other third-party payors are increasingly attempting to contain health care costs, in part by challenging the price or benefit of medical products and services. Products with long-term benefits but initial short-term costs may not be acceptable to managed care plans or others with short-term payback requirements. Thus, significant uncertainty exists as to the reimbursement status of newly approved health care products, and there can be no assurance that adequate third-party coverage will be available to enable the Company to maintain price levels sufficient to realize an appropriate return on its investment in product development. If adequate coverage and reimbursement levels are not provided by government and third-party payors for use of the Company's planned products, the ability to market those products would be adversely affected.

     No Assurance of Market Acceptance for Proposed Products. There can be no assurance that any products successfully developed by the Company, independently or with its collaborative partners, if approved for marketing, will achieve market acceptance. The degree of market acceptance of any products developed by the Company will depend on a number of factors, including the establishment and demonstration of the clinical efficacy and safety of the Company's products, their potential advantage over existing therapies or diagnostics, and reimbursement policies of government and third-party payors. There is no assurance that physicians, patients, independent laboratories, or the medical community in general will accept and utilize any products that may be developed by the Company.

     Government Regulation; No Assurance of Regulatory Approval. The Company's activities are subject to extensive regulation by the FDA and health authorities in foreign countries. Regulatory approval for the Company's planned products (other than those for research rather than diagnostic or therapeutic use), will be required before such products may be marketed. The process of obtaining regulatory authorization involves, among other things, lengthy and detailed laboratory and clinical testing, manufacturing validation, and other complex and extensive procedures. The approval process is costly, time-consuming, and often subject to unanticipated delays. In the United States, the FDA has discretion in the approval process, and it is not possible to predict at what point, or whether, the FDA will be satisfied with the quality or quantity of information submitted by the Company to support its applications for marketing approval. There can be no assurance that the FDA will not require additional information or additional clinical trials that could substantially delay approval of applications. Moreover, there can be no assurance that FDA approval will cover the clinical indications for which the Company intends to seek approval, or will not contain significant limitations in the form of, for example, warnings, precautions, or contra-indications with respect to conditions of use. There can be no assurance that approvals for any of the Company's products, processes, or facilities will be granted on a timely basis, if at all. Any failure to obtain, or any delay in obtaining, such approvals would materially and adversely affect the Company. Further, even if such regulatory authorizations are obtained, a marketed product and its manufacturer are subject to continuing regulatory requirements and review, and later discovery of previously unknown problems with a product or manufacturer, or failure to comply with manufacturing or labeling requirements, may result in restrictions on such product or enforcement action against the manufacturer, including withdrawal of the product from the market. See "Business - Government Regulation."

     Risk of Product Liability; Insurance. The use of any products produced by the Company could expose the Company to product liability claims. The Company currently carries no product liability insurance, but intends to acquire such insurance prior to selling any of its licensed products for commercial use. There can be no assurance that the Company will be able to obtain or maintain such insurance, or if obtained, that sufficient coverage can be acquired at a reasonable cost. An inability to obtain or maintain insurance at acceptable cost or otherwise protect against potential product liability claims could prevent or inhibit the commercialization of the Company's planned products, including its research use only products. A product liability claim or recall could have a material adverse effect on the business or the financial condition of the Company.

        Dividends. Ixion has never paid any cash dividends and does not intend to pay any cash dividends on its Common Stock in the foreseeable future.

     Limited Experience in Sales and Marketing. The Company has no significant experience in pharmaceutical sales, marketing, or distribution.
To market any of its products directly, the Company must develop a substantial marketing and sales force with technical expertise and supporting distribution capability. Alternatively, the Company intends, for certain product candidates, to obtain the assistance of companies with established distributions systems and direct sales forces. There can be no assurance that the Company will be able to establish sales and distribution capabilities, will be able to enter into licensing or other agreements with established companies, or will be successful in gaining market acceptance for its products. See "Business - Business Strategy" and "Business - Manufacturing and Marketing."

     Absence of Manufacturing Facilities or Personnel; Dependence on Others. The Company owns no manufacturing facilities or equipment, and employs no direct manufacturing personnel. The Company anticipates using third parties to manufacture its products on a contract basis. There can be no assurance that the Company will be able to obtain such manufacturing services on reasonable terms. Having obtained such services, the Company would be dependent on its ability to manage all parties who may hereafter conduct manufacturing for it. See "Business - Business Strategy" and "Business - Facilities."

     Limitation on Liability of Directors and Officers. As permitted by Delaware law, the Certificate of Incorporation provides that no director of the Company will be liable for money damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) for approval of certain unlawful dividends or stock purchases or redemptions, and
(iv) for any transaction from which the director derived an improper personal benefit. See "Description of Securities."

     Control by Management and Existing Shareholders. At October 31, 1997, the current officers, directors, and members of their families sharing their household own or have rights to acquire within the next 60 days, directly or beneficially, 1,661,587 shares of Common Stock representing approximately 66% of the outstanding shares of the Company's Common Stock. In the event all of the Units offered herein are sold, following the Offering, such persons will own approximately 57% of the Company's Common Stock, and are and will be, able to control all matters requiring approval by the stockholders of the Company, including the election of Directors. In the event fewer than all of the Units offered herein are sold, the percentage of the Company's outstanding Common Shares held by the current officers, directors, and members of their families sharing their household would be between 66% and 57% of the outstanding Common shares of the Company. Such concentration of ownership may also have the effect of delaying or preventing a change in control of the Company that may be favored by other stockholders. See "Management" and "Principal Shareholders."

     Need for Additional Financing. Based on its current operating plan, the Company expects that the net proceeds of this Offering, assuming the sale of all the Units offered hereby, together with contract research revenue and possible grant income from grant applications made or to be made, will be adequate to satisfy its planned operating requirements for approximately 12 months, but will not be sufficient to fund the Company's operations to the point of introduction of a commercially successful product.

     The Company's plan of operations has been adjusted for four possible levels of sales of Units, ranging from all 400,000 Units sold to 100,000 Units Sold. (See "Use of Proceeds.") If only 200,000 Units were to be sold, the Company believes it will nevertheless be able, subject to the uncertainties of research and development discussed in this Risk Factors section (see "Uncertainty Associated with Preclinical and Clinical Testing") and elsewhere in this Prospectus, to carry out its research and development program in oxalate technology through the milestones of filing a 510(k) on the HOF Probe and filing an IND with regard to IxC1-62/47, the oxalate therapeutic, with the FDA, and will also be able to make further progress on its diabetes research over the next 12 months without additional capital. If fewer than 200,000 Units are sold, the Company's operations will necessarily be scaled back well below optimum levels.

     Even if the Company is able to sell all 400,000 Units, it will require significant additional capital, and its future capital requirements will depend on many factors, including the degree of success of the present Offering, the costs involved in future capital raising activities, continued scientific progress in its research and development programs, the magnitude of such programs, the potential addition of new programs, the progress of preclinical and clinical testing, the time and costs involved in obtaining regulatory approvals, the costs involved in preparing, filing, prosecuting and enforcing patent claims, competing technological and market developments, the establishment of collaborative agreements, costs of commercialization activities, and the demand for the Company's products, if and when approved. Ixion intends to commence additional financing activities shortly after the termination of this Offering, and it intends to seek further funding through additional arrangements with corporate partners, through public or private sales of debt or equity, or through other sources. Future financings may result in the issuance of securities which are senior to the Common Stock or result in substantial additional dilution of shareholders. There can be no assurance that additional funding will be available on acceptable terms, if at all. If adequate funds are not available, the Company may be required to curtail significantly or defer one or more of its research and development programs or to obtain funds through arrangements that may require the Company to relinquish certain technological or product rights. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" and "Use of Proceeds."

     No Minimum Amount for This Offering.   Because there is no minimum amount
of Units required to be sold in the Offering, all the cash received will go directly to the Company to be used as described in "Use of Proceeds." If only 22,200 or fewer Units are sold, the result would be that all the proceeds will be used to pay the expenses of the Offering. The sale of fewer than 100,000 Units would materially and adversely effect the Company in that it would be required to significantly limit its operational expenses, by curtailing significantly or deferring one or more of its research and development programs or to obtain funds through arrangements that may require the Company to relinquish certain technological or product rights. Such spending reductions would significantly extend the development time for the Company's products and limit the number of products developed. See "Use of Proceeds."

     Management's Broad Discretion in Application of Proceeds. The Company intends to use the proceeds of the Offering to pay the costs of the Offering and the balance will be added to the Company's working capital where it will be available for general corporate purposes, including repayment of bridge financing and the funding of the Company's research and development activities. As of the date of this Prospectus, the Company cannot specify with certainty the particular uses for the net proceeds to be added to its working capital. Accordingly, management of the Company will have broad discretion as to the application of the net proceeds of the Offering. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Product Research and Development Plan."

     Absence of Public Trading Market for Securities; Valuation. There is no public market for the Common Stock, and it is unlikely that any such market will develop after the Offering. There is no public market for the Charitable Benefit Warrants. By the terms of such Warrants, they will not be tradeable following the Offering. The Company does not currently meet the requirements for listing on an organized stock exchange or quotation of over-the-counter market maker trades on the Nasdaq market. After completion of the Offering, the Company may apply for a listing on a United States regional exchange, if the Company meets certain numerical listing requirements. However, there can be no assurance that the Company will be listed or that a market will develop or be sustained. If it does not, the Company has been advised that a registered securities broker-dealer may provide an order matching service for persons wishing to buy or sell shares, upon completion of the Offering. However, there is currently no agreement between the Company and such a
registered securities broker-dealer.  The Company may,    after termination of
the Offering,     seek to provide a passive, bulletin board system on the
Internet providing information to buyers and sellers of the Company's Common
Stock to facilitate trading.    Such passive bulletin board system, if any,
will be designed to comply with published rulings of the Securities and
Exchange Commission strictly limiting the operations of such system.      In
the absence of a public trading market, purchasers may be unable to resell the Common Stock for an extended period of time, if at all. See "Plan of Distribution."

     Development stage biotechnology valuations are rarely based upon traditional financial standards, like earnings multiple, current yield, or book value. In fact, the perception of the future value of the proprietary science, and any possible applications deriving from it, together with relative illiquidity and momentum often form the basis of stock performance in this industry. There is great risk that external perceptions will change over time, subsequently affecting the Company's ability to fund its
operations.   Thus, future trading prices, if any, of the Company's securities will depend on many factors, including, among others, those mentioned above, together with prevailing interest rates, the Company's operating results, preclinical and clinical trial results, scientific defections, personnel turnover at corporate partners, general conditions in the biotechnology industry, announcements of discoveries of new products by the Company, its competitors, and others, and the market for similar securities, which market is subject to various pressures, including, but not limited to, fluctuating interest rates. In addition, the stock market is subject to price and volume fluctuations unrelated to the operating performance of the Company.

        Risks of Low-Priced Stocks.   If the trading price, if any, of the
Common Stock were to fall below $5.00 per share, trading in the Common Stock would also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock" (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally defined as an investor with a net worth in excess of $1,000,000 or annual income exceeding $200,000, $300,000 together with a spouse). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Such information must be provided to the customer orally or in writing prior to effecting the transaction and in writing before or with the customer confirmation. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements may discourage them from effecting transactions in the Common Stock, which could severely limit the liquidity of the Common Stock and the ability of purchasers in this offering to sell the Common Stock in the secondary market.

Limitations on Transfer and Exercise of Charitable Benefit Warrants.
The Charitable Benefit Warrants included in the Units offered hereby may not be resold by investors. They are not otherwise transferable (other than by will or descent) except by gift to an approved qualified charitable organization. Approved qualified charitable organizations are certain tax exempt organizations approved by the Company and include, at the date of this Prospectus, the Juvenile Diabetes Foundation, the Joslin Diabetes Center, Inc., the American Kidney Foundation, the National Vulvodynia Association, the Crohn's & Colitis Foundation of America, the Cystic Fibrosis Foundation, the Oxalosis and Hyperoxaluria Foundation, the Mycological Society of America, the Intestinal Disease Foundation, the National Kidney Fund, the National Institute of Diabetes and Digestive and Kidney Diseases, the North American Mycological Society, the University of Florida Research Foundation, Inc., and Florida Cystic Fibrosis, Inc. Although investors may propose other charities to be added to the list of approved qualified charitable organizations, the Company has absolute discretion in granting or withholding its approval.

Charitable Benefit Warrants may be exercised at any time through their expiration date only by an approved qualified charitable organization. All other holders may not exercise their Charitable Benefit Warrants except during the tenth and final year of their term. See "Description of Securities - Charitable Benefit Warrants Included in the Units."

     Determination of Offering Price. The Company has unilaterally and arbitrarily determined the offering price of the Units. Among the factors considered in determining such price were offering prices of recent biotechnology initial public offerings, the Company's capital requirements, the percentage of ownership to be held by investors following the Offering, the prospects for the Company's business and the biotechnology industry, the assessment of the present early stage of the Company's development, the prospects for initiation or growth of the Company's revenues, and the current state of the economy in the United States. The offering price does not necessarily bear any relationship to the Company's assets, book value, earnings history, or other investment criteria and should not be considered an indication of the actual value of the Company's securities. See "Plan of Distribution."

     Possible Adverse Impact of Shares Available for Future Sale. Sales of substantial amounts of Common Stock (including shares issued upon the exercise of outstanding options and warrants or upon the conversion of the Unsecured Convertible Notes) in the public market, if any, after this Offering or the prospect of such sales could adversely affect any market price of the Common Stock and may have a material adverse effect on the Company's ability to raise any necessary capital to fund its future operations. Upon completion of this Offering, assuming all Units are sold, the Company will have 2,864,544 shares of Common Stock outstanding. The 400,000 shares included in the Units offered hereby will be freely tradeable without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act"), except for any shares held by "affiliates" of the Company within the meaning of the Securities Act which will be subject to the resale limitations of Rule 144 promulgated under the Securities Act ("Rule 144"). The remaining 2,464,544 shares are "restricted" securities that may be sold only if registered under the Securities Act, or sold in accordance with an applicable exemption from registration, such as Rule 144. The officers and directors, who together hold 1,628,544 shares of Common Stock, and rights to purchase an additional 42,452
shares of Common Stock    (of which 33,043 can be acquired within the next 60
days),     have agreed not to sell directly or indirectly, any Common Stock for a period of 180 days from the date of this Prospectus (the "Lock-up Agreements"). Commencing on the expiration of the Lock-up Agreements, 1,628,544 shares of Common Stock will be eligible for sale in the public market, if any, subject to compliance with Rule 144 In addition, holders of 1,051,544 shares of Common Stock, and holders of warrants and Unsecured Convertible Notes convertible into a maximum of an additional 340,917 shares
of Common Stock    have "piggyback"  registration rights and/or demand
registration rights     with respect to such shares.  If such holders, by
exercising their registration rights, cause a large number of shares to be registered and sold in the public market, if any, such sales or the perception that such sales could occur, could have a material adverse effect on the market price of the Common Stock.  In addition, any demand of such holders to include such shares in Company-initiated registration statements could have
an adverse effect on the Company's ability to raise needed capital.    In
addition, Messrs. Gaines and Peck, the Company's Chairman and CEO and President and Chief Financial Officer, respectively, own 969,496 shares of the Company's Common Stock subject to both "piggy-back" and mandatory registration rights under the provisions of their respective employment agreements. The demand by either of these executive officers for a registration of their securities (of which they may only make one) could, under certain circumstances, create a conflict between their personal interests and the Company's interests;
however, such demand may be postponed by the Company under the terms of the employment agreements for a reasonable period of time if the Company is conducting or about to conduct an offering of its securities and such offering would be adversely affected by the demand registration of the officers'
shares.  The Company may also decline a "piggy-back" inclusion of the officers' shares if it believes an offering of its securities would be
adversely affected.      See "Shares Eligible for Future Sale - Registration
Rights."

     Immediate and Substantial Dilution. This Offering involves an immediate and substantial dilution between the initial public offering price of $10.00 per share and the pro forma net tangible book value per share of Common Stock after the Offering. Such dilution will amount to $9.17 (92%) if all Units are sold; $9.49 (95%) if 75% of the Units are sold; $9.82 (98%) if 50% of the Units are sold; and $10.19 (102%) if 25% of the Units are sold. Dilution will be increased to the extent that the holders of outstanding options, warrants, and Unsecured Convertible Notes who have rights to acquire Common Stock at prices below the public offering price exercise such rights. See "Dilution."

              SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Statements herein regarding the dates on which the Company anticipates commencing clinical trials or filing of an Investigational New Drug Exemption Application ("IND") or application under Section 510(k) of the Food, Drug, and Cosmetic Act with respect to its product candidates, constitute forward-looking statements under the federal securities laws. Such statements are subject to certain risks and uncertainties that could cause the actual timing of such clinical trials or filings to differ materially from those projected. With respect to such dates, the Company's management team has made certain assumptions regarding, among other things, the successful and timely completion of preclinical tests, the approval of INDs for each of the Company's drug candidates by the FDA, the availability of Section 510(k) for its device candidates, the availability of adequate clinical supplies, the absence of delays in patient enrollment, and the availability of the capital resources necessary to complete the preclinical tests and conduct the clinical trials. The Company's ability to commence clinical trials or file an IND or 510(k) on the dates anticipated is subject to certain risks, including the risks discussed under "Risk Factors." Undue reliance should not be placed on the dates on which the Company anticipates filing an IND or 510(k) or commencing clinical trials with respect to any of its product candidates. Statements herein regarding the Company's research and development plans also constitute forward-looking statements under the federal securities laws. Actual research and development activities may vary significantly from the current plans depending on numerous factors including changes in the costs of such activities from current estimates, the results of the programs, the results of clinical studies referred to above, the timing of regulatory submissions, technological advances, determinations as to commercial potential, and the status of competitive products.

     All of the above estimates are based on the current expectations of the Company's management team, which may change in the future due to a large number of potential events, including unanticipated future developments.



                             USE OF PROCEEDS
The net proceeds to the Company from the sale of the Units, after deduction of estimated offering expenses, and the Company's anticipated use of
proceeds at each level of Units sold    is set forth below.      There is no
minimum number of Units that must be sold in the Offering, and all funds will be paid directly to the Company.

The Company intends to use a majority of the net proceeds (regardless of
the number of Units sold) to    pay the expenses of the Offering, to repay
bridge financing, if any, and to     fund the Company's general corporate
operations and research and development activities, including product characterization, method development, testing (including toxicology), cell line characterization, process development, clinical lot manufacturing, stability research protocols, and preclinical studies for the Company's proposed products. The amounts and timing of expenditures for each purpose is
subject to the broad discretion of the management and will depend on    the
amount of bridge financing, if any,     the progress of the Company's research
and development programs, technological advances, determinations as to commercial potential, the terms of any collaborative arrangements, regulatory approvals, and other factors, many of which are beyond the Company's control.


                           400,000       300,00      200,000      100,000
                          Units Sold    Units Sold  Units Sold   Units Sold
                            (100%)        (75%)       (50%)        (25%)
Gross Proceeds from
 Offering                 $4,000,000    $3,000,000  $2,000,000   $1,000,000
Less Offering Expenses       221,712       221,712     221,712      221,712
                               (5.5%)        (7.4%)     (11.1%)      (22.2%)
Maximum commissions          200,000        50,000     100,000       50,000
Net proceeds from
    Offering              $3,578,288    $2,628,288  $1,678,228     $728,288

Use of Net Proceeds
   R&D,  IPSCs            $  750,000     $ 650,000   $ 500,000    $ 200,000
   R&D, Oxalate            2,048,100     1,338,100     770,500      270,500
   Capital Equipment          40,000        30,000      20,000       10,000
   Patents                   150,000       150,000     125,000      100,000
   General Corporate         590,188       460,188     262,788      147,788

        The optimum rate of product development requires the sale of all 400,000 Units. If fewer than 400,000 Units are sold, the Company would delay or scale back its operations, as indicated above. In each case, in the opinion of management, the net proceeds of this Offering, together with anticipated revenues from operations, will allow the Company's product development and operations to proceed at the varying rates set forth above for at least 12 months. If only 200,000 Units were to be sold, the Company believes it will nevertheless be able, subject to the uncertainties of research and development discussed in this Prospectus to carry out its research and development program in oxalate technology through filing a 510(k) on the HOF Probe and filing an IND with regard to IxC1-62/47, the oxalate therapeutic, with the FDA, and will also be able to make further progress on its diabetes research over the next 12 months without additional capital. See "Management's Discussion of Results of Operations and Financial Condition - Liquidity and Capital Resources."

     Until required for operations, the Company's policy is to invest its cash reserves in bank deposits, certificates of deposit, commercial paper, corporate notes, U.S. government instruments, and other investment-grade quality instruments.



                               DILUTION

     As of September 30, 1997, the Company's Common Stock had a deficit in net tangible book value of $(1,208,645) or approximately $(.49) per share. The following table sets forth the difference between the price to be paid by new shareholders and the negative net tangible book value per share at
   September 30,     1997, as adjusted to give effect to the Offering.



                         400,000        300,000        200,000        100,000
                       Units Sold     Units Sold     Units Sold     Units Sold

Assuming a public
 offering price of      $10.00         $10.00         $10.00         $10.00

Net proceeds to
 Company              $3,778,288     $2,778,288     $1,778,288      $778,288

Net tangible book
 deficit per share for
 existing shareholders
 before Offering (1)    $(.49)         $(.49)        $(.49)         $(.49)

Increase per share
 attributable to
 payment
 for shares purchased
 by  new investors      $1.32          $1.00         $0.67          $0.30

Pro forma net tangible
 book value (deficit)
 after Offering (2)      $.83          $0.51         $0.18          $(0.19)

Dilution per share to
 new investors (2)(3)   $9.17          $9.49         $9.82          $10.19


(1) "Net tangible book deficit per share" is determined by dividing the number of shares of Common Stock outstanding into the tangible net deficit of the Company (tangible assets less total liabilities).


(2) "Dilution" means the difference between the public offering price per share and the net tangible book value (deficit) per share of Common Stock after giving effect to the Offering.

(3) Does not include the effects of any options or warrants or conversion of the Company's Unsecured Convertible Notes.


     The Company was initially capitalized by a sale of Common Stock to its founders. Subsequently, the Company has completed two private placements of Common Stock and a private placement of Unsecured Convertible Notes. The following table sets forth the difference between the Company's officers, directors, promoters, and affiliates thereof, and purchasers of the Units in the Offering with respect to the number of shares purchased from the Company (or which such persons have the right to purchase), the total cash consideration paid (or to be paid), and the average price per share. The table assumes that all of the Units offered hereby are sold.


                      Shares Issued(1)   Total Consideration(1)   Average Price

                       Number  Percent(2)    Amount  Percent(2)    Per Share
Officers, directors,
 promoters and
 affiliates            1,830,996   63%       $298,323   5.9%         $0.16

New Investors            400,000   13%     $4,000,000    78%        $10.00

(1)  Includes    42,452     shares which may be issued to officers, directors,
promoters, and affiliates upon exercise of stock options or conversion of
Unsecured Convertible Notes,    33,043     of which are issuable within 60
days, and the payment of the exercise or conversion price relating thereto and assumes the sale of all Units offered hereby.

(2) Shares purchased (or with rights to purchase) divided by the sum of total shares outstanding after Offering, plus all shares officers, directors, and promoters have rights to purchase.


                             DIVIDEND POLICY
     The Company has never declared or paid any cash dividends on its Common Stock and does not intend to pay any cash dividends on its Common Stock for the foreseeable future.

                             CAPITALIZATION

     The following table sets forth the capitalization of the Company as of
   September 30,     1997, and as adjusted  to reflect the receipt of the net
proceeds from the issuance and sale by the Company of the Units offered hereby at an assumed initial offering price of $10.00 per Unit. This table should be read in conjunction with the Company's financial statements and notes thereto included elsewhere in this Prospectus.


                           September 30, 1997
                              As Adjusted

                             400,000       300,000      200,000      100,000
                  Actual    Units Sold    Units Sold   Units Sold   Units Sold
Debt:

Short-term
 debt including
 current portion
 of long-term
 debt           $  91,454  $  91,454      $  91,454      $  91,454    $  91,454
Long-term debt
 less current
 portion (1)    1,249,053  1,249,053      1,249,053      1,249,053    1,249,053
Stockholders'
 Equity
 (Deficiency):
  Common Stock,
 $0.01 par value,
 4,000,000 shares
 authorized,
 2,464,544 shares
 issued and
 outstanding,
 2,864,544
 (100% sold),
 2,764,544
 (75% sold),
 2,664,544
 (50% sold),
 or 2,564,544
 (25% sold),
 as  adjusted
 (2)             24,645      28,645          27,645        26,645        25,645
Additional paid-
 in capital     912,684   4,486,972       3,537,972     2,588,972     1,639,972
Common stock
 warrants
 outstanding     20,494      20,494          20,494        20,494        20,494

Deficit
 Accumulated
 during the
 development
 stage       (1,722,434)  (1,722,434)    (1,722,434)   (1,722,434)  (1,722,434)

Less unearned
 compensation  (191,065)    (191,065)      (191,065)     (191,065)    (191,065)

Total capital
 (deficiency) $(955,675)   $2,622,612     $1,672,612     $722,612    $(227,388)



(1) Includes deferred fees and deferred salaries, including accrued interest, payable to related parties.

(2)     Excludes 43,900 shares reserved for issuance pursuant to the exercise
of outstanding stock options,    9,908 of which are exercisable, 23,630
shares reserved for issuance pursuant to outstanding warrants, 232,100 shares reserved for issuance to employees and 49,000 reserved for issuance to directors and members of the Scientific Advisory Committee pursuant to options available for grant under the Company's 1994 Stock Option Plan, 18,000 shares reserved for issuance under the Company's 1994 Board Retainer Plan, and up to 323,557 shares issuable upon conversion of the Company's Unsecured Convertible Notes.





                       SELECTED FINANCIAL DATA
     The selected financial data set forth below with respect to the Company's Statements of Operations for the years ended December 31, 1995 and 1996 are derived from the audited financial statements included elsewhere in this
Prospectus.  The selected financial data at    September 30,     1996 and 1997,
for the    nine months ended September 30    , 1996 and 1997, and for the
period March 25, 1993 (Date of Inception) through September 30, 1997, are derived from the Company's unaudited financial statements included elsewhere in this Prospectus and include, in the opinion of the Company, all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the Company's financial position at those dates and results of operations for
those periods. Operating results for the    nine months ended September 30,
1997 are not necessarily indicative of the results for any future period. The data set forth below should be read in conjunction with the Company's financial statements, related notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.


                       For the Period
                       March 25, 1993
                      (Date of
                       Inception)                           For the Nine Months
                       through             Year Ended                Ended
                       September 30        December 31            September 30
Statement
 Of
 Operations
 Data:                     1997        1995        1996        1996        1997
Revenues:              (unaudited)                                (unaudited)
 Income under
 Research
 agreement            $  275,000              $  139,079  $  133,333   $135,922
Income from
 SBIR Grant               91,650                  20,000                 71,650
Interest income           22,043      5,060        7,760       1,451      9,223
Other income              13,567      3,062        4,366       3,467      2,752
Total revenues           402,260      8,122      171,205     138,251    219,547

Expenses:
Operating,
 general and
 administrative        1,051,809    230,423      276,642     247,060    290,271
Research and
 development             963,758    130,984      392,010     275,906    432,378
Interest                 109,127     20,927       37,136      23,473     40,982
Total expenses         2,124,694    382,334      705,788     546,439    763,631
Net Loss             $(1,722,434) $(374,212)   $(584,583)  $(408,188)$(544,084)
Net Loss
 Per
 Common Share                     $   (0.18)   $   (0.22)  $   (0.17) $  (0.22)
Weighted
 Average
 Common
 Shares                           2,025,975    2,411,275   2,438,544  2,456,412

Balance Sheet                          September 30,
 Data:                                  (unaudited)
                              1996                            1997
Cash and cash
 equivalents                 491,865                         88,103
Working capital              432,528                          1,783
Total Assets                 617,968                        384,832
Total Liabilities          1,151,184                      1,340,507
Total Capital
 Deficiency                 (589,112)                      (955,675)


          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                       AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with the Financial Statements and the related Notes thereto included elsewhere in
this Prospectus.   This Prospectus contains forward-looking statements that
involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors" and in "Special Note Regarding Forward-Looking Statements."

Overview

     The Company is a development stage, biotechnology company.   The Company
is considered to be in the development stage because it is devoting substantially all of its efforts to establishing its business and its planned principal operations have not commenced.

     Since its inception in March of 1993, the Company's efforts have been principally devoted to research and development, securing patent protection, and raising capital. The Company has not received any revenues from the sale of products, and does not expect any of its product candidates to be commercially available for at least the next two to five years. From
inception through    September 30,     1997, the Company has sustained
cumulative losses of    $1,722,434.      These losses have resulted primarily
from expenditures incurred in connection with general and administrative activities, research and development, patent preparation and prosecution, and interest.

     The Company expects to continue to incur substantial research and development costs in the future resulting from ongoing research and development programs, manufacturing of products for use in clinical trials and preclinical and clinical testing of the Company's products. The Company also expects that general and administrative costs, including patent and regulatory costs, necessary to support clinical trials, research and development, manufacturing, and the creation of a marketing and sales organization, if
warranted, will increase in the future.   Accordingly, the Company expects to
incur increasing operating losses for the foreseeable future.   There can be
no assurance that the Company will ever achieve profitable operations.

     To date, the Company has not marketed, or generated revenues from the commercialization of, any products. The Company's current drug candidates are not expected to be commercially available for several years.

     The Company has only a limited operating history upon which an evaluation of the Company and its prospects can be based. The risks, expenses and difficulties encountered by companies at an early stage of development must be considered when evaluating the Company's prospects. To address these risks, the Company must, among other things, successfully develop and commercialize its product candidates, secure all necessary proprietary rights, respond to competitive developments, and continue to attract, retain and motivate qualified persons. There can be no assurance that the Company will be successful in addressing these risks. See "Risk Factors - Early Stage of the Company; Accumulated Deficit."

     The operating expenses of the Company will depend on several factors, including the level of research and development expenses. Research and development expenses will depend on the progress and results of the Company's product development efforts, which the Company cannot predict. Management may in some cases be able to control the timing of development expenses in part by accelerating or decelerating preclinical testing and clinical trial activities. As a result of these factors, the Company believes that period-to-period comparisons in the future are not necessarily meaningful and should not be relied upon as an indication of future performance. Due to all of the foregoing factors, it is possible that the Company's operating results will be below the expectations of market analysts, if any, and investors. In such event, the prevailing market price, if any, of the Common Stock would likely be materially adversely affected. See "Risk Factors - Absence of Public Trading Market for Securities; Valuation."


Results of Operations

Nine Months Ended September 30, 1996 and 1997

      The Company's revenues under research agreements increased 1.9% from $133,333 in the first nine months of 1996 to $135,922 in the first nine months of 1997, due entirely to recognition and receipt of income from a research support agreement with Genetics Institute, Inc. Revenues under the Genetics Institute agreement will cease at the end of the agreement in 1997. Income from the Company's SBIR grant increased from none in the first nine months of 1996 to $71,650 in the equivalent period of 1997. That grant expired on September 30, 1997 and no further revenues are expected under it.

     Interest income increased 536% from $1,451 in the third quarter of 1996 to $9,223 in the same period in 1997. This increase was attributable to the investment of the proceeds from the sale of Unsecured Convertible Notes in the last quarter of 1996. Interest income will decline as these funds are used for operating expenses.

     Operating, general and administrative expenses increased 17.5% from $247,060 in the first nine months of 1996 to $290,271 in the first nine months of 1997. These increased expenses reflect increased personnel and increased patent amortization expenses and amortization of certain capitalized costs incurred in connection with the offering of Unsecured Convertible Notes in the fourth quarter of 1996, offset to some degree by a decline in legal expenses in 1997 compared to 1996. Both these amortization expenses commenced during 1997. The Company expects its general and administrative expense to increase during the remainder of 1997 and 1998 as a result of the hiring of additional personnel, increased amortization of capitalized patent costs as new patents are issued, and increased amortization of capitalized private placement expenses.

      Research and development expenditures consist primarily of payroll-related expenses of research and development personnel, laboratory supplies, animal supplies, laboratory rent, depreciation on laboratory equipment, development activities, payments for sponsored research, and payments to scientific and regulatory consultants. Research and development expenses increased 56.7% from $275,906 in the first nine months of 1996 to $432,378 in the first nine months of 1997, primarily as a result of additional research and development personnel, the rental of additional lab space, and increased research activities. The Company anticipates that its research and development expenses will continue to increase during the next 12 months as the Company expands research and development programs and preclinical and clinical testing for its product candidates and technologies under development.

      Interest expense increased 75% from $23,473 in the first nine months of 1996 to $40,982 in the first nine months of 1997 due primarily to interest on the Company's Unsecured Convertible Debt, issued in the last quarter of 1996, and the compounding of interest on deferred fees and salaries, including deferred interest, payable to related parties. See "Management - Deferred Compensation Plan." Interest will continue to increase during 1997 as a result of the Unsecured Convertible Notes' being outstanding for the entire year, and as a result of the continued compounding of interest on deferred fees and salaries accounts.

Years Ended December 31, 1995 and 1996
     The Company recognized contract research and development revenues of $159,076 for the first time in the year ended December 31, 1996. This revenue consisted of a portion of the $200,000 payment under a research support agreement between the Company and Genetics Institute, Inc. (received upon execution of the agreement), which the Company is recognizing, ratably over
the 12-month life of the research project.   Revenues also included funds
received under a grant from the National Institutes of Health under the Small Business Innovation Research ("SBIR") Program. Prior to this, the Company's only revenues had been from interest income and nominal consulting fees for services rendered by Ixion personnel to the Biotechnology Development Institute. Revenues under the Genetics Institute Agreement are expected to cease in 1997. Payments of up to $73,000 under the SBIR will continue in
1997, but will terminate    in September     1997.

     Other income increased 43% from $3,062 in 1995 to $4,366 in 1996 due primarily to an increase in consulting fees for services rendered by Ixion personnel to the Biotechnology Development Institute.

     Operating, general and administrative expenses increased 20% from $230,423 in 1995 to $276,642 in 1996, primarily due to additions to the Company's personnel.

     Research and development expenses increased 199% from $130,984 in 1995 to $392,010 in 1996. This increase was primarily attributable to increases in research personnel and the scale of research operations during the year. The Company recorded non-cash compensation expense in the amount of $139,295 in 1996 related to the issuance of compensatory options and restricted stock.

     Interest expense increased 77% from $20,927 in 1995 to $37,136 in 1996, due primarily to additions to deferred fees and salaries, including deferred interest payable to related parties, arising from the deferral of fees and salaries in 1993, 1994, 1995, and 1996 by Company officers and consultants, and the compounding of deferred interest in those accounts, and to the interest on the Company's Unsecured Convertible Notes issued in the last quarter of 1996.

Liquidity and Capital Resources

     In September 1996, the Company completed a private placement transaction in which it sold Unsecured Convertible Notes for an aggregate gross consideration of $787,270. In addition on April, 16, 1996, the Chairman and Chief Executive Officer and the President of the Company each entered into an agreement to extend the Company up to $25,000 in the form of a bridge loan. Interest on the loan is at 8% but can be reset annually, at the election of either party, to the prime rate in effect on January 1 of any given year, plus 3%. Under these agreements, the Company borrowed a total of $32,100, all of which was repaid in cash by the Company on June 14, 1996. In addition, the Chairman, on June 21, 1996, agreed to increase his loan commitment to an amount up to $150,000, if necessary, to enable the Company to continue operations. These facilities are available to the Company, but no amounts are
outstanding at    September 30, 1997. The Company expects to borrow and repay under these facilities from time to time to meet working capital needs.
The Company does not have any bank financing arrangements. The Company's long-term indebtedness consists primarily of deferred fees and salaries payable to related individuals and a chattel mortgage agreement.

     At    September 30, 1997, the Company had $88,103     in cash and cash
equivalents, and working capital of    $1,783    .

     On January 1, 1996, the Company purchased laboratory equipment pursuant to a chattel mortgage agreement in the amount of $32,309. The agreement calls
for monthly payments of $897, commencing August 1, 1996.   The Company
anticipates making capital expenditures of approximately $40,000 for the year ended December 31, 1997, primarily for acquisitions of additional laboratory and office equipment.

     For the period March 25, 1993 (date of inception) through    September 30,
     1997, the Company capitalized costs of    $202,245     associated with the
prosecution of various patent applications. As further research continues and the Company acquires additional patent rights, management expects the patents pending asset to increase.

     The Company has incurred negative cash flows from operations since its inception, and has expended and expects to continue to expend in the future, substantial funds to complete its planned product development efforts, commence clinical trials, and diversify its technology. The Company's future capital requirements and the adequacy of available funds will depend on numerous factors, including the successful commercialization of its HOF Probe and IxC1-62/47, progress in its product development efforts, the magnitude and scope of such efforts, progress with preclinical studies and clinical trials, the cost of contract manufacturing and research organizations, cost of filing, prosecuting, defending and enforcing patent claims and other intellectual property rights, competing technological and market developments, and the development of strategic alliances for the development and marketing of its
products.  The        Company requires the proceeds of this Offering and
interest thereon to meet its planned operating requirements through    December
31, 1998.      In the event the Company's plans change or its assumptions change or prove to be inaccurate or the proceeds of the Offering prove to be insufficient to fund operations (due to unanticipated expenses, delays, problems or otherwise), the Company could be required to seek additional financing sooner than currently anticipated. In addition, the Company will be required to obtain additional funds in any event through equity or debt financing, strategic alliances with corporate partners and others, or through other sources in order to bring its products through regulatory approval to commercialization. The terms and prices of any equity or debt financings may be significantly more favorable than those of the Units sold in this offering.
The Company does not have any material committed sources of additional financing, and there can be no assurance that additional funding, if necessary, will be available on acceptable terms, if at all. If adequate funds are not available, the Company may be required to delay, scale-back, or eliminate certain aspects of its operations or attempt to obtain funds through arrangements with collaborative partners or others that may require the Company to relinquish rights to certain of its technologies, product candidates, products, or potential markets. If adequate funds are not available, the Company's business, financial condition, and results of operations will be materially and adversely affected.

     Until required for operations, the Company's policy is to invest its cash reserves in bank deposits, certificates of deposit, commercial paper, corporate notes, U.S. government instruments and other investment-grade quality instruments.

Product Research and Development Plan

     The Company's plan of operation for the 12 months following completion of this Offering will consist primarily of research and development and related activities including:

   further development of the Company's IPSC research programs aimed at proprietary populations of functioning islets for transplantation into diabetic patients;

   continuing the funding of the ongoing discovery program in which the Company intends to identify and characterize novel growth factors associated with the IPSCs, to discover factors important in islet cell differentiation and possible regulation of diabetes and to identify stem cell markers to which the Company hopes to produce antibodies useful in stem cell isolation;

   further preclinical development of the Company's diagnostic HOF Probe for Oxalobacter formigenes detection, and if successful, the initiation of clinical trials;

   further development of IxC1-62/47, including formulation, product characterization, method development, testing (including toxicology), cell line characterization, process development, clinical lot manufacturing, stability, research protocols, and preclinical studies for the Company's proposed products, primarily its oxalate-related products;

   continuing the prosecution and filing of patent applications; and

   hiring additional employees.

     The actual research and development and related activities of the Company may vary significantly from current plans depending on numerous factors, including changes in the costs of such activities from current estimates, the results of the Company's research and development programs, the results of clinical studies, the timing of regulatory submissions, technological advances, determinations as to commercial potential and the status of
competitive products.   The focus and direction of the Company's operations
will also be dependent upon the establishment of collaborative arrangements with other companies, and other factors.

     There can be no assurance that the Company will be able to commercialize its technologies, or that profitability will ever be achieved. The Company expects that its operating results will fluctuate significantly from quarter to quarter in the future and will depend on a number of factors, many of which are outside the Company's control.

Recent Accounting Pronouncements

     In February, 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings Per Share. This statement, which is effective for the Company's annual report for the year ended December 31, 1997, establishes new requirements for the calculation, presentation, and disclosure of earnings per share. The Company estimates that earnings per share presented in accordance with Statement No. 128 would not differ materially from what is currently presented.

     In June 1997, the FASB issued Statement No. 130, Reporting Comprehensive Income. This statement, which is effective for the Company's annual report for the year ended December 31, 1998, establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. Adoption of this standard is not expected to have a material impact on the Company's financial statements or results of operations.



                                BUSINESS

                               The Company

      Ixion Biotechnology, Inc. ("Ixion" or the "Company"), is a development stage, discovery research biotechnology company, with several product candidates in development. The Company is the holder of world-wide exclusive licenses to patents and pending patents in two key areas: diabetes and oxalate-related disorders. Ixion has executive offices and development laboratories (including small scale fermentation, cell culture, and purification capabilities) at the Biotechnology Development Institute, a small business incubator operated by the Biotechnology Program at the University of Florida.

     Ixion is developing diabetes products based on its Islet Progenitor/Stem Cell ("IPSC") technology, including a proprietary line of in vitro (in test
tube) islet stem cells for use in    islet     transplantation therapy.  This
development program is aimed at optimizing the growth of functioning islets or islet progenitors in vitro from IPSCs which Ixion has established in cell
cultures.     The transplantation of islets is the only known potential cure
for Type I diabetes.      The Company believes that successful islet
transplantation therapy will provide better management of diabetes than conventional treatment with insulin and other metabolic regulators. Conventional treatment can result in hyper- and hypo-glycemic episodes which are a major cause of diabetic complications. Ixion's technology is intended to ameliorate this condition by implanting functional islets into the body in order to materially improve control of blood glucose levels.

     In addition to developing its cell transplantation therapy, Ixion has an ongoing discovery program to identify and characterize IPSCs as well as novel growth factors associated with them. The goal of this program is to discover factors important in islet cell differentiation and to identify stem cell markers to which the Company hopes to produce antibodies useful in stem cell isolation. All of the Company's potential diabetes products are in the discovery research stage.

     Diabetes is a chronic, complex metabolic disease. Type I (often referred to as Insulin Dependent Diabetes or IDD) is characterized by an inability to produce insulin due to the destruction of the insulin-producing cells of the
pancreatic islets of Langerhans.   Type I diabetes also leads to many serious
conditions ranging from death from diabetic coma or insulin shock, to end stage renal disease, blindness, amputations, nerve damage, and cardiovascular and periodontal disease. Over 16 million people in the United States have
diabetes, of whom five to ten percent (or about    800,000     patients) have
Type I, the most severe form of the disease, and must take insulin. An additional one and one-half million Type II patients also take insulin.
Annual expenditures on all forms of diabetes are over    $100 billion.

     The Company is also developing products based on its oxalate technology for the diagnosis and treatment of oxalate-related diseases. Excess oxalate from dietary and metabolic sources plays a role in a variety of disorders including kidney stones, hyperoxaluria, cardiomyopathy, cardiac conductance disorders, cystic fibrosis, Crohn's disease, renal failure and toxic death,
and vulvodynia.     The Company's oxalate technology is based on genes from the anaerobic intestinal bacteria, Oxalobacter formigenes, which produce enzymes responsible for oxalate degradation in healthy people. Inadequate colonies of
O. formigenes result in reduced ability to degrade oxalate.

     There are approximately one million kidney stone incidents annually in the United States. Annual expenditures on kidney stone incidents exceed $1.8 billion. There are approximately 25,000 cystic fibrosis patients in the
United States; these patients are at materially increased risk of kidney stones as a result of excess oxalate.  There are from 5,000 to 16,000 new cases of Inflammatory Bowel Disease annually, resulting in 100,000
hospitalizations, 60% from Crohn's Disease    which is associated with enteric
hyperoxaluria    .  Vulvodynia, a chronic multifactorial disorder, believed to be in some degree oxalate-related, results in painful and debilitating symptoms affecting the tissue surrounding the vagina and urethra. There are no population studies of the incidence or prevalence of vulvodynia, but estimates range as high as 150,000 to 200,000 U.S. women with this condition. Very few effective treatments, if any, exist for these disorders.

     The most developed product candidate in Ixion's development pipeline is a combination diagnostic and therapy for the management of oxalate-related disorders.

     The diagnostic component of the Company's oxalate-related disease management product is a DNA probe for the rapid and sensitive detection of human O. formigenes (the "HOF Probe"). The current tests for O. formigenes are laborious, time consuming, and unreliable, and are limited by (1) the difficulties of anaerobic culture methods, (2) the inability to standardize and accurately quantitate the presence of the bacteria, and (3) the fact that the tests cannot be automated. In addition, the current tests are not sensitive and are poorly suited to a clinical setting. The HOF Probe, on the other hand, can accurately and reliably detect very small numbers of O. formigenes, is quantitative, and is capable of automation.

     The therapeutic component of the Company's oxalate-related disease management product is an orally administered product consisting of a recombinant form of two enzymes normally found in O. formigenes and responsible for oxalate degradation ("IxC1-62/47"). The Company believes that the administration of IxC1-62/47 will greatly diminish the recurrence of calcium oxalate kidney stones and will have positive therapeutic effects on other oxalate-related disorders.

     The Company intends to file an Investigational New Drug application with the Food and Drug Administration for its IxC1-62/47 enzyme therapy for oxalate-related diseases and an application under Section 510(k) of the Food, Drug, and Cosmetic Act for the HOF Probe, both within 12 months from the date of this Prospectus. See "Business - Government Regulation."

     Ixion is in the development stage, has earned only limited revenues, the majority of which have been research and development payments, and has
incurred accumulated deficits of approximately    $1,722,434     from its
inception through    September 30    , 1997.  See "Risk Factors."

Industry Description and Outlook

     In 1996, the U.S. biotechnology industry was composed of approximately
1,300 companies, public and private.   Sales for the industry as a whole
increased by 16.0% to $10.8 billion. The public market for biotechnology financing was robust during 1996 with the industry raising about $4.5 billion compared to $2.2 billion in 1995. Total financings (excluding milestone payments and equity purchases by corporate partners) amounted to $7.5 billion.
For the first    nine     months of 1997, financings have declined to about
half of the 1996 level. The biotechnology industry is part of the broader health care industry in the United States, which accounts for approximately 14% of the country's gross domestic product, or approximately $1 trillion.

     Diabetes.   Diabetes is the world's most common metabolic disease.  In
   1995    , there were over    16     million diabetics in the United States.
There are 21 million diabetics in Europe and as many as    100     million
worldwide.  Type I patients compose from 5% to 10% of the total number of
diabetics in the U.S., or approximately    800,000     patients.  An additional
1.5 million Type II diabetics also take insulin. There are approximately 500,000 to 600,000 new patients annually in the U.S., of which 35,000 to 50,000 are Type I diabetics.Approximately 25 percent of the new Type II patients (or approximately 110,000) will also take insulin.

            In 1995, diabetes accounted for over 10% of total U.S. health
care expenditures, or approximately    $100     billion.  In 1992, the American
Diabetes Association estimated that another $47 billion was spent in indirect costs, such as lost wages. Other sources have estimated that indirect costs may actually exceed the direct costs. Complications of the disease include amputations of toes and feet, blindness, ulcers, nerve damage and cardiovascular, periodontal, and kidney disease. Approximately 30% to 40% of people with Type I diabetes will develop diabetic nephropathy leading to kidney dialysis and renal transplants. Overall, diabetes is the fourth leading cause of death in the U.S.

     Current therapies, including insulin shots, amylin therapy, or oral hypoglycemic medication modulate blood glucose, but cannot consistently maintain the diabetic's blood glucose at normal levels. The Diabetes Control and Complications trial, a nine-year NIH study, demonstrated that maintaining blood glucose at normal levels reduces by approximately 60% the risk of development and progression of diabetes complications. However, there is no therapy that supplies insulin in response to changes in blood glucose with the speed and precision of functioning islets. The Company believes that approximately 500,000 insulin dependent diabetics are candidates for islet transplantation and that successful transplantation of islets capable of providing constant glucose control will ameliorate the complications of the
disease.    While islet transplantation is the only known potential cure for
Type I diabetes,     transplant therapy is an early stage procedure and
results,as is common for early stage procedures, for the adult islet
transplants performed to date have been disappointing.   Although there can be
no assurance, the Company believes that the success rate of transplant therapy will improve over time.

     Kidney stones. Kidney stones are a major health care problem in the United States, and a worse one in other parts of the world. Nearly one in every 1000 residents in the United States has been hospitalized for stones, and autopsies have revealed that one in every 100 persons have observable stone formation in their kidneys. Between seven and ten of every 1000 hospital admissions in the United States are for kidney stones; this is
approximately 248,000 hospital admissions annually.   There are approximately
one million kidney stone incidents annually, the seventh leading cause of physician visits. Nationwide, approximately 12% of the U.S. population will develop stones in their lifetimes, but stones are particularly common in the region from Virginia to New Mexico, commonly referred to as the "stone belt." In other parts of the world, particularly the Middle-East, Asia, and India, kidney stones are an even worse problem since hot climates seem to favor stone formation.

     If a stone cannot be passed, it is surgically removed or shattered by extracorporeal shock-wave lithotripsy. Both treatments are expensive, with the average lithotripsy costing $4,617 and surgery costing $8,308 (including the hospital stay). Approximately 30% of patients with kidney stones are hospitalized, the remainder pass the stone at home, which, while not particularly expensive, is exceedingly painful. Based on 1993 data, the total annual cost of kidney stones in the United States was conservatively estimated at $1.83 billion annually.

     Unfortunately, kidney stones usually recur; although for most patients, the time between episodes can be years. The majority of kidney stones are made of oxalate, which is an end product of metabolism in the body, and an important component of a typical diet. The intestinal oxalate degrading bacteria, Oxalobacter formigenes, plays an important role in oxalate homeostasis, both by regulating intestinal absorption of dietary oxalate and also its secretion into intestinal lumen from the blood by maintaining a transepithelial gradient. Thus it may be clinically important to screen and treat patients with oxalate-associated diseases like kidney stones, enteric hyperoxaluria, cardiomyopathy, cardiac conductance disorders, cystic fibrosis, Crohn's disease, renal failure and toxic death, and possibly vulvodynia for the presence or absence of the bacterium. Indeed, recent research indicates an increased risk of kidney stones in patient populations with significantly decreased intestinal colonization by O. formigenes. This may be particularly true of patients with cystic fibrosis, who are at materially increased risk of kidney stones as a result of excess oxalate.

     Inflammatory Bowel Disease. Inflammatory Bowel Disease ("IBD") is a general term which covers two primary chronic disorders that cause inflammation or ulceration in the small and large intestine: Crohn's disease and ulcerative colitis. The cause of IBD is unknown, with many theories, none proven. One theory is that an agent, like a virus or a bacterium, affects the immune system, thus causing an inflammatory reaction in the intestinal wall. While there is evidence that IBD is associated with abnormalities in the immune system, it is not known whether they are cause or effect of the disease. Many persons with IBD are also hyperoxaluric, suggesting that excess oxalate may be a complicating factor in the disease, or may lead to increased risk of kidney stones. In 1987, the latest data available, the number of new cases of IBD in the United States annually ranged from two to six per 100,000 of population. There were about 100,000 hospitalizations annually, approximately 64% for Crohn's.

     Vulvodynia. Vulvar vestibulitis syndrome ("vulvodynia") is a complex, multifactorial disorder with painful and debilitating symptoms affecting the tissue surrounding the vagina and urethra, including intense burning, itching, and inflammation. In chronic cases it is very disruptive of a person's life. Recognition of this condition as a significant, physiological syndrome appeared in medical journals only a decade ago. There are no population studies of the incidence or prevalence of vulvodynia although the condition may affect from 150,000 to 200,000 American women. Because the cause is often unknown, treatments have been aimed at symptoms and include xylocaine, acupuncture, hypnotherapy, interferon injections, and, as a last resort in chronic cases, surgery. Recent research suggests that vulvodynia is associated with oxalate, with some investigators reporting significant improvement following control of dietary oxalate.

     Other Oxalate Related Markets. Two additional products which could make use of Ixion's oxalate technology include improved kidney dialysis devices and
an improved urological catheter.  As of    1996    , there were approximately
   287,000     U.S. hemodialysis patients and approximately 300,000 more in
Europe and Japan. The use of the Ixion oxalate technology could significantly reduce the time that patients spend in dialysis by increasing the efficiency of oxalate removal during the process.

     The world market for urological drains (catheters) was $675 million in 1995. Catheters often foster infection and account for the leading side effect of an invasive hospital procedure. One major cause of catheter infection is the build-up of oxalate crystals on the catheter. The Ixion oxalate technology would allow an improved catheter which would inhibit or dissolve encrusted oxalate crystals, thus reducing the potential for infection.

Business Strategy

     The Company intends to market its initial diagnostic products, while working with strategic partners to take its planned therapeutic products through clinical trials into the market.

     Basic Research.        Ixion has used and intends to continue to use
cooperative research and development agreements with the University of Florida
for basic discovery research.  The University    of Florida     is the tenth
largest university in the nation and is the largest research institution in the Southeast. In 1995, it ranked ninth in the United States in gross royalties received from patent licenses, and sixteenth in the United States in the number of U.S. patents obtained.

     Technology Evaluation and Development.  The Company plans to use its
affiliation    with the University of Florida Biotechnology Program     to seek
out, evaluate, license, and develop cutting-edge university based biotechnology. The Company's scientific and business team will review early stage academic inventions, identify discoveries which are scientifically innovative and commercially promising, obtain licenses from the University, and develop the discoveries to add value by confirming the initial observations. Discoveries that support the Company's core technologies will be retained for further development; the remainder will be licensed-out to generate immediate royalty revenue.

   The Company's relationship with the scientists at the University of Florida is based upon personal relationships between Ixion's management and University of Florida members of the Company's Scientific Advisory Board, on the one hand, and other members of the University of Florida faculty on the other. These relationships are facilitated by the Company's location at the University of Florida's research park and by the business consulting provided by Ixion management to University faculty at no cost, by arrangement with the Biotechnology Program. The Company has no formal agreement providing general access to rights to University research, nor to advance notice of disclosures by University researchers.

     The University's faculty has only recently begun to engage in commercial collaborations in significant numbers, thus many promising commercial discoveries have not been exploited, for example, the Company recently licensed an anti-microbial patent from two members of the University of Florida faculty. See "Business-Licensed Technology." In addition, academic intellectual property is often embryonic and, therefore, too risky, expensive, and time consuming for large pharmaceutical and biotechnology companies to acquire and develop. Ixion, on the other hand, is in a position to perform "applied basic" research inexpensively, either in its labs or through cooperative research agreements, in order to add value to the technology such that it is of greater interest to commercial licensees. By increasing the maturity stage of the technology, Ixion hopes to capture an enhanced return upon licensing-out for royalty and milestone payments. See Figure 1, below.


                                           Discovery supports core technology.
                                            /  Ixion develops product.
                                           /
                                          /
                                         /
University-Discovered           Ixion   /    Substantial commercial potential,
  Very Early Stage    --------Evaluation-----    but not  within core focus.
    Technology                          \      Ixion develops technology,
                                         \       then licenses out.
                                          \
                                           \
                                            \
                                             Discovery lacks  commercial
                                                 promise or no Ixion
                                                 capability for further
                                                 development.
                                               Ixion declines license.

Figure 1 - Ixion Technology Opportunity Strategy

     Ixion intends to continue to develop collaborative arrangements with leading researchers at the University of Florida and at other research institutions in its core oxalate and diabetes areas to diversify and strengthen its intellectual property estate and to establish its reputation and credibility in the scientific and medical communities.

     Collaborative Product Development and Marketing with Established Companies. Ixion plans to develop products in collaboration with other companies. Collaborative agreements may call for Ixion's collaborative partners to provide research funds as well as clinical and other support during product development, although Ixion may develop and test ideas independently before entering into a collaborative agreement. The Company contemplates that its partners will provide an established and trained marketing and sales force, as well as GMP manufacturing experience, clinical trial expertise, support for patent prosecution, and other capabilities.

     Independent Product Development. The quality of Ixion's scientific team also permits independent product development. Independently developed products will provide the Company with the flexibility either to market the product directly or enter into agreements with pharmaceutical partners on terms more favorable to the Company. While independent product development is riskier than collaborative development, the Company may be able to retain a higher proportion of any eventual product revenue stream. The Company's HOF Probe is an example of independent product development.

     Contract Clinical Trial and Manufacturing Services. Initially, the Company has elected to retain contract vendors to support clinical studies
and product development.  Moreover, it will not    initially     construct its
own good manufacturing practices ("GMP") manufacturing facilities.   By
contracting with a qualified manufacturing company, Ixion will be able to obtain immediate access to the necessary GMP and regulatory skill base at low entry costs. The Company thus expects to minimize the time to market, maintain control over development candidates, and reduce its financial risk when product risk is the greatest.

Product Development

     The Company's first target products for diabetes will be a population of cultured islet or pancreatic cells for use in diabetes treatment, and its first target products for oxalate-related diseases will be the HOF Probe and the IxC1-62/47 enzymatic treatment for oxalate-related conditions. The Company also plans other products that will detect and measure the presence of oxalate or Oxalobacter formigenes in urine or blood. Certain of these products may be suitable for use in research applications and, subject to certain limitations, would not require FDA approval prior to use in that context. (See "Business - Government Regulation," below.)

     Genetics Institute Sponsored Research Agreement. In connection with its potential diabetes products, in June 1996, the Company entered into a sponsored research agreement with Genetics Institute, Inc. ("GI"), a leading biopharmaceutical firm. The sponsored research agreement related to the Company's IPSC technology and granted GI an option to a right of first negotiation for an exclusive world-wide license to the Company's IPSC technology and any improvements or developments relating to IPSC technology which arise during the term of the agreement. The Company expects this
agreement    will expire     in 1997,    and     that GI will not exercise its
option.

     Descriptions of Planned Diabetes Products. Ixion intends to develop products to enhance research into the disease of diabetes, as well as therapeutic approaches where Ixion's proprietary technology offers unique solutions.

     Islet transplantation to reverse diabetes or reduce insulin dependency has been limited by, among other things, immunological attack resulting in rapid rejection of transplanted tissue. In addition to the immunologic difficulties, there are significant shortages of human islets suitable for transplant or research, with only 4,000 or fewer pancreases available for transplant annually. Xenotransplants using porcine islets face additional difficulties, such as the possibility of cross-species viruses. To date,
efforts to propagate commercial quantities of    human     islets in vitro (in
the test tube) from either fetal or adult tissue has had minimal success. The Company believes that a source of reproducible islet cells would significantly improve the speed and results of research into transplanted islets.

     Ixion's IPSC technology permits the successful growth of in vitro pancreatic-derived, pluripotent (e.g., able to differentiate) islet-producing cells from mice. When mouse cells were implanted into clinically prediabetic mice, the implanted mice were successfully weaned from insulin until they were sacrificed for histological studies. The Company has also been successful in propagating human islet cells from children and adult donors as well, but has not transplanted such islets at the date of this Prospectus.



     The following table summarizes the current status of the Company's IPSC research and development program for diabetes products.

                 Product Development-Diabetes IPSC Technology

        Product          Planned Research Products                Status (1)

Cultured IPSCs      Implantation in vivo of encapsulated          Research
 or Islets          cells for study of protected
                    implantations to reverse diabetes

Genetically         Implantation in vivo without                  Research
 Engineered IPSCs   encapsulationfor study of
                    unprotected implantations
                    to reverse diabetes

Islet Growth        Promotion of cell growth                      Research
 Factors            and differentiation of
                    pancreatic explants

Nucleic Acid        Genetic and phenotype analysis                Concept
 Probes


Surface             Analysis of health or disease                 Concept
Antibodies          of biopsy specimens

                    Identification of cells

                    Enrichment of specific cell types

                    Isolation and identification of
                    cells by stage of differentiation

                    Production of knock-out lines of
                    pancreatic cells


                       Planned Clinical Products

Cultured IPSCs      Encapsulated implantation in vivo            Concept
 or Islets          to reverse diabetes

Genetically         Transplantation without                       Concept
 Engineered         encapsulation (or other
 IPSCs              Means of immunologic protection) in
                    vivo to reverse diabetes

Islet Growth        Correct disease deficiencies                  Concept
Factors
                    Promote greater efficiency
                    in culturing cells for transplantation

                    Elucidation of diabetes disease process

                    Monitor disease stages


(1) "Concept" includes feasibility, theoretical market, and product design studies based on laboratory or other data. "Research" includes discovery research, development of the product's physical form and specifications, and its initial production. "Preclinical" denotes efficacy, pharmacology, safety, or toxicology studies in animal models.


     Descriptions of Planned Oxalate Products. At the present time, there is no commercial method of rapidly and easily detecting the presence or absence of O. formigenes in the body or of measuring oxalate levels in a patient's blood. The current tests for O. formigenes are laborious, time consuming, and unreliable, and are limited by (1) the difficulties of anaerobic culture methods, (2) the inability to standardize and accurately quantitate the presence of the bacteria, and (3) the fact that the tests cannot be automated. In addition, the current tests are not sensitive and are poorly suited to a clinical setting.

     The only commercially available tests for levels of oxalate in the human body are currently performed in clinical labs by measuring oxalate concentrations in urine. Available assays for measuring oxalate levels in urine also have major drawbacks: the samples require careful processing to remove inhibitory substances, the tests are complex and cumbersome, and they often fail to provide consistent results. Accordingly, such tests cannot be performed in many hospital labs or in a doctor's office. Ixion's planned oxalate products are designed to address these drawbacks.

     The HOF Probe. Ixion's oxalate technology consists of cloned, sequenced, and expressed genes encoding the oxalate degrading enzyme and formate degrading enzyme from the intestine dwelling bacteria, Oxalobacter formigenes. Ixion's Dr. Sidhu, in collaboration with Dr. Milton Allison, a member of Ixion's Scientific Advisory Board and the discoverer of O. formigenes, has used these genes to construct a DNA probe (the "HOF Probe") to detect the presence of O. formigenes in easily-collectable stool samples. O. formigenes is a gram negative anaerobe present in humans and other animals. The role of this species in intestinal management of oxalate is supported by findings showing significantly decreased intestinal colonization in patient populations at increased risk of kidney stones. Research in this area has been inhibited by the difficulty of culturing and detecting the anaerobe.

     The HOF Probe developed by Ixion is a significant improvement over current tests for O. formigenes and is an important potential addition to routine diagnostic testing for several reasons.

          Ixion's HOF Probe is much easier to perform and provides accurate results in a fraction of the time required to culture and test for
          O. formigenes using existing methods.

          Ixion's DNA method relies upon standard DNA techniques and does not require anaerobic cultures of the organisms since it provides direct detection of DNA extracted from fecal samples and amplified
          using    polymerase chain reaction     ("PCR").

          Because it is based upon PCR and subsequent hybridization to species-specific sequences, the HOF Probe is simple to perform and provides the required level of sensitivity, accuracy, selectivity, and throughput necessary for a commercial diagnostic test.

          The HOF Probe is sensitive to the level of 1,000 to 10,000 colony forming units/gram of fecal material. This is approximately 100-fold lower than the number of colony forming units in fecal material of normal, healthy adults.

Ongoing development of the HOF Probe is focused on the following areas:

          Extended evaluation and enhancement of probe specificity with respect to other intestinal organisms to assure the absence of cross reactivity and misdiagnosis. Organisms currently being evaluated include the following: Eschericia coli, Yersinia spp., Shigella spp., Salmonella spp., Vibrio colera, Helicobacter pylori, Klebsiella, Giardia lamblia, and Campylobacter spp.

          Development of probes against clinically important intestinal organisms such as those listed above. These, coupled with the HOF Probe, will provide for a panel of clinically important diagnostic tests.

          Development of quantitative capability for the HOF Probe.

     The Company expects to file an application under Section 510(k) of the Food, Drug, and Cosmetic Act for clearance to market its HOF Probe during 1997. There is no assurance that the HOF Probe will qualify for 510(k) procedure, in which case the Company will have to file an application for premarket approval ("PMA") with the FDA. If the Company must follow the PMA approval route, the approval process may be lengthy.

IxC1-62/47 Enzyme Therapy for Oxalate-Related Disease

     In addition to the HOF Probe and other potential diagnostic products described above, Ixion is developing IxC1-62/47, an orally administered
therapeutic product consisting of    the recombinant form of     two enzymes
normally found in O. formigenes: oxalyl-CoA decarboxylase ("oxc") and formyl-CoA transferase ("frc"). The enzymatic therapy is based upon the re-establishment of oxalate degrading mechanisms in the body. IxC1-62/47 is targeted at oxalate-related disorders including kidney stones, enteric hyperoxaluria, oxalosis, cardiomyopathy, cardio conductance disorders, cystic fibrosis, Crohn's disease, and possibly vulvodynia. Very few satisfactory treatments currently exist for these disorders.

     Both the oxc and frc    genes     have been successfully cloned into E.
coli and expressed in active form as verified using activity assays developed by Ixion's scientists. Physicochemical analyses such as SDS-PAGE, IEF, and N-
terminal sequence analysis have been completed       .  Ixion has grown the
recombinant E. coli to 80 liter scale and has purified the oxc and frc enzymes for use in a variety of preclinical studies including (1) additional physicochemical characterization, (2) formulation and drug delivery, and (3) animal studies. The Company is also purifying the native form of the oxc and frc enzymes from O. formigenes, to provide comparative data to the recombinant versions. The Company has not determined whether the recombinant or native enzymes will be used therapeutically. The current intention is to file an IND for the IxC1-62/47 enzymatic therapy for oxalate-related disorders in 1998.

       The HOF Probe has been performed in preclinical studies by Ixion lab personnel on over 300 human samples from varied populations in the Ukraine, Germany, the United States, and India. The results of those studies include the following:

         Cystic Fibrosis. Oxalate kidney stones are a known complication of cystic fibrosis. The incidence in cystic fibrosis populations over 12 years old approaches 3% to 4% as compared to 0.2% in normal opulations Renal autopsies show >90% nephrocalcinosis. In an Ixion sponsored clinical study conducted in collaboration with collaborators at Northwestern University, the University Children's' Hospital, Cologne, Germany, and University Children's Hospital, Halle, Germany, 40 (18 male and 22 female) cystic fibrosis patients (aged three to 35 years) were examined for colonization with Oxalobacter formigenes. 33 of the 40 patients were non-colonized, and of these, 18 were hyperoxaluric and eight had urinary oxalate levels in the upper normal range. The seven patients who were colonized with O. formigenes all showed normal levels of urinary oxalate.

         Recurrent Stone Formers. In another currently ongoing study on O. formigenes colonization in adult calcium oxalate stone formers, preliminary data have revealed that the majority of recurrent stone formers (five or more stone episodes) are non-colonized with this bacteria. Studies in the literature suggesting a decrease in the colony forming units of O. formigenes in patients with oxalate calculi, rather than complete non-colonization, has led to the development by Ixion of a Quantitative-PCR HOF Probe. The Quantitative-PCR HOF Probe is now being used in additional preclinical work to detect and quantitate O. formigenes in oxalate stone formers to determine if the number of Colony Forming Units is a relevant risk factor.

         Vulvodynia.  A new preclinical study    is scheduled     in
         cooperation with the Diagnostic Reference Laboratory at the Shands Hospital at the University of Florida to examine 25 to 40 vulvodynia patients for colonization with Oxalobacter formigenes.

     Over 65 percent of kidney stones are calcium-oxalate stones, and excess oxalate is implicated in other diseases as set forth above. Oxalate is present in many common foods, including tea, broccoli, and spinach. O. formigenes is involved in degradation of dietary oxalate and its secretion from plasma into the gut. The Company believes that a robust colony of O. formigenes prevents recurrent calcium-oxalate kidney stone formation and may ameliorate other disease states. Management believes that Ixion is the only company world-wide which is examining the role of O. formigenes in human and animal disease states.

     Blood Oxalate Assay. The combination of the oxc and frc enzymes and cofactors also serve as the basis for a planned blood oxalate assay. The recurrence rate of calcium oxalate kidney stone formation is very high, with hyperoxaluria as the major predisposing factor to stone formation. Accurate measurements of blood oxalate levels, together with the presence or absence of
O. formigenes, are important requirements for predicting the risk of
calculogenesis in an individual    and stratifying urological patients for
clinical intervention.      Development is planned in 1998 on an additional
oxalate product: a blood oxalate assay, to be designed for clinical use by hospitals, independent labs, and doctors.

     The following table summarizes the current status of the Company's oxalate product research and development program.

                    Product Development-Oxalate Technology

Product                 Planned Research Products                   Status (1)
HOF Probe          Detection of O. formigenes in stool              Preclinical
                   stone research

Blood Oxalate      Measurement of oxalate levels in blood           Concept
Assay              for researchin kidney stone, hyperoxaluria,
                   cystic fibrosis, Crohn's disease, vulvodynia,
                   Planned Clinical Products

HOF Probe          Detection of O. formigenes in stool for          Preclinical
                   oxalate-related and other oxalate-related diseases disorders

IxC1-62/47         Treatment of oxalate-related disorders:          Preclinical
Enzyme             Kidney Stones
Therapy            Crohn's Disease
                   Cystic Fibrosis
                   Hyperoxaluria
                   Vulvodynia
                   Other oxalate-related diseases

Blood Oxalate      Diagnostic oxalate detection kit for blood       Concept
Assay

Dialysis           Rapid removal of excess oxalate in blood         Concept
Cartridge

Oxalate-Resistant  Catheter coated to                               Concept
Catheter           avoid oxalate encrustation
                   as a method to reduce
                   the incidence of infection


(1) "Concept" includes feasibility, theoretical market, and product design studies based on laboratory or other data. "Research" includes discovery research, development of the product's physical form and specifications, and its initial production. "Preclinical" denotes efficacy, pharmacology, safety, or toxicology studies in animal models. "Clinical" denotes testing for safety and efficacy.



Licensed Technology

     The Company has been licensed, on an exclusive world-wide basis, commercial rights under one issued U.S. patent, issued February 1997, relating to its oxalate technology, and one U.S. patent allowed June 1997, relating to its IPSC technology, as well as several pending patent applications, divisional applications, continuations, and continuations-in-part, held by the University of Florida Research Foundation, Inc. ("UFRFI"), the technology transfer organization of the University of Florida. The licensed technology relates to two areas: in vitro grown Islet Progenitor/Stem Cells ("IPSCs") for curing diabetes, and materials and methods for detection of oxalate and Oxalobacter formigenes.

     The license agreements pursuant to which the Company has the rights to these patent applications require UFRFI to file and prosecute the patents relating to the technology licensed to the Company, the costs of which are required to be reimbursed by the Company, and to take all steps to defend such patent rights. If UFRFI fails to take any such action, the Company has the right to defend such rights at its own expense.

     The Company and UFRFI entered into a Patent License Agreement relating to materials and methods for detection of oxalate on January 11, 1996, and another Patent License Agreement relating to in vitro grown IPSCs for curing diabetes on February 17, 1995 (the "University Patent Licenses"). Except for royalty rates and certain other immaterial differences, the terms of these licenses are substantially identical. Pursuant to the University Patent Licenses, UFRFI licensed its rights under patent applications on an exclusive, worldwide basis to the Company for the life of the patents granted thereunder. The Company has rights under the University Patent Licenses to all possible uses of the patent applications, any patents issued from such applications, any divisionals and continuations of such applications, and to any claims of U.S. and foreign continuation-in-part applications, and of the resulting patents, which are directed to subject matter specifically described in such
applications.     In order to maintain its license, the Company is required to use its best efforts to bring one or more licensed products or processes to market through a thorough, vigorous, and diligent program for exploitation of the patent rights. In addition, it must provide annual business plans to the University showing the plan for product development regarding the commercialization of licensed products.

     Under the University Patent Licenses, the Company paid a license issue fee, is obligated to pay royalties on net sales by Ixion or its sublicensees of licensed products or licensed processes, and must reimburse UFRFI for patent costs incurred in prosecuting the patent applications. There are no minimum annual royalties. The Company is also obliged to obtain product liability insurance prior to the sale for commercial purposes of licensed products. There is no assurance that the Company will be able to obtain such insurance on reasonable terms. See "Risk Factors - Risk of Product Liability; Insurance."

     A number of pharmaceutical companies, biotechnology companies, universities and research institutions, and individuals have filed patent applications or received patents to technologies that are similar to the technologies licensed by the Company. The Company is aware of certain patent applications previously filed by and patents already issued to others that could conflict with patents or patent applications licensed to the Company, either by claiming the same methods or compounds or by claiming methods or compounds that could dominate those licensed to the Company. In addition, there can be no assurance that the Company is aware of all patents or patent applications that may materially affect the Company's ability to make, use, or sell any products. United States patent applications are confidential while pending in the United States Patent and Trademark Office ("PTO"), and patent applications filed in foreign countries are often first published six months or more after filing. Any conflicts resulting from third party patent applications and patents could significantly reduce the coverage of the patents or patent applications licensed to the Company and limit the ability of the Company to obtain meaningful patent protection. If patents are issued to other companies that contain competitive or conflicting claims, the Company may be required to obtain licenses to these patents or to develop or obtain alternative technology. There can be no assurance that the Company will be able to obtain any such license on acceptable terms or at all. If such licenses are not obtained, the Company could be delayed in or prevented from the development or commercialization of its product candidates, which would have a material adverse effect on the Company.

     The Company is aware of potentially significant risks regarding the patent rights licensed by the Company relating to Islet Progenitor/Stem Cells and to its oxalate technology, particularly bacterial oxalyl-CoA decarboxylase, an enzyme used in the Company's proposed oxalate-related products including the HOF Probe and the IxC1-62/47 enzyme therapy. The Company may not be able to commercialize its proposed diabetic products based on its method of proliferating IPSCs in vitro or its proposed oxalate-related disease management products, both due to patent rights held by third parties other than the Company's licensors. As a result, the positions of the Company and its licensors with respect to the use of IPSCs or products containing oxalyl-CoA decarboxylase are uncertain and involve legal and factual questions
that are unknown or unresolved.    Although management believes its patents and
patent applications provide a competitive advantage in its efforts to
discover, develop, and commercialize useful products,     if any of these
questions is resolved in a manner that is not favorable to the Company's licensors or the Company, the Company may not have the right to commercialize products relating to certain aspects of IPSC technology or products containing oxalyl-CoA decarboxylase in the absence of a license from one or more third parties, which may not be available on acceptable terms or at all. The Company's inability to commercialize any of these products would have a material adverse effect on the Company.

     As mentioned above, the Company obtained its rights to IPSCs under a license from the University of Florida Research Foundation, Inc. ("UFRFI") in
February 1995.   In 1994 and 1995, UFRFI filed in the United States and
thereafter in numerous foreign countries patent applications covering IPSCs.

     In 1981, the Ontario Cancer Institute filed a patent application in the United States and was issued a patent in 1984 covering a method for producing pancreatic islet-like structures having histology and insulin-producing properties corresponding to those of fetal pancreatic islets and islets from adult animals maintained in culture, based on discoveries by Michael Archer (the "Archer Patent"). The patented method is similar, but not identical, to the Company's IPSC technology. The Archer Patent was licensed to CytoTherapeutics, Inc. in 1991. CytoTherapeutics may have filed patent applications in foreign countries based upon the Archer Patent and may have additional patent applications on the same general subject matter pending in the United States.

     The Company is also aware that in 1993, Human Cell Cultures, Inc., filed a first U.S. patent application which was rapidly abandoned in favor of a second U.S. continuation-in-part application, and that these U.S. applications
together were the basis of an international application which claimed     a
cell culturing method and medium to form pancreatic "pseudotissues" composed of "pseudoislets" to treat blood sugar disorders in mammals, based on discoveries
by Hayden Coon    and others     (the "Coon Patent Application").
Subsequently, on June 7, 1995, Human Cell Cultures filed in the U.S. a continuation of its second (now abandoned) U.S. application, and in July 1997 was issued a United States patent (the "Coon Patent") claiming a somewhat narrower scope of subject matter and methods as were claimed in the Coon Patent
Application.      The Coon Patent Application and the Coon Patent claim a
method which is also similar, but not identical, to the Company's IPSC technology. At the date of this Prospectus, the Company is not aware of any U.S. or foreign patents which have issued relating to the Coon Patent
Application other    than the Coon Patent    .  However, such patents may have
been issued and there may have been additional patent applications filed in the United States or foreign countries based upon the Coon Patent Application.

     In the United States, one must be the first to invent a subject matter in order to be entitled to patent protection on that invention. With respect to patent applications filed prior to January 1, 1996, United States patent law provides that if a party invented a technology outside the United States, then for purposes of determining the first to invent the technology, that party is deemed to have invented the technology on the earlier of the date it introduced the invention in the United States or the date it filed its patent application. In foreign countries, the first party to file a patent application on an invention, not the first to invent the subject matter, is entitled to patent protection on that invention, assuming that the invention meets the other requirements for patentability. There can be no assurance that the owners of the Archer Patent nor the owners of the Coon Patent Application will not make challenges to any UFRFI patents or patent applications relating to IPSCs, or that UFRFI will succeed in defending any such challenges. There can be no assurance that the sale of IPSC products by the Company would not be held to infringe United States and foreign patent rights of the owners of the Archer Patent or the Coon Patent Application. Under the patent laws of most countries, a product can be found to infringe a third party patent either if the third party patent expressly covers the product or method of treatment using the product, or in certain circumstances, if the third party patent, while not expressly covering the product or method, covers subject matter that is substantially equivalent in nature to the product or method. If it is determined that products derived from the Company's IPSC technology infringe the Archer Patent or infringe a patent, if any, issued pursuant to the Coon Patent Application, the Company would not have the right to make, use, or sell its IPSC products in one or more countries in the absence of a license from the owners of such patents. There can be no assurance that the Company could obtain a license from such owners on acceptable terms or at all.

     As mentioned above, the Company obtained its rights to its oxalate
technology under a license from UFRFI in January 1995.   In 1995, UFRFI filed
in the United States and thereafter in numerous foreign countries patent applications covering its oxalate technology with claims which cover the Company's HOF Probe and its IxC1-62/47 therapy for oxalate-related disorders, both of which involve the use of an enzyme called oxalyl-CoA decarboxylase derived from the anaerobic bacteria, Oxalobacter formigenes.

     In June, 1995, Human Genome Sciences, Inc., filed a patent application in the United States, and thereafter in foreign countries, relating to a claimed human oxalyl-CoA decarboxylase and the DNA(RNA) encoding such polypeptide, as well as a procedure for producing such polypeptide and for producing an antibody relating to such polypeptide for use in the treatment of calcium oxalate kidney stones and hyperoxaluria. A U.S. Patent was issued on June 3, 1997 (the "HGS Patent"). The HGS Patent purports to relate to a human version of oxalyl-CoA decarboxylase which is stated to be 50% to 60% homologous to the oxalyl-CoA decarboxylase from the anaerobic bacteria, Oxalobacter formigenes. If the use of the Company's bacterial oxalyl-CoA decarboxylase is found to infringe the patent owned by Human Genome Sciences, then the Company would not have the right to sell such products in one or more countries without a license from Human Genome Sciences. There can be no assurance that the Company would be able to obtain a license from Human Genome Sciences on acceptable terms or at all.

     Litigation, which could result in substantial cost to the Company, may also be necessary to enforce any patents to which the Company has rights or to determine the scope, validity, and enforceability of other parties' proprietary rights, which may affect the Company's product candidates and technology. United States patents carry a presumption of validity and generally can be invalidated only through clear and convincing evidence. The Company's licensors may also have to participate in interference proceedings declared by the PTO to determine the priority of an invention, which could
result in substantial cost to the Company.   There can be no assurance that
the Company's licensed patents would be held valid by a court or administrative body or that an alleged infringer would be found to be infringing. Further, with respect to the technology licensed by the Company from UFRFI, UFRFI is primarily responsible for any litigation, interference, opposition, or other action pertaining to patents or patent applications related to the licensed technology, and the Company is required to reimburse it for the costs it incurs in interference or opposition. As a result, the Company generally does not have the ability to institute or determine the conduct of any such patent proceedings unless UFRFI does not elect to institute or elects to abandon such proceedings. In cases where UFRFI elects to institute and prosecute patent proceedings, the Company's rights will be dependent in part upon the manner in which UFRFI conducts the proceedings. UFRFI could, in any of these proceedings that it elects to initiate and maintain, elect not to vigorously pursue or defend or to settle such proceedings on terms that are not favorable to the Company. An adverse outcome in any patent litigation or interference proceeding could subject the Company to significant liabilities to third parties, require disputed rights to be licensed from third parties, or require the Company to cease using such technology, any of which could have a material adverse effect on the Company.

     No assurance can be given that any existing patent application, or any future patent application will issue or that any patents, if issued, will provide the Company with adequate patent protection with respect to the covered products, their uses, technology, or processes. In addition, under its licenses with UFRFI, the Company is required to meet specified diligence requirements to retain its license of these patents. No assurance can be given that the Company will satisfy any of these requirements. See "Risk Factors - Uncertainty Regarding Patents and Proprietary Rights."

     In January 1997, Ixion entered into a patent license agreement obtaining exclusive rights to the issued patent of Dr. Randy S. Fischer and Dr. Roy A. Jensen, faculty members at the University of Florida, for identifying a difference which exists between the metabolic pathway of a microbial or plant target organism and a non-target host specie and then preparing a control agent which perturbs the metabolic pathway of the target without significantly perturbing the metabolic pathway of the host. This patent may be useful in the development of microbicides for drug resistant pathogens such as staphyloccus, enterococcus, and neisseria. Under the Fischer/Jensen license
agreement, the Company paid a license issue fee    of 1,000 shares of its
Common Stock     and is obligated to pay royalties of    2%     on net sales by
Ixion or its sublicensees.  There are no minimum annual royalties    or due
diligence milestones. The Fischer/Jensen license is for the remainder of the legal life of the patent (or over 12 years).

     Because the inventions covered by the University Patent Licenses and the Fischer/Jensen license were inventions made with federal assistance (which is typical of university-based discoveries), they are subject to certain rights of the federal government under 35 USC Title 18, "Patent Rights in Inventions Made with Federal Assistance." These rights (the "Government Rights") include "march in" rights under which the government has the right to require the Company to grant an exclusive license under any of such inventions to a third party if the government determines that (i) adequate steps have not been taken to commercialize such inventions, (ii) such action is necessary to meet public health or safety needs, or (iii) such action is necessary to meet requirement for public use under federal regulations. The Government Rights include a non-exclusive, paid-up, worldwide license under such inventions for any governmental purpose. The law also requires any licensor of an invention that was partially funded by federal grants to obtain a covenant from its exclusive licensee to substantially manufacture products using the invention in the United States, although this covenant is subject to a discretionary waiver by the government.

Patents and Trade Secrets

     Dr. Peck, as an employee of the University of Florida, is bound by the terms of the University's patent policy, which requires that any invention conceived of or developed in the area in which he is employed belongs to the
University (subject to    the Government Rights described above,     and to
Ixion's rights under the consulting agreement it has with him). See "Management - Consulting Agreement With Dr. Peck" and "Business - Government Regulation - Florida Conflicts of Interest."

     It is the Company's policy to require its directors, material investors, employees, consultants, outside scientific collaborators, and sponsored researchers, and other advisors to execute confidentiality agreements upon investment or upon the commencement of employment or consulting relationships with the Company. These agreements provide that all confidential information developed or made known to the individual during the course of his or her relationship with the Company is to be kept confidential and not disclosed to
third parties.   Ixion also requires signed confidentiality or material
transfer agreements from any company that is to receive confidential data or proprietary compounds. In the case of employees and consultants, the confidentiality agreements also generally provide that all inventions conceived by the individual while rendering services to the Company shall be assigned to Ixion as the exclusive property of Ixion (subject, in the case of Dr. Peck, to the prior rights of the University of Florida). There can be no assurance, however, that these agreements will provide meaningful protection or adequate remedies for the Company's trade secrets or other proprietary information in the event of an unauthorized disclosure or will be effective to assign inventions.

     Certain of the Company's research has been funded in part by Small
Business Innovation Research grants ("SBIRs") and may be funded    in the
future by such grants and by     Small Business Technology Transfer Research
grants ("STTRs").  In connection with any such funding, the U.S. Government
will have the "Government Rights"    described above    .

     In order to produce or use the HOF Probe in its current formulation or to produce the Blood Oxalate Assay (and other immunodiagnostic products) in commercial quantities for resale, it may be necessary to license certain rights from Roche Molecular Systems, Inc., the holder of patents on a nucleic acid amplification process known as the polymerase chain reaction ("PCR") process. If Ixion finds it necessary to use PCR to produce commercial
   products,     it will enter into such a license with Roche, which makes non-
exclusive licenses generally available. The Company does not anticipate that the terms of such license will have a materially adverse effect on the Company.

Competition

     The biotechnology and pharmaceutical industries are characterized by rapidly evolving technology and intense competition. The Company's competitors include major pharmaceutical, chemical, and specialized biotechnology companies, many of which have larger R&D budgets, as well as substantially greater experience in developing products, in obtaining regulatory approvals, and in manufacturing and marketing diagnostic and pharmaceutical products. In addition, many biotechnology companies have formed collaborations with large, established companies to support research, development, and commercialization of products that may be competitive with those of the Company. Academic institutions, governmental agencies, and other public and private research organizations are also conducting research activities and seeking patent protection and may commercialize products on their own or through joint ventures.

     The Company's products under development are expected to address a broad range of markets. The Company's competition will be determined in part by the potential indications for which the Company's products are developed and ultimately approved by regulatory authorities. See "Business - Government Regulation." In addition, the first pharmaceutical product to reach the market in a therapeutic or preventive area is often at a significant competitive advantage relative to later entrants to the market. Accordingly, the relative speed with which Ixion or its future corporate partners can develop products, complete the preclinical and clinical trials and approval processes, and supply commercial quantities of the products to the market are expected to be important competitive factors. The Company's competitive position will also depend on its ability to attract and retain qualified scientific and other personnel, develop effective proprietary products, develop and implement production and marketing plans, contract for and manage third-party service providers, obtain and maintain patent protection, and secure adequate capital resources. The Company expects its products, if approved for sale, to compete primarily on the basis of product efficacy, safety, patient convenience, reliability, value, and scope of patent rights. See "Risk Factors - Intense Competition."

Government Regulation

     In the United States, the Food and Drug Administration ("FDA") regulates distribution, manufacture, labeling, and promotion of drugs, medical devices, and biologics. In addition, manufacturers of these products are subject to other federal, state, and local environmental and safety laws and regulations. Governments in other countries may impose additional requirements.

     FDA Authorization to Market. Drugs, medical devices, or biologics may not be manufactured for commercial use in the United States unless they have FDA authorization. Obtaining FDA authorization to market a regulated product generally involves the submission of preclinical, product characterization, clinical, and manufacturing information. The process can take a number of years and the expenditure of significant resources, and there is no guarantee that the FDA will ever authorize marketing of the product.

     Drugs and Biologics. Some of the Company's planned products, such as the diabetes treatment products, will be considered drugs, devices, biologics or a combination of these designations. The Food, Drug, and Cosmetic Act ("FDCA") and the Public Health Service Act ("PHSA") provide that drugs and biologics may not be commercially distributed within the United States unless they have been approved by the FDA. The process required by the FDA before drugs and biologics may be marketed in the United States generally involves five steps:
(1) preclinical laboratory and animal testing, (2) submission to the FDA of an Investigational New Drug ("IND") application which must be effective prior to the initiation of human clinical studies, (3) adequate and well-controlled clinical trials to establish safety and efficacy for its intended use, (4) submission to the FDA of an New Drug Application ("NDA"), Biologics License Application, ("BLA"), or Product License Application ("PLA")/ Establishment License Application ("ELA"), and (5) review and approval of the NDA, BLA, or PLA/ELA by the FDA.

     Preclinical testing covers laboratory evaluation of product chemistry and formulation as well as animal studies to assess the safety, pharmacology, toxicology, and efficacy of the product. The results of these tests are submitted to the FDA as part of the IND. If a company is not notified by the FDA within 30 days of submission of the IND, Phase I clinical trials may be initiated. Clinical trials are typically conducted in three sequential phases, although the phases may overlap. Phase I represents the initial administration of the drug or biologic to a small group of humans, healthy volunteers, to test for safety, dosage tolerance, absorption, distribution, metabolism, excretion, and clinical pharmacology. Phase II involves studies in a small number of patients to assess the efficacy of the product, to ascertain dose tolerance and the optimal dose range, and to gather additional data relating to safety and potential adverse effects. Once an investigational drug is found to have some efficacy and an acceptable safety profile in the targeted patient population, Phase III studies are initiated to establish safety and efficacy in an expanded patient population and multiple clinical study sites. The FDA reviews both the clinical plans and the results of the trials and may request that the Company discontinue or expand the trials at any time if there are significant safety issues.

     The results of the preclinical tests and clinical trials of drugs and biologics are submitted to the FDA in the form of an application for an NDA (in the case of a drug), BLA, or PLA (in the case of a biologic). Additional information, including additional animal studies or clinical trials, may be requested during the FDA review period that may extend the review process and delay marketing approval. There can be no assurance that the FDA will authorize marketing of the product, or that it will do so in a timely manner. For certain biologics, the manufacturer must also apply for and obtain an establishment license (ELA), which may be granted following a review and inspection of the manufacturing procedures, equipment, and facilities involved in manufacturing the product. For drugs and biologics reviewed via a BLA, the manufacturer must also pass a premarket inspection of its compliance with good manufacturing practices. After FDA approval of the NDA, BLA, or PLA for the initial indications, further clinical trials may be necessary to gain approval for the labeling of the product for additional indications.

     Medical Devices. Many of the Company's planned products (e.g., the in vitro diagnostic products such as the HOF Probe, or the populations of in vitro grown islets for transplantation therapy) will be considered medical devices or a combination of devices and biologics. Pursuant to the FDCA, the FDA regulates the clinical testing, manufacture, labeling, distribution, and
promotion of medical devices.   The FDCA further provides that, unless
exempted by regulation, medical devices may not be commercially distributed in the United States unless they have been approved or cleared by the FDA.

     In the United States, medical devices are classified into one of three classes (class I, II, or III), on the basis of the controls deemed necessary by the FDA to reasonably assure their safety and effectiveness. Under FDA regulations, class I devices are subject to general controls (for example, labeling, premarket notification, and adherence to GMPs), and class II devices are subject to general and specific controls (for example, performance standards, postmarket surveillance, patient registries and FDA guidelines). Generally, class III devices are those which must receive a PMA by the FDA to ensure their safety and effectiveness (for example, life sustaining, life-supporting, and implantable devices, or new devices which have not been found substantially equivalent to legally marketed devices).

     There are two review procedures by which medical devices can receive such approval or clearance. Some products may qualify for clearance under a
Section 510(k) ("510(k)") procedure, in which the manufacturer provides a premarket notification that it intends to begin marketing the product, and shows that the product is substantially equivalent to another legally marketed product (i.e., that it has the same intended use and is as safe and effective as a legally marketed device and does not raise different questions of safety and effectiveness than does a legally marketed device). In some cases, the submission must include data from human clinical studies. Marketing may commence when the FDA issues a clearance letter finding such substantial equivalence.

     If the medical device does not qualify for the 510(k) procedure (either because it is not substantially equivalent to a legally marketed device or because it is a Class III device required by the statute and implementing regulations to have an approved application for premarket approval), the FDA must approve a premarket approval ("PMA") application before marketing can begin. PMA applications must demonstrate, among other matters, that the medical device is safe and effective. A PMA application is typically a complex submission, usually including the results of preclinical and clinical studies, and preparing an application is a detailed and time-consuming process. Once a PMA application has been submitted, the FDA's review may be lengthy and may include requests for additional data. The manufacturer must also pass a premarket inspection of its compliance with good manufacturing practices. There can be no assurances that the FDA will authorize marketing of the product under a 510(k) or a PMA, or that it will do so in a timely manner. After FDA approval of the initial indication, further clinical trials may be necessary to gain approval of the product for additional indications.

     Clinical investigations of most devices are subject to the investigational device exemption ("IDE") requirements, which usually involve FDA review of the investigation before it may begin. Clinical investigations of many in vitro diagnostic ("IVDs") tests are exempt from the IDE requirements, provided the testing meets certain exemption criteria, including labeling as an Investigational Use Only ("IUO") product. In addition, IVDs may be distributed for research use only ("RUO"), provided they are intended for laboratory research and labeled for research use. Pursuant to current FDA policy, manufacturers of IVDs for IUO or RUO are encouraged by the FDA to establish a certification program under which these IVDs are distributed to or utilized only by individuals, laboratories, or health care facilities that have provided the manufacturer with a written certification of compliance indicating that the IUO or RUO product will be restricted in use and will, among other things, meet institutional review board and informed consent requirements.

     The Company's Products. The Company's HOF Probe and Blood Oxalate Assays will be distributed initially for research use and will not require FDA review prior to distribution for those uses. To market these products for diagnostic use, the Company intends to request authorization under the 510(k) procedure for the HOF Probe and perhaps the Blood Oxalate Assay. PMAs may, however, be required for each of these products. The Company's diabetes treatment products will require a BLA or PLA/ELA before they may be commercially distributed, and these products may be clinically tested only after the FDA has been provided an IND which may be reviewed within the FDA by the Center for Biologics and Research (CBER) and the Center for Drug Evaluation and Research (CDER). Additionally the Company may be required to register its diabetes treatment products as a prerequisite to commercial distribution. There can be no assurance that the FDA will accept the Company's views on the regulatory status of its products, or that the FDA will authorize marketing or clinical investigation of any product, or that it will do so in a timely manner. Additional studies or other information may be requested during the FDA review period that may delay marketing authorization. Marketing authorizations, if granted, may include significant limitations on the uses for which a product can be marketed. The law or government regulations may change in ways that could prevent or delay marketing authorization for the Company's products. Delays in receipt of, failure to receive, or loss of previously received approvals could have a material adverse effect on the Company's business, financial condition, and results of operations.

     Other FDA Obligations. Each manufacturing facility for drugs, medical devices, or biologics, must be registered with the FDA, and the products manufactured at that facility must be listed with the FDA. A manufacturer's quality control and manufacturing procedures must conform on an ongoing basis with good manufacturing practices. Certain adverse effects and product malfunctions must be reported to the FDA. Product labeling and advertising must comply with FDA requirements. In some cases, postmarket testing may be required, or other requirements imposed. Complying with these requirements requires substantial time, money, and effort. The Company intends to rely on its strategic partners for assistance with these matters.

     FDA Enforcement. The FDA inspects manufacturers of drugs, medical devices, and biologics on a regular basis. Failure to comply with applicable requirements can, among other consequences, result in civil penalties, injunctions, suspensions, and losses of regulatory approvals, product recalls, seizure of products, refusal to allow the Company to enter into supply contracts with the government, and criminal prosecution. The Company intends to rely on its strategic partners for assistance with these matters.

     Non-U.S. Marketing. For marketing outside the United States, the Company is also subject to foreign regulatory requirements. Requirements governing the conduct of clinical trials, product licensing, pricing, and reimbursement vary widely from country to country. The time required to obtain approvals by foreign countries may be longer or shorter than that required for FDA approval, and regulatory requirements for foreign countries may differ significantly from those of the FDA. In some cases, products may not be exported until FDA approval is obtained. The Company intends to rely on its strategic partners both in the United States and abroad for assistance with these matters.

     Florida Conflicts of Interest. Because Dr. Peck, the Company's Chief Scientist, and Dr. Schuster and Dr. Khan, members of the Company's Scientific Advisory Board, are employees of the Florida State University System, they, and consequently the Company, are subject to Florida statutes relating to conflicts of interest. In order for Ixion to conduct business with the University (including licensing University technology or entering into CRADAs), it is necessary to obtain and maintain an exemption for Dr. Peck from the application of the Florida conflict of interest statutes, and to obtain approvals for outside activities for Dr. Schuster and Dr. Khan.

   Exemptions for Dr. Peck are issued pursuant to a monitoring plan which requires the Company, among other things, to promptly disclose every material transaction between the Company and any employee of the University. Dr. Peck obtained his initial exemption from the Florida conflict of interest statutes on January 5, 1995, relating to the academic year ended June 30, 1995. Exemptions must be renewed annually at the beginning of each academic year (or upon material alterations in the terms of the relations between the Company and Dr. Peck). The approval of the request for renewal for the academic year ended June 30, 1997 was received on September 29, 1997. The request to renew Dr. Peck's exemption for the current academic year ended June 30, 1998 has been filed and is pending. The approval process can take six or more months. While the Company has no reason to believe that Dr. Peck's request for renewal will not be approved, there is no assurance that the exemption will be renewed, or, if renewed, that it will be renewed on reasonable terms.


Manufacturing and Marketing

     The Company has no experience in manufacturing or marketing products on a commercial scale. Marketing rights for products may be licensed to corporate partners. Co-marketing arrangements may also be feasible for some products. Ixion intends to seek distribution arrangements for its products in other countries outside of the United States. While using third parties for distribution or marketing permits the Company to avoid the costs of establishing a distribution or marketing network in a particular area, this strategy also makes the Company more dependent on the efforts of third parties, involves a potential reduction in profit margins, and may complicate negotiations and other matters associated with technology licenses.

     Target Markets. Management believes there will be substantial demand for
the HOF Probe in the research market and,    upon acceptance by urologists and
nephrologists as a clinically useful test    , by certain specialized kidney,
nephrogenic, and urologic reference labs. The target markets for a new blood oxalate assay include approximately 5,000 hospital labs, the several major independent labs, and the same specialized kidney, nephrogenic, and urologic reference labs as for the HOF Probe.

     For the use of the HOF Probe, the blood oxalate assay, and its IxC1-62/47 enzyme therapy in the management of kidney stones, the Company plans to target the country's approximately 7,300 in-office urologists. For the use of the HOF Probe and IxC1-62/47 enzyme therapy for managing kidney stone risk in cystic fibrosis patients, the Company plans to target the cystic fibrosis treatment centers in the United States. For the use of the HOF Probe and IxC1-62/47 enzyme therapy in the diagnosis and treatment of vulvodynia, the Company intends to approach the market through the 35,000 gynecologists practicing in the United States.

     Marketing Strategy. The strategy for marketing IPSC-related products will depend on collaborations with third parties with greater marketing resources than the Company.

        The marketing strategy for the HOF Probe depends upon educating urologists and nephrologists of the clinical usefulness of the Probe. Approximately 75% of all kidney stones are composed predominantly of calcium oxalate. Oxalate plays a crucial role in the formation of renal stones and in this respect hyperoxaluria constitutes a special problem in management of kidney stones. The HOF Probe would be used to screen and manage known stone formers in order to assist the urologist in stratifying and treating kidney stone patients. The use of the HOF Probe will allow the urologist to make a determination of which of his or her hyperoxaluric patients have an exogenous hyperoxaluria caused by hyperabsorption from the diet, resulting from diminished or decimated populations of O. formigenes. The clinical relevance of the resulting data is the urologist's capability to identify a
specific cause of urolithiasis and to treat it effectively.   HOF Probe data
will be much more meaningful than 24 hour urinary oxalate data alone in that it accurately identifies and quantifies the high-risk population of kidney stone formers and stratifies them with respect to cause.

     Kidney stones, while prevalent, are not generally recognized as predictable or avoidable by many physicians and their patients. Consequently, the promotional task will be difficult. To meet this challenge, the Company intends to invest in both physician education programs, and, assuming funds are available, consumer awareness campaigns. The Company can reach the country's over 7,300 in-office urologists through a direct mail campaign. In addition, working with specialized companies in the urology market, the Company proposes to inform urologists about the Company's planned new kidney stone disease management products. In addition, the Scientific Advisory Board members and other recognized scientists will be encouraged to write articles for peer review scientific journals to stimulate interest and establish further credibility in the scientific and medical communities.

     A similar approach will be used to approach the gynecological market for the Company's vulvodynia. Products and the cystic fibrosis market for the management of kidney stone risk.

     In each case, the Company intends to participate in urology, nephrology, gynecology, and other industry trade meetings and to exploit on-line medical databases and its own web site. Finally, as stated above, the Company intends to use third-party sales forces to amplify its efforts. See "Business - Business Strategy."

Facilities

     As an affiliate of the University of Florida's Biotechnology Program, the Company has leased approximately 1,900 square feet of equipped laboratory space and approximately 500 square feet of administrative office space in the business incubator at Progress Park (the University of Florida biotechnology industrial park), called the Biotechnology Development Institute. As a resident, the Company shares (at no additional cost) specialized facilities such as animal rooms, small-scale fermentation capabilities, and glass washing and autoclaving facilities. Further, the Company uses (again at no additional cost) expensive and specialized equipment located in the centralized instrument lab. Finally, the Company has available the services of the University Biotechnology Core Laboratories including the Recombinant Protein Expression Core, the DNA Synthesis Core, the Flow Cytometry Core, the Protein Chemistry Core, and the Electron Microscopy Core.

The Company is developing a small scale facility in its BDI lab suite to produce preclinical quantities of its HOF Probe as well as IxC1-62/47. Commercial scale production, if any, will be subcontracted to third party contract manufacturers. See "Business - Business Strategy." The facilities license agreement for the Company's laboratory and administrative offices at the BDI has one year remaining of its three-year term expiring July 31, 1998 at which time the Company may be required to relocate. Annual payments (including utilities) are approximately $43,200, $14,000 of which is deferred
under the agreement with the University.     The deferred amount bears non-cash
interest at 12% on the year-end outstanding balance, compounded annually. The Company will repay the liability, if at all, only through a 1% royalty on net sales of any products developed during its tenancy at the BDI, such royalty not to exceed the outstanding balance.

If the Company must relocate, comparable rental facilities are available in or near its present location at the BDI at rents which are not materially more than the rent at the BDI. As an incubator graduate, the Company would continue to have access to the Biotechnology Program's specialized facilities, centralized equipment, and core laboratories. Relocation will not materially affect the Company's research and development operations.

      Contract Suppliers and Manufacturers. It is the Company's present intention to enter into agreements with contract testing and manufacturing entities to test and manufacture commercial quantities of the Company's planned products in order to avoid the expenditure of significant funds to hire and train personnel and comply with the extensive regulations, including "good manufacturing practice" ("GMP") requirements applicable to such a facility.

Legal Proceedings

     The Company is not a party to any legal proceedings and is not aware of any threatened litigation or regulatory action that could have a material adverse effect on the Company's business, financial condition, or results of operations.

Employees

     The Company has five full time employees and six part time employees, including Dr. Peck, who is an exclusive consultant, Mr. Peck, President and Chief Financial Officer, Mr. Tedesco, Vice President - Operations and Regulatory Affairs, and Ms. Ramsey, Controller. The Company is not subject to any collective bargaining agreements and believes that its relationship with its employees is good.

Scientific Advisory Board

     None of the members of the Scientific Advisory Board (the "Scientific Advisors") are employees of the Company. Members devote only a small portion of their time to the Company and have commitments to other institutions that may conflict or compete with their obligations to the Company. Scientific Advisors review and evaluate the Company's research programs, advise the Company with respect to technical matters in fields in which the Company is involved, consult on aspects of product planning and feasibility studies, assist in establishing research priorities, provide guidance on clinical evaluation programs, alert the Company to potential collaborators, advise the Company on new developments, and recommend personnel to the Company.

     The Scientific Advisory Board meets periodically as a group. In addition, certain members may meet in smaller groups or individually with Company scientists. Ixion has confidentiality agreements with each Scientific Advisor providing that all confidential information shall be the
exclusive property of the Company.   Scientific Advisors receive no cash
compensation, but are reimbursed expenses, and, pursuant to the 1994 Board Retainer Plan, 5,000 restricted shares of the Company's Common Stock upon joining, and 1,000 restricted shares annually thereafter. They also receive stock options for 2,500 shares annually after their initial year.

     The current members of the Scientific Advisory Board, in chronological order of their appointment, are the following:

Hans Wigzell, M.D., D.Sc.,   Dr. Wigzell is presently the Rector of
                             Stockholm's famed Karolinska Institute. He received his M.D. and D.Sc. from Karolinska in 1967. From 1982 onwards, he has been Chairman of the Department of Immunology at Karolinska. Among his many honors was his service as Chairman of the Nobel Committee of Karolinska from 1990 to 1992.

Milton J. Allison, Ph.D.     Dr. Allison has long been a pioneer in
                             oxalate research, having discovered and named
                             Oxalobacter formigenes. He is presently Professor of Microbiology, Immunology, and Preventive
                             Medicine, Iowa State University and Microbiologist
                             Emeritus of the National Animal Disease Center,
                             USDA, Ames, Iowa.  He earned his Ph.D. from the
                             University of Maryland in 1961.

Saeedur R. Khan, Ph.D.       Dr. Khan is Associate Professor of Pathology
                             at the University of Florida College of Medicine and a leader in the field of oxalate research and molecular/microscopy. His current and previous committee memberships include the NIH Ad hoc
                             Reviewer on Urinary Stone Grants; member, Center for the Study of Lithiasis and Pathological
                             Calcification; and member of the Shands Stone
                             Center Committee. He earned his B.Sc. in 1962 from Agra University in Agra, India, his M.Sc. in
                             1964 from the Peshawar University, Peshawar,
                             Pakistan, and his Ph.D. from the University of Florida in 1973.

Sheldon M. Schuster, Ph.D.   Dr. Schuster is Biotechnology Program Director for
                             the University of Florida's biotechnology program and Associate Director for Research for the University of Florida Cancer Center. He is a member of the American Association for the Advancement of Science and the American Society of Biological Chemistry and Molecular Biology. He was a co-founder of BioNebraska, Inc., and is a Director and Senior Vice President and Chief
                             Scientist of AquaGene, Inc.  He received his B.S.
                             in biochemistry from the University of California, Davis and his Ph.D. in biochemistry and pharmacology from the University of Arizona.

Marguerite Hatch, Ph.D.      Dr. Hatch is a Professor in the College of
                             Medicine, Nephrology Division,  and Director of
                             the Kidney Stone Center at the University of
                             California, Irvine College of Medicine since 1990.
                             Previously she was Director of the New York Kidney
                             Stone Center, SUNY Health Science Center.   She
                             earned her B.Sc. with Honors in 1974 from the University College, Dublin, Ireland and her Ph.D.
                             in 1978 from Trinity College, Dublin, Ireland.




                                 MANAGEMENT

Officers, Directors, and Key Employees

     The following table sets forth certain information with respect to officers, directors, and significant employees and consultants of the Company.

Name                         Age         Position

Weaver H. Gaines (1)         54          Chairman and Chief Executive Officer
David C. Peck (1)(2)         50           President, Chief Financial Officer,
                                          and Director
Ammon B. Peck, Ph.D.         52          Senior Vice President and Chief
                                          Scientific Officer and Chairman of
                                          the Scientific Advisory Board
David M. Margulies, M.D. (2) 46          Director
Vincent P. Mihalik (2)       47          Director
John L. Tedesco              42          Vice President - Operations and
                                          Regulatory Affairs
Harmeet Sidhu, Ph.D.         40          Director of Research, Oxalate Division
Janet Cornelius, MS          58          Associate Director of Research,
                                          Diabetes Division
Kimberly A. Ramsey           40           Controller

(1)  Member of Executive Committee

(2)  Member of Audit and Benefits Committee


     Certain of the Company's key personnel are part-time employees or consultants who, at the Company's present stage of development are not required full time. Mr. Peck, the Company's President and Chief Financial Officer devotes time to the Company's affairs as needed (on the average approximately 10 days per month). Dr. Peck, Senior Vice President, Chief Scientist, and Chairman of the Scientific Advisory Board, devotes four days per month (see "Peck Consulting Agreement"). Mr. Tedesco, Vice President - Operations and Regulatory Affairs devotes ten to 11 days per month, Janet Cornelius, Associate Director of Research, Diabetes Division is half-time (the other half time is in Dr. Peck's laboratory at the University) and Ms. Ramsey, the Controller, approximately one day per week. With the exception of Dr. Peck (whose availability to the Company is limited by the University of Florida to not more than 48 days per year), each other officer is available when required and is not limited as to the time spent on Company affairs.

     Mr. Gaines is a co-founder of the Company and has been its Chairman and Chief Executive Officer and a Director since April, 1993. He is the Company's only full-time officer. He was also the President of the Company from April, 1993 to April, 1994. From April to November 1992, he was a Senior Advisor on the Washington campaign staff of Bush/Quayle 92. From 1985 to 1992, he held various executive positions with The Mutual Life Insurance Company of New York and its operating subsidiaries, including Executive Vice President and General Counsel of MONY and President of Unified Management, a broker/dealer in
Indianapolis.   He is also a director of AquaGene, Inc., and Chairman of the
Board of BIO+Florida, the Florida biotechnology trade association.   Mr.
Gaines is a graduate of Dartmouth College and the University of Virginia School of Law.

     Mr. David Peck is a co-founder of Ixion, its President since April, 1994, Chief Financial Officer since May, 1995, and a Director since March 1993.
From September 1995, Mr. Peck has also been Chief Executive Officer of BACOMPT, a printing company located in Carmel, Indiana. From 1992 until April 1994, he was the Chief Operating Officer of NEXCOM, the Navy Exchange Service
Command, a multi-billion dollar retail operation.   He has a long history of
executive positions in management, marketing, and planning with prominent financial firms including Merrill Lynch, Citicorp, Bank of America, and Chemical Bank. Mr. Peck has served with several national consulting firms (including Arthur D. Little, Inc. and the Naisbitt Group) in the areas of operations, systems, planning, marketing, and technology (clients included Hoffman-LaRoche, Bristol-Myers, Johnson & Johnson, and Merck) and has held faculty positions with eight universities, including Syracuse, Rutgers, Pace, and Fordham. He is the author of two books on financial services and investments. Mr. Peck earned his BA and MBA degrees from Syracuse University. Mr. Peck is Dr. Peck's brother. He is employed as a consultant.

     Dr. Ammon Peck is the scientific founder of the Company and has been its Senior Vice President and Chief Scientist and Chairman of the Scientific Advisory Board since April, 1993. He was a director from March, 1993, to May, 1995. Dr. Peck has been at the University of Florida since 1979 and is presently Professor of Pathology and Laboratory Medicine at Florida's College of Medicine and former President of the medical faculty. (See "Management - Consulting Agreement with Dr. Peck.") He received a B.S. in Bacteriology & Russian Studies and an additional B.S. in Computer Science from Syracuse University. His Ph.D. in Medical Microbiology was received from the University of Wisconsin. He is a member of the American Association of Immunologists, the American Association for the Advancement of Science, the American Diabetes Association, the Juvenile Diabetes Foundation, and the New York Academy of Sciences. Dr. Peck is Mr. Peck's brother. He is employed as a consultant.

     Dr. Margulies, a Director since 1994, is currently Executive Vice President and Chief Scientist as well as a director-nominee of Synetic, Inc., a publicly-held company in two principal lines of business: plastics technologies and healthcare communications. From July 1996 to January 1997, Dr. Margulies was a founder and Chairman and CEO of CareAgents, Inc., a developer of Internet-based clinical commerce applications, which was acquired by Synetic in January 1997. From 1991 to July 1996, Dr. Margulies was a Director, an Executive Vice President, and Chief Scientist of Cerner Corporation, a publicly-held company that supplies enterprise-level clinical
applications.   He received his B.A. from Amherst College and M.D. from
Harvard Medical School.

     Mr. Mihalik, a Director since 1995, is presently Executive Vice President, Group Personnel, Corange International Holding BV, the parent company of Boehringer Mannheim Corporation. Until November of 1996, he was Senior Vice President Global Marketing for the Diabetes Care Business Unit of Boehringer Mannheim Corporation. From August 1994 to November 1995, Mr. Mihalik was Senior Vice President, Strategic Business Development/Commercial Operations for Diabetes Care - Americas. He joined Boehringer Mannheim in 1990 and held the position of President, Patient Care Systems Division. He is a member of the International Diabetes Federation, the American Diabetes Association, the American Association of Clinical Chemistry, and the Clinical
Laboratory Management Association.   He earned his B.S. in Biology from
Pennsylvania State University and his M.B.A. from the Kellogg Graduate School of Management.

     Mr. Tedesco joined Ixion in December 1996 as Vice President - Operations and Regulatory Affairs. He is also currently President of Brandywine Consulting, Inc., a consulting company specializing in product development, regulatory affairs, quality control, and protein purification, a position he has held since 1996. From 1994 to 1996, Mr. Tedesco was Vice President, Analytical and Development Services at Tektagen, Inc., and from 1992 to 1994, Director of Process Development and Manufacturing at Amylin Pharmaceuticals, Inc. Mr. Tedesco is a member of the Regulatory Affairs Professional Society, the International Society of Pharmaceutical Engineering (ISPE), and the Parenteral Drug Association. He earned a B.S. degree in biology at Pennsylvania State University, and a M.S. degree in biology at the University of Wisconsin. He did post graduate work at Marquette University where he also taught for two years. He is employed as a consultant.

     Dr. Harmeet Sidhu joined the Company as a full-time consultant in May of 1995 and became a full-time employee in January of 1997. From May 1995 to January 1997, Dr. Sidhu held the position of postgraduate fellow and visiting scientist at the University of Florida on a fellowship funded entirely by Ixion. From 1992 to May 1995, she was an Assistant Professor in the Biochemistry Department at the Postgraduate Institute of Medical Education and
Research ("P.G.I.M.E.R.") in Chandigarh, India.   She has been actively
involved in the area of biochemical mechanisms and medical management of hyperoxaluria for many years. She is a graduate of Delhi University with a B.Sc. in Chemistry and received her M.Sc. and a Ph.D. in biochemistry from P.G.I.M.E.R.

     Ms. Janet C. Cornelius joined the Company on July 1, 1997. Previously, since 1995, she was Scientific Research Manager in Dr. Peck's laboratory in the Department of Pathology, University of Florida Medical School, where she was responsible for Islet Progenitor/Stem Cell (IPSC) work in collaboration with Dr. Peck. She is a co-inventor of the IPSC technology for developing a
cure for diabetes.   From 1975 to 1995 she held the title of Biological
Scientist in the same department. Ms. Cornelius received her B.S. in Biology from Dalhousie University, Halifax, Nova Scotia, and her Masters Degree in Medical Science from the University of Florida.

     Kimberly A. Ramsey joined the Company in June 1995. From September 1993 to date, she has been a supervisory accountant at Environmental Consulting & Technology in Gainesville, Florida. From 1992 to 1993 she was a staff accountant with the Jaymark Companies of Orlando, Florida. She is a member of the Institute of Management Accountants. She received her B.S. in Accounting from the University of Florida.

     All directors hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. Officers are elected annually to serve, subject to the discretion of the Board of Directors, until their successors are elected or appointed. The Company's Bylaws authorize the Board of Directors from time to time to determine the number of its members. The Board currently consists of four members whose
terms expire in 1998.   Successors to those directors whose terms have expired
are required to be elected by stockholder vote; vacancies in unexpired terms and any additional positions created by board action are filed by action of the existing Board of Directors.

     The Executive Committee, consisting of Messrs. Peck and Gaines, is responsible for all matters which arise between meetings of the Board to the extent permitted by Delaware law. The Audit and Benefits Committee, composed of Messrs. Peck and Mihalik and Dr. Margulies, recommends to the Board of Directors the appointment of the Company's independent auditors, reviews the compensation of such auditors, and reviews with them the plans for and results and scope of their auditing engagement. It also determines the salaries and incentive compensation of the officers, key employees, and key consultants of the Company and administers the Company's 1994 Stock Option Plan and 1994 Board Retainer Plan. A majority of its members must be outside directors.

     The following table summarizes the compensation of those persons who were, at December 31, 1996, the Company's Chairman and Chief Executive Officer, its President, and its Senior Vice President and Chief Scientist for the years ended December 31, 1994, 1995, and 1996.

                         Summary Compensation Table
                                                            Long-Term
                                    Annual                 Compensation
                                  Compensation                Awards

                                                        Restricted   Securities
Name                     Deferred   Cash    All Other  Stock Awards  Underlying
                    Year Salary    Salary  Compensation             Options/SAR

Weaver H. Gaines    1994 $75,000    $     0     $0           $0         0
(1)                 1995 $31,250    $43,750     $0           $0         0
Chairman and CEO    1996 $25,000    $60,000     $0           $0         0

David C. Peck(2)    1994 $45,000    $     0     $0           $0         0
President & CFO     1995 $35,000    $25,000     $0           $0         0
                    1996 $25,000    $35,000     $0           $0         0

Ammon B. Peck       1994 $17,500    $     0     $0           $0         0
(3)                 1995 $ 7,500    $22,500     $0           $0         0
Sr. V.P. &          1996 $ 5,000    $35,000     $0           $0         0
Chief Scientist

(1)  Mr. Gaines joined the Company at its inception in March 1993.
(2) Mr. Peck joined the Company in April 1994. He is paid a consulting fee rather than a salary.
(3) Dr. Peck began consulting for the Company in June 1994. He is paid a consulting fee rather than a salary.


There have been no stock option grants to the Company's executive officers to date.

                                     Annual Bonus Plan


     In August, 1994, the Board of Directors adopted an annual incentive compensation plan (the "Annual Bonus Plan"), administered by the Audit and Benefits Committee, pursuant to which officers, employees, and key consultants may be awarded cash bonuses (if the Company has sufficient cash to pay such bonuses prudently) or deferred bonuses, based on the financial performance of
the Company.   For 1997, the Audit and Benefits Committee determined that awards could range up to 50% of a participant's base salary or consulting fee. Awards under the Annual Bonus Plan may be made during the first quarter of each year at the discretion of the Committee, based on achievement of goals set by the Committee. For each participant, the award ranges from the maximum award if the Company achieves its approved goals, to no award if the Company achieves less than 70% of its approved goals. No awards were made relating to 1996.

Deferred Compensation Plan

     In January, 1994, the Board of Directors adopted a Deferred Compensation Plan for officers, key employees, and consultants of the Company, permitting such persons to defer the receipt of all or a portion of their compensation. Under the Deferred Compensation Plan, an unfunded deferred compensation account is established for each participant. The only obligation of the Company regarding such account is to make the payments when they become payable. Any amount credited to such account is solely for record-keeping, and is not considered to be held in trust or in escrow or in any way vested in the participant. Payments under the Deferred Compensation Plan are to be made only upon termination of employment (which may be by death, disability, retirement, or otherwise) and may be in a lump sum or as an annuity. In the case of certain senior participants, if termination is by death or dismissal without cause, at the election of the participant, the balance in his account may be converted into Common Stock of the Company at a price per share not greater than the lowest price per share (adjusted for stock splits, stock dividends, the issuance of convertible securities, warrants, or options, or other dilution) at which shares of the Company's Common Stock have been issued (or agreed to be issued) at any time in the 365 days preceding the date of termination.. A termination is deemed without cause for substantially the same occurrences described under "Employment Agreements," below. Amounts in the account bear interest, compounded annually, at a rate established by the Board of Directors, currently 8.0%.

     At December 31, 1996, balances in the deferred accounts for the Company's executive officers and key consultant were as follows:

Name                 Capacities in Which Served       Deferred Compensation
                                                           Balance <F1>

Weaver H. Gaines     Chairman and Chief                   $199,655
                     Executive Officer
David C. Peck        President and Chief                  $119,630
                     Financial Officer
Ammon B. Peck, Ph.D. Senior Vice President,               $ 35,141
                      Chief Scientist, and
                      Chairman, Scientific
                      Advisory Board
[FN]
<F1> Includes accrued interest.

Employment Agreements

     The Company has entered into written agreements (the "Employment Agreements") with two of its executive officers, Messrs. Gaines and D. Peck, which currently provide for annual base compensation of $95,000 and $60,000, respectively. Base compensation levels are to be reviewed at least annually. Upon a determination by the Board that the Company has obtained adequate financing, base compensation may be increased to not less than the average cash base compensation reported by an appropriate salary survey (as determined by the Board) for executive officers at biotechnology companies of equivalent size and status. The effective date of the Employment Agreements is August
31, 1994, and the current term of each expires December 31, 1999.     The
Employment Agreements are     renewable automatically for one-year terms unless
either party gives written notice of termination at least 92 days before the end of the then current term. Annual bonus compensation, if any, shall be determined by the Board of Directors.

     The Employment Agreements provide that    either the Company or the
executive     has the right to terminate the agreement at any time upon 60
days' notice.  A termination    by the Company "for cause" or by the executive
not for "Good Reason"     is effective without further benefits, upon a finding
by the Board of Directors. Termination without cause (as defined in the Employment Agreements), or termination by the executive for "Good Reason" (as defined in the Employment Agreements) requires the Company to pay severance benefits equal to the aggregate base salary at the then current rate payable through the end of the then current term, but not less than two times the executive's base compensation. In addition, the employee is eligible for annual bonus compensation calculated in accordance with the Annual Bonus Plan. Finally, all restricted stock is immediately vested, all outstanding stock options are immediately vested and accelerated, and the executives have the right to purchase Common Stock of the Company pursuant to the terms of the Deferred Compensation Plan. Termination is deemed without cause or for "Good Reason" if (i) there is a reduction in the executive's annual aggregate compensation or benefits, (ii) there is a diminution in the executive's position, powers, authority, duties, or responsibilities, or (iii) there is a material breach of the Employment Agreement by the Company.

     The Employment Agreements contain covenants that an executive must refrain from engaging in any business competitive with the Company during the period of his employment and for six months after termination or resignation and must not use, disclose or make accessible to any third party any proprietary information of the Company during the period of his employment, or thereafter. All inventions relating to biotechnology generally conceived while rendering services to the Company must be assigned to the Company.

Consulting Agreement with Dr. Peck

     The Company has an exclusive consulting agreement expiring on December 31, 1999, with Dr. Ammon B. Peck for consulting services relating to the
Company's business and technology.  The fee is $50,000 per year.   Dr. Peck is
obligated to devote 48 days of service per year to the Company, including travel time, and has agreed not to engage in competitive activities with Ixion during the term of the agreement, or for two years thereafter. Generally, under the terms of Dr. Peck's employment by the University of Florida, the latter has a right of first refusal to any intellectual property and must approve waivers by Dr. Peck of the University's intellectual property rights
in any consulting agreement.   Dr. Peck has agreed to assign to the Company
any inventions or intellectual property rights developed by him while performing services under the consulting agreement in any inventions or intellectual property rights waived by the University. See "Government Regulation - Florida Conflicts of Interest." The consulting agreement may be canceled by either party on 30 days' written notice. The Company has a life insurance policy on the life of Dr. Peck in the amount of $500,000 payable to the Company.

Consulting Agreement with Brandywine Consultants, Inc.

     In December of 1996, Company entered into a consulting agreement, terminable on 90 days' notice by either party, with Brandywine Consultants, Inc. (the "Brandywine Consulting Agreement"), of which John L. Tedesco is President. Under the Brandywine Consulting Agreement, Mr. Tedesco was elected to the office of the Company's Vice President - Operations and Regulatory Affairs, and he and other Brandywine consultants will provide consulting services in connection with the strategic planning and execution of the Company's drug and device development efforts, as well as services in the area of corporate development and financing. Brandywine must devote not less than 80 hours per month to the Company's affairs, for which it is paid $5,000 monthly. In addition, upon the achievement of certain milestones, Brandywine will be issued warrants for up to 20,000 shares of Ixion Common Stock, expiring five years from the date of issue, and exercisable at a price of $5.00 per share. Warrants for 3,000 shares, expiring in February 2002, were issued on June 23, 1997 upon the approval of the Product Development Plan
prepared by Brandywine.     Additional warrants for 3,000 shares, expiring in
October 2002, were issued on October 24, 1997 upon acceptance of the Master Plan for Regulatory Compliance, also prepared by Brandywine. Brandywine will receive warrants for 4,000 shares upon the Company's filing for an IND and warrants for 10,000 shares upon the approval of an IND. Finally, the Company will pay Brandywine a fee on any capital raised through private investors or corporate collaborators introduced by a Brandywine consultant.

1994 Stock Option Plan

     In August 1994, the Board of Directors adopted and the shareholders approved the 1994 Stock Option Plan (the "Plan"). The Plan was amended in June 1997. The purpose of the Plan is to provide incentive to officers, directors, consultants, members of the Scientific Advisory Board, and key employees who are, or will be given responsibility for the management or administration of the Company's business and the growth of the Company, and to provide those personnel with an opportunity to participate in the growth, development, and financial success of the Company.

     The Plan reserves an aggregate of 250,000 shares (approximately 6.0% of the 4.0 million authorized shares) of the Company's authorized but unissued Common Stock for grants of options to employees and an additional 75,000 shares for grants of options to members of the Board of Directors and members of the Scientific Advisory Board under the Board Retainer Plan. At September 30, 1997, options to purchase 43,900 shares were outstanding, and 281,100 shares remained reserved for grants of options under the Plan.

     The Plan permits the grant of both "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code (the "Code") and nonqualified stock options. The Committee, in its discretion, may grant options to the Company's employees, consultants, non-employee directors, and members of the Scientific Advisory Board; provided, however, that only employees may be granted incentive stock options. The Committee must be composed of at least two outside directors (if there are two outside Directors, otherwise such number of outside directors as are available for service) and has complete discretion to select the eligible individuals who are to receive option grants. Outside directors who are members of the Committee may not be awarded discretionary grants, but are awarded options for 2,000 shares upon election to the Committee and options for 2,500 shares, all exercisable at the then fair market value, annually thereafter.

     Generally, options become exercisable as to 20% of the shares subject to option after the optionee's first full year of continuous service with the Company and as to 1/12 of 20% of the shares at the end of each additional full month of continuous service thereafter. Options granted to members of the Scientific Advisory Board generally vest at the rate of 25% at the end of each three-month period following the grant.

     No incentive stock option may be exercised more than ten years after its grant date, or in the case of nonqualified stock options, ten years and one day after the date of its grant. No option is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by the optionee, his or her guardian, or legal representative. Subject to certain exceptions, vested incentive stock options expire one year after the optionee's death or disability. Vested nonqualified options expire one year after termination of employment for any reason including death.

     The exercise price of incentive stock options may not be less than the fair market value of the shares on the date of grant (or 110% of the fair market value for incentive stock options granted to holders of 10% or more of
the stock of the Company or any subsidiary of the Company).   The price may be
paid in cash, by promissory note, or previously owned shares of the Company.

1994 Board Retainer Plan

     The Company does not pay cash compensation to outside members of the Board of Directors or to members of the Scientific Advisory Board, but does reimburse expenses incurred in connection with meetings. Accordingly, the Board of Directors adopted the 1994 Board Retainer Plan (amended June 1997) to
grant shares of Common Stock to such members    as well as to permit grants of
stock as hiring bonuses for key employees    .  Members of both boards are also
eligible for grants under the 1994 Stock Option Plan.

     Unvested shares granted are subject to reacquisition by the Company at no cost if the grantee ceases to be a director. With respect to directors, the reacquisition option will typically lapse as to 20% of the shares granted after the grantee's first full year of continuous service with the Company and as to 1/12 of 20% of the granted shares at the end of each additional full
month of continuous service thereafter.   Scientific Advisors' shares are not
subject to reacquisition by the Company after a year.

     New outside members of the Board or the Scientific Advisory Board receive 5,000 shares upon joining, and each will receive 1,000 shares annually thereafter during the pendency of the Board Retainer Plan. The Audit and Benefits Committee of the Board may change the amount granted each eligible person at any time in its complete discretion. 75,000 shares were reserved by
the Board for    award to Directors of Members of the Scientific Advisory Board
under     the Board Retainer Plan, of which 57,000 shares have been issued.
   No specific number of shares have been reserved for grants to key employees in connection with the commencement of employment. 27,000 shares have been issued to employees as hiring bonuses

                          CERTAIN TRANSACTIONS

     The following is a summary of certain transactions among the Company and related persons.

     Commencing with the founding of the Company, Messrs. Gaines and D. Peck made loans to the Company pursuant to the terms of a convertible promissory note (the "Subordinated Notes"). The amount outstanding varied from month to
month.   On June 30, 1996, $16,159.04 (the entire outstanding balance including accrued interest) of the Subordinated Notes were converted into 21,544 shares of Common Stock (17,560 shares to Mr. Gaines and 3,984 shares to Mr. D. Peck). The Subordinated notes were converted pursuant to their terms at a price per share not greater than the lowest price per share (adjusted for stock splits, stock dividends, or other dilution) at which shares of Ixion's Common Stock had been issued during the 12 month period immediately prior to the notice of election to convert, in this case at a price of $.75 per share. Prior to their conversion, the loans bore interest at 8.0%, compounded monthly by additions to principal. No cash interest was ever paid on the Subordinated Notes.

     On August 31, 1994, Messrs. Gaines and D. Peck each converted $9,000 of principal amount of Subordinated Notes into an aggregate of 900,000 shares of the Company's Common Stock, at a price of $0.02 per share. That price was determined by the Board of Directors to be the fair market value of such stock on such date.

     On August 31, 1994, the Board of Directors accepted Dr. Ammon B. Peck's offer to assign to the Company all his interest in oxalate technology (subject to prior rights of the University of Florida under the University's patent policy) and to agree to execute an exclusive consulting agreement with the Company in exchange for an aggregate of 650,000 shares of Common Stock at a price of $0.02 per share. The Board of Directors valued the assignment of such rights at not less than $13,000, and determined that amount to be the fair market value of the shares on such date. This transaction was consummated on October 17, 1994.

     As of October 10, 1994, members of the immediate families of the founders of the Company, including a partnership in which Mr. Gaines has an undivided 25% interest, purchased an aggregate of 140,000 shares of the Company's Common Stock pursuant to an Agreement to Purchase Shares dated as of such date, for a price of $0.10 per share, or $14,000 in the aggregate.

     As of January 1, 1996, the Company purchased used laboratory equipment with a replacement value in excess of $60,000 from Carl Therapeutic, Inc. (controlled by a vice president of the Company), pursuant to a chattel mortgage agreement in the amount of $32,309. None of this equipment had been acquired by Carl Therapeutic within the previous two years. The agreement calls for monthly payments of $897.47 commencing August 1, 1996. There is no interest on the outstanding balance. The loan is secured by a security interest in the laboratory equipment.

     On April 16, 1996, the Chairman and Chief Executive Officer and the
President of the Company each entered into a    revolving     agreement to
extend the Company up to $25,000 in the form of bridge loans. Under these agreements, the Company borrowed a total of $32,099.56, all of which was repaid
in cash by the Company on June 14, 1996.     Outstanding     loans bear cash
interest at the rate 8%    (subject to adjustment as to outstanding balances
each January 1)    , paid monthly and upon repayment of the principal.  In
addition, the Chairman, on June 21, 1996, agreed to increase his    bridge
loan commitment to an amount up to $150,000.     The Company may borrow from
these revolving facilities from time to time for working capital purposes.

     On October 24, 1997, the Board of Directors approved a competitive bid by BACOMPT, a printer in Carmel, Indiana, of which Mr. Peck is a part owner and the chief executive officer, to provide prospectus printing and fulfillment services in connection with the Offering, for an amount not to exceed $25,000. The Company believes that the terms of the BACOMPT transaction are at least as fair to the Company as could have been obtained from unaffiliated third parties.

     Because of their managerial positions and stock holdings in the Company, and their activities related to the organization of the Company, Messrs. Gaines and Peck, and Dr. Peck may be deemed to be "promoters" as that term is used under the Securities Act.

                              PRINCIPAL SHAREHOLDERS

         The table below sets forth information as of the date of this Prospectus and, as adjusted, assumes the sale of all of the Common Stock offered pursuant to this Prospectus. The table also assumes, with respect to each individual stockholder, the exercise of all warrants, options or conversion of all convertible securities held by such stockholder, and exercisable within 60 days of the date of this Prospectus. It does not assume the exercise or conversion of securities held by any other holder of securities. The table is based on information obtained from the persons named below with respect to the beneficial ownership of shares of Common Stock by
(i) each person known by the Company to be the owner of more than 5% of the aggregate outstanding shares of Common Stock, (ii) each officer and director and (iii) all officers and directors as a group.

                                                    Amount and Nature of
                                                    Beneficial Ownership
Name and Address of           Number of               Percentage of
Beneficial Owners (1)         Shares                  Shares  Owned
                                                 Prior to          After
                                                 Offering         Offering (2)
Ammon B. Peck, Ph.D.          655,000(3)            26%              23%
David C. Peck                 415,984(4)            17%              14%
Weaver H. Gaines              553,512(5)            22%              19%
David M. Margulies             18,583(6)            (7)              (7)
Vincent P. Mihalik             12,508(8)            (7)              (7)
All officers and )          1,661,582               66%              57%
 directors as a group
 (6 persons

(1) Address is 12085 Research Drive, Alachua, FL 32615 unless otherwise indicated.

(2) Assumes sale of all Units offered hereby, but does not assume exercise or conversion of other securities held by anyone other than the named persons.

(3) Includes 50,000 shares held by Dr. Peck's wife in trust for her brothers as to which Dr. Peck disclaims beneficial ownership, and 5,000 shares issuable upon conversion of Unsecured Convertible Notes held by members of Dr. Peck's immediate family sharing his household as to which Dr. Peck disclaims beneficial ownership.

(4) Includes 12,000 shares issuable upon conversion of Unsecured Convertible Notes held by members of Mr. Peck's immediate family sharing his household as to which Dr. Peck disclaims beneficial ownership.

(5) Includes 40,000 shares held by WABS Associates, a general partnership composed of Mr. Gaines and his three siblings. Mr. Gaines disclaims beneficial ownership of 30,000 of such shares, and 5,952 shares issuable upon conversion of
Unsecured Convertible Notes held by Mr. Gaines.

(6)  Includes    2,583     shares issuable upon exercise of currently
exercisable options, but excludes    4,917     shares issued under options not
currently exercisable.

(7)  Less than 1.0%.

(8)  Includes    1,508     shares issuable upon exercise of currently
     exercisable options but excludes    4,492     shares issuable under
     options not currently exercisable.

                           DESCRIPTION OF SECURITIES

Units

     Each Unit consists of one share of Common Stock and .25 Charitable Benefit Warrant to purchase an additional share of Common Stock. The Common Stock will be immediately separated from the Charitable Benefit Warrants, and will be immediately transferable.

Common Stock

     As of the date of this Prospectus, the authorized capital stock of the Company consists of 4,000,000 shares of Common Stock, $0.01 par value. As of September 30, 1997, there were 2,464,544 shares of Common Stock outstanding, held of record by approximately 60 shareholders.

     The holders of Common Stock are entitled to one vote per share on all
matters to be voted upon by the shareholders    and have no cumulative voting
rights    .  Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. See "Dividend Policy." In the event of liquidation, dissolution, or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable, and the shares of Common Stock offered hereby will also be fully paid and nonassessable.

Charitable Benefit Warrants Included in the Units

   Each whole Charitable Benefit Warrant entitles the holder to purchase one
share of Common Stock at a price of $20.00 per share.   Four Units are
required to acquire one whole Charitable Benefit Warrant.
Approved qualified charitable organizations may exercise Charitable Benefit Warrants at any time until the expiration date (November __, 2007, unless extended) (the Warrant Expiration Date"); holders other than approved qualified charitable organizations may not exercise except between November __, 2006, and the Warrant Expiration Date. The Charitable Benefit Warrants will be detached from the Common Stock immediately on purchase.

     The Charitable Benefit Warrant included in the Units will be issued pursuant to a Warrant Agreement among the Company and SunTrust Bank, Atlanta, as warrant agent (the "Warrant Agent"), and will be in registered form. The Registered Holder is the person in whose name any certificate representing the Charitable Benefit Warrants shall be registered on the books maintained by the Warrant Agent. Charitable Benefit Warrants may not be resold and may only be transferred to an approved qualified charitable organization; provided, however, that transfer to a testamentary trust, legatee, or heir by will or by descent upon the death of a Registered Holder (), will be permitted upon proper proof as decided by the Company in its absolute discretion. A Registered Holder may transfer Charitable Benefit Warrants to an approved qualified charitable organization at any time from the time of issuance and prior to the close of business on the Warrant Expiration Date.

     The Charitable Benefit Warrant has been designed to permit purchasers of Units in the Offering to make tax deductible contributions of the value of the Charitable Benefit Warrant to an approved qualified charitable organization as a new modality for channeling funds to medical research. An approved qualified charitable organization means a charitable organization, institution, foundation, or research institute described in Section 501(c)(3) of the Internal Revenue Code (the "Code"), which is excluded from the definition of a private foundation as referred to in Section 509(a) of the Code, which is eligible to receive tax-deductible contributions under Section 170 of the Code, and which has been approved by the Company as described below.

        The following     are the approved qualified charitable organizations
as of the date of this Prospectus.

                               Juvenile Diabetes Foundation
                               Joslin Diabetes Center, Inc.
                               American Kidney Foundation
                               National Vulvodynia Association
                               Crohn's & Colitis Foundation of America
                               Cystic Fibrosis Foundation
                               Oxalosis and Hyperoxaluria Foundation
                               Mycological Society of America
                               Intestinal Disease Foundation
                               National Kidney    Fund
                               National Institute of Diabetes and Digestive and
                                   Kidney Diseases
                               North American Mycological Society
                               University of Florida Research Foundation, Inc. Florida Cystic Fibrosis, Inc.


     Qualified charitable organizations may be added to the approved list by the Company, in its absolute discretion, from time to time until the Warrant Expiration Date. In order to be added to the approved list, a charitable organization must be tax exempt, and it must be eligible to receive tax deductible contributions in accordance with Section 170 of the Code. Charitable organizations may be added at the election of the Company, or they may be nominated by a Registered Holder. Registered Holders wishing to nominate a charitable organization must send their nomination in writing to the Company, together with proof of such charitable organization's status as an organization described in Section 501(c)(3) of the Code which is excluded from the definition of a private foundation as referred to in Section 509(a) of the Code and which is eligible to receive tax deductible contributions in accordance with Section 170 of the Code. Charitable organizations that fall into the excluded categories are generally those that either have broad public support or actively function in a supporting relationship to such organizations.

     In order to be tax-exempt, an organization must be organized and operated exclusively for one or more of the purposes set forth in Section 501(c)(3), and none of the earnings of the organization may inure to any private shareholder or individual. In addition, the organization may not attempt to influence legislation as a substantial part of its activities, nor may it participate at all in campaign activities for or against political candidates. The Company will favor charitable organizations that dedicate a material portion of their assets or revenue to research activities connected with the cure and treatment of diabetes and oxalate-related diseases.

     Each of the Warrants will entitle the holder to purchase one share of Common Stock at a price of $20.00 per share. An approved qualified charitable organization may exercise at any time from the date of issuance and prior to the close of business on the Warrant Expiration Date. A holder who is not an approved qualified charitable organization may not exercise during the first nine years. Such holder may only exercise during the period commencing
   November     __, 2006, and ending at the close of business on    the Warrant
Expiration Date. No fractional shares will be issued upon the exercise of the Charitable Benefit Warrants. The exercise price of the Charitable Benefit Warrants bears no relationship to any objective criteria and should in no event be regarded as an indication of any future market price of the securities offered hereby.

     The exercise price of the Charitable Benefit Warrants, and the number and kind of shares of Common Stock or other securities and property issuable upon exercise of the Warrants are subject to adjustment in certain circumstances, including a stock dividend or a subdivision or combination of the Common Stock. Additionally, an adjustment will be made upon a reclassification or in case of a consolidation or merger of the Company with or into another company or the sale of all or substantially all of the assets of the Company, in order to enable approved qualified charitable organization holders of Charitable Benefit Warrants to purchase the kind and number of shares of stock or other securities or property (including cash) receivable in such event by a holder of the number of shares of Common Stock that might otherwise have been purchased upon exercise of the Charitable Benefit Warrant. No adjustment for previously paid cash dividends, if any, will be made upon exercise of the Charitable Benefit Warrant.

     Charitable Benefit Warrants do not confer upon the holder any voting or any other rights of a stockholder of the Company. Upon notice to the Warrant holders, the Company has the right to reduce the exercise price or extend the expiration date of the Charitable Benefit Warrants.

     The Charitable Benefit Warrants may be exercised only upon surrender of the Charitable Benefit Warrant certificate on or prior to the expiration date of such Warrant at the offices of the Warrant Agent, with the form of "Subscription Form" on the reverse side of the Charitable Benefit Warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price (by certified check payable to the order of the Warrant Agent) for the number of Charitable Benefit Warrants being exercised.

Unsecured Convertible Notes

     In 1996 the Company issued $787,270 total principal amount, composed of $215,600 in 10% Unsecured Convertible Notes (the "10% Notes") and $571,670 in Variable Conversion Rate Unsecured Convertible Notes (the "Variable Notes") due 2001 (in the aggregate hereafter called the "Notes"), which were issued under a Note Purchase Agreement (the "Note Purchase Agreement"), dated as of September 13, 1996, between the Company and the initial purchasers of the
Notes.   The 10% Notes accrue interest at the stated rate until maturity, or conversion, and pay interest quarterly. The 10% Notes are convertible into shares of the Company's Common Stock at any time prior to maturity at a conversion price of $4.20 per share. The Variable Notes are non-interest bearing and are convertible into shares of the Company's Common Stock, at any time prior to maturity, at variable conversion prices ranging from $4.20 to $2.10. The variable conversion prices are based on the length of time the investor holds the Variable Notes prior to conversion, as shown in the table below:

Conversion Date                    Conversion Price

End of         Year 1         Year 2         Year 3         Year 4       Year 5
November       $4.10          $3.70          $3.30          $2.90        $2.50
February       $4.00          $3.60          $3.20          $2.80        $2.40
May            $3.90          $3.50          $3.10          $2.70        $2.30
August         $3.80          $3.40          $3.00          $2.60        $2.10


Outstanding Common Stock Purchase Warrants

     As of    October 31    , 1997, there were outstanding warrants to purchase
23,630 shares of Common Stock. Warrants for 17,630 shares entitle the registered holder to purchase Common Stock at a price of $2.00 per share
through August 31, 2000.  Warrants for    6,000 shares entitle the registered
holder to purchase 3,000 shares of Common Stock at a price of $5.00 per share through February 2002 and 3,000 shares at the same price through October 2002.
    The exercise price of the warrants and the number of shares of Common Stock to be obtained upon exercise of the warrants are subject to adjustment in certain circumstances, including a stock dividend to holders of Common Stock, a subdivision or combination of outstanding shares of Common Stock, or the issuance of capital stock in a reclassification or reorganization of Common Stock. The exercise price of the warrants is subject to adjustment in the event that the Company (i) issues, sells, or otherwise distributes Common
Stock at a price which is less than the then current market price of the Common Stock, (ii) issues options (other than options issued under the 1994 Stock Option Plan or the 1994 Board Retainer Plan) whose exercise price is less than the then current market price of the Common Stock, (iii) issues convertible securities whose conversion price is less than the then current market price of the Common Stock, or (iv) pays a dividend of cash or other property in any one year greater than 10% of the then current market price of the Common Stock. The Company must give advance notice to warrant holders of any of the above events as well as any merger, sale, transfer, dissolution, or winding up.

     The warrants do not confer upon the holder any voting or other rights of a shareholder of the Company. Upon notice to the holders of the warrants, the Company has the right to reduce the exercise price or extend the expiration date of the warrants. See "Shares Eligible for Future Sale - Registration Rights" for a description of the registration rights of holders of certain of the warrants.

Limitation of Liability

     As permitted by Delaware law, the Certificate of Incorporation provides that no director of the Company will be liable for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) for approval of certain unlawful dividends or stock purchases or redemptions, and (iv) for any transaction from which the director derived an improper personal benefit. In appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law.

     The Company intends to purchase and maintain directors' and officers' insurance as soon as the Board of Directors determines practicable, in amounts which they consider appropriate, insuring the directors against any liability arising out of the director's status as a director of the Company regardless of whether the Company has the power to indemnify the director against such liability under applicable law.

     The Company has been advised that it is the opinion of the Commission that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act, or to claim indemnification for such liability, such provisions are against public policy as expressed in the Securities Act and are, therefore, unenforceable.

Transfer Agent and Registrar and Warrant Agent

     The Transfer Agent and Registrar for the Common Stock and the Warrant Agent for the Charitable Benefit Warrants is SunTrust Bank, Atlanta.

                    CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain federal income tax considerations relevant to the acquisition, holding, and disposition of Units, Common Stock, and Charitable Benefit Warrants pursuant to this Offering. This discussion is not a complete analysis of all potential tax considerations to prospective purchasers. The discussion is limited solely to U.S. federal income tax matters and is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, administrative rulings, and pronouncements of the Internal Revenue Service ("IRS"), and judicial decisions, all as of the date hereof and all of which are subject to change at any time, possibly with retroactive effect.

     This discussion is limited to those initial purchasers of Units who would hold the Common Stock and Charitable Benefit Warrants as "capital assets" for U.S. federal income tax purposes. This discussion does not address U.S. federal income tax consequences that may be applicable to particular categories of Unit holders, including insurance companies, tax-exempt persons, financial institutions, dealers in securities, persons with significant holdings of Company stock, and non-United States persons, including foreign corporations, foreign partnerships, and nonresident alien individuals. This discussion does not address any tax considerations under the laws of any state, locality, or jurisdiction, or foreign country.

     The Company will not seek a ruling from the IRS as to any of the matters covered by this discussion, and there can be no assurance that the IRS will not successfully challenge the conclusions reached in this discussion. BECAUSE THE U.S. FEDERAL INCOME TAX CONSEQUENCES DISCUSSED BELOW DEPEND UPON EACH HOLDER'S PARTICULAR TAX STATUS, PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE TAX CONSIDERATIONS DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS, AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN, OR OTHER TAX LAWS.

The Units

     Because the original purchasers of Common Stock also will acquire Charitable Benefit Warrants, each share of Common Stock likely will be treated for federal income tax purposes as having been issued as part of an "investment unit" consisting of the Common Stock and associated Charitable Benefit Warrants. The purchase price of an investment unit is allocated between its component parts based on their relative fair market values at the time of purchase. The portion of the purchase price allocable to the Common Stock and Charitable Benefit Warrants, respectively, will be the holder's initial tax basis in the Common Stock and Charitable Benefit Warrants, respectively.

The Common Stock

     Dividends. The Company does not currently intend to make distributions with respect to the Common Stock. However, any distributions that are made by the Company with respect to the Common Stock will be characterized as dividends and, therefore, will be includable in the recipient's gross income to the extent of the Company's current or accumulated earnings and profits, if any, as determined for U.S. federal income tax purposes. To the extent that a distribution on the Common Stock exceeds the holder's allocable share of the Company's current or accumulated earnings and profits, such distribution first will be treated as a return of capital that will reduce the holder's adjusted tax basis in such Common Stock, and the excess will be treated as taxable gain. The availability of current or accumulated earnings and profits, if any, in future years will depend on future profits and losses which cannot be accurately predicted. Thus, there can be no assurance that all or any portion of a distribution on the Common Stock will be characterized as a dividend for U.S. federal income tax purposes. Corporate stockholders will not be entitled to claim the dividends received deduction with respect to distributions that are not characterized as dividends. See the discussion regarding the dividends received deduction below.

     Subject to important restrictions, dividends received by a corporate holder of Common Stock generally will qualify for the 70 percent dividends received deduction provided by Section 243(a)(1) of the Code. Under certain circumstances, a corporate holder may be subject to the alternative minimum tax with respect to the amount of its dividends received deduction. Also, under certain circumstances, a corporation that receives an "extraordinary dividend," as defined in Section 1059(c) of the Code, is required to reduce its stock basis by the nontaxed portion of such dividend. Corporate holders are advised to consult their tax advisors concerning possible limitations on the availability of the dividends received deduction, as well as the potential application of Section 1059 of the Code with respect to dividends received from the Company.

     Sale or other Taxable Disposition of Common Stock. Upon a sale or other taxable disposition (other than a redemption) of Common Stock, a holder generally will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash plus the fair market value of any property received upon such sale or disposition and (ii) the holder's adjusted tax basis in the Common Stock being sold. The holder's adjusted tax basis in the Common Stock will be that amount of the purchase price of a Unit allocated to the Common Stock as described above.

     Redemption of Common Stock. The Company has no plans to redeem Common Stock. A redemption of Common Stock generally will be a taxable event to the redeemed stockholder. The amount received in the redemption will be treated as a distribution taxable as a dividend to the redeemed stockholder (and may constitute an extraordinary dividend under Section 1059) unless the redemption: (a) is treated as a distribution "not essentially equivalent to a dividend" with respect to the stockholder; (b) is "substantially disproportionate" with respect to the stockholder; (c) "completely terminates" the stockholder's equity interest in the Company; or (d) is of stock held by a noncorporate stockholder and is in partial liquidation of the Company. In determining whether any of those tests has been met, there generally must be taken into account Common Stock actually owned and certain Common Stock constructively owned by the stockholder. If any of those tests is met as to a stockholder, the redemption of the Common Stock generally would be treated as to that stockholder as an exchange giving rise to capital gain or loss (measured by the difference between the amount received and the holder's tax basis in the redeemed Common Stock). Even in such a case, however, payments received upon redemption which represent accrued but unpaid dividends may be taxed as ordinary income dividends, and the extraordinary dividend rule discussed above could apply. Prospective purchasers should consult their own tax advisors as to the application of the foregoing rules.

The Charitable Benefit Warrants

     Exercise of the Charitable Benefit Warrants.    The exercise of a
Charitable Benefit Warrant will not result in a taxable event to the holder. Upon exercise of a Charitable Benefit Warrant, the holder's aggregate basis in the Common Stock received upon exercise (the "Warrant Shares") will be the sum of (a) its basis in the Charitable Benefit Warrant and (b) the cash paid upon exercise of the Charitable Benefit Warrant. The holding period for capital gain and loss purposes for the Warrant Shares will not include the period during which the Charitable Benefit Warrant was held by such holder.

     Expiration of the Charitable Benefit Warrants. Upon the expiration of an unexercised Charitable Benefit Warrant, the holder will recognize a loss equal to the adjusted tax basis of the Charitable Benefit Warrant in the hands of the holder. Such loss will be a capital loss, provided the Warrant Shares would have been a capital asset in the hands of the Charitable Benefit Warrant holder had the Charitable Benefit Warrant been exercised, and will be long-term capital loss with respect to Charitable Benefit Warrants held for more than one year at the time of the expiration.

     Adjustments Under the Charitable Benefit Warrants. Pursuant to the terms of the Charitable Benefit Warrants, the number of shares that may be purchased upon exercise of the Charitable Benefit Warrants is subject to adjustment from time to time upon the occurrence of certain events. Under Section 305 of the Code, a change in conversion ratio or any transaction having a similar effect on the interest of a Charitable Benefit Warrant holder may be treated as a distribution with respect to any holder whose proportionate interest in the assets or earnings and profits of the Company is increased by such change or transaction. Thus, under certain future circumstances which may or may not occur, such an adjustment pursuant to the terms of the Charitable Benefit Warrants may be treated as a taxable distribution to the Charitable Benefit Warrant holders to the extent of the Company's current or accumulated earnings and profits, without regard to whether such holders receive any cash or other property. If the Charitable Benefit Warrant holders receive such a taxable distribution, their bases in the Charitable Benefit Warrants will be increased by an amount equal to the taxable distribution.

     The rules with respect to adjustments are complex and Charitable Benefit Warrant holders should consult their own tax advisors in the event of an adjustment.

     Charitable Contribution of Charitable Benefit Warrants. Upon charitable contribution of a Charitable Benefit Warrant to an approved qualified charitable organization, the transferor will be entitled to a deduction in respect of a charitable contribution in an amount equal to the fair market value of the Charitable Benefit Warrant to such transferor at the time of such contribution, subject to the usual requirements for deductions in respect of charitable contributions, including, without limitation, certain annual limitations on deductions based on adjusted gross income and other requirements referred to below.

     The fair market value of the Charitable Benefit Warrant at the time of any such contribution will be based on the value of the Charitable Benefit Warrant in the hands of the transferor at that time. That is, the Charitable Benefit Warrant will be valued as a warrant that may be exercised only during
the  period commencing    November __, 2006 and ending on the Warrant
Expiration Date    , notwithstanding that an approved qualified charitable
organization may exercise the Charitable Benefit Warrant at any time after
issuance.    The holder shall value the Charitable Benefit Warrant at the price at which it would change hands between a buyer and seller, neither able to exercise the warrant outside of the one-year period commencing November __, 2006 and ending on the Warrant Expiration Date, neither under any compulsion to buy or sell, and both with reasonable knowledge of the relevant facts. The holder shall consider all relevant facts as of the applicable valuation date in valuing the Charitable Benefit Warrant, including the history and prospects of the Company, its publicly available financial data, the market price of the Common Stock, the size of the Charitable Benefit Warrant block to be valued, and the nature of the restrictions upon the Charitable Benefit Warrant. Individuals and certain other transferors are required to obtain an appraisal of the fair market value of property contributed if the deduction claimed for the contribution of such property and all similar property exceeds $5,000 in
any one taxable year (including donations to different donees).    Certain
other substantiation requirements apply as well.

     The amount of any deduction in respect of a charitable contribution of appreciated property is reduced by, among other things, the amount of gain which would not have been long-term capital gain if the property contributed had been sold by the taxpayer at its fair market value (determined at the time of such contribution). To avoid that reduction, a holder must hold the property for a period of time such that its disposition would result in long-term capital gain, which currently is any period longer than one year.

     The substantiation and other requirements for a deduction in respect of charitable contribution are, in part, highly technical. Accordingly, a holder of Charitable Benefit Warrants who is planning to contribute Charitable Benefit Warrants to an approved qualified charitable organization is urged to consult his or her own tax advisor with respect to those requirements.

Backup Withholding

     Federal income tax backup withholding at a rate of 31% on dividends and proceeds from a sale, exchange, or redemption of Common Stock will apply unless the holder (i) is a corporation or comes within certain other exempt categories (and, when required, demonstrates that fact) or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. The amount of any backup withholding from a payment to a holder will be allowed as a credit against the holder's federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS.

                      SHARES ELIGIBLE FOR FUTURE SALE

     At the completion of this Offering, there will be 2,864,544 shares of Common Stock outstanding if all Units are sold. There will be 43,900 shares of Common Stock issuable upon the exercise of outstanding options, 23,630 issuable upon the exercise of outstanding warrants, and up to 323,557 shares of Common Stock issuable upon conversion of the Company's Unsecured Convertible Notes. There is no current market for the Company's securities, and it is unlikely there will be one at the conclusion of this Offering.

     Should the Company elect to register its securities in the future, it cannot predict whether a market for its securities will develop, or, if one develops, the effect, if any, that market sales of restricted shares of Common Stock (described below) or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market would likely adversely affect any prevailing market price for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities.

Sales of Restricted Securities

     All 2,464,544 shares of Common Stock outstanding prior to the Offering, all outstanding warrants and options, and all Unsecured Convertible Notes, as well as the shares of Common Stock issuable upon exercise of such warrants and options or conversion of the Unsecured Convertible Notes were or will be issued and sold by the Company in private transactions not involving a public offering in reliance upon exemptions under the Securities Act. These securities are treated as "restricted securities" and may not be resold except in compliance with the registration requirements of the Securities Act or pursuant to an exemption therefrom.

Registration Rights

     Pursuant to the Agreement to Purchase Shares dated as of October 10, 1994, the holders of 140,000 shares of Common Stock ("Contingently Registerable Securities") are entitled to certain contingent piggyback registration rights, subject to the terms and conditions of the Agreement to Purchase Shares. Under such Agreement, if at any time during the period ending October 9, 2004, Ixion registers any shares of Common Stock under the Act on certain SEC forms, one or more holders of the Contingently Registerable Securities may request that all or a part of their securities be included in the registration statement. The Company is required to bear all registration and selling expenses (other than underwriter's fees, discounts, or commissions) in connection with the registration of Contingently Registerable Securities. See "Certain Relationships and Related Transactions."

     Pursuant to the Employment Agreements, Messrs. D. Peck and Gaines, holders of record of an aggregate of 911,544 shares of the Company's Common Stock as of July 31, 1996 (the "Registerable Securities") are entitled to certain demand registration rights, subject to the terms and conditions of such Employment Agreements. Subject to certain exceptions, if the Company is then a public company, at any time during the contract term (and until the third anniversary of termination), either or both of Messrs. D. Peck and Gaines may demand that the Company register at least 100,000 shares under the Act on an appropriate SEC form. Each executive is entitled to only one demand registration under his Employment Agreement. Each executive may also request inclusion of all or a portion of his Registerable Securities in any registration by the Company under the Act. The Company is required to bear all registration and selling expenses (other than underwriter's fees, discounts, or commissions) in connection with the registration of Registerable Securities. See "Management - Employment Agreements."

     Holders of 17,630 outstanding warrants have certain piggyback registration rights for the Common Stock issuable upon exercise of such warrants, subject to the terms and conditions of the warrants. Pursuant to the terms of such warrants, until June 30, 2001, if the Company registers any sales of Common Stock under the Securities Act, it must notify the warrant holders in order that they may request inclusion in such registrations statement. The expenses of the registration (other than transfer taxes, underwriting commissions, and fees of warrant holders' counsel) shall be paid by the Company.

     Pursuant to the Note Purchase Agreement relating to the Unsecured Convertible Notes, until August 31, 2006, Note holders who convert their Unsecured Convertible Notes into shares of Common Stock are also entitled to certain contingent piggyback registration rights. The expenses of the registration (other than transfer taxes, underwriting commissions, and fees of the converting Note holders' counsel) shall be paid by the Company.

                              PLAN OF DISTRIBUTION

     The Company proposes to sell up to 400,000 Units composed of 400,000 newly issued shares of Common Stock and 100,000 newly issued Charitable Benefit Warrants at a price of $10.00 per Unit directly to members of the public residing in selected states. Announcements of this Offering, in the form prescribed by Rule 134 of the Securities Act, will be communicated to selected persons. There is no required minimum number of Units to be sold, and all funds received will go immediately to the Company. If only a few Units are sold, the result could be that all the proceeds will be used to pay the expenses of the Offering. The Offering will begin on the date of this Prospectus and continue for up to twelve months (unless extended) or until all of the Units offered are sold or such earlier date as the Company may close or terminate the Offering. All Units will be sold at the public offering price of $10.00 per share and a minimum purchase of 100 Units ($1,000.00) is required. Since there is no minimum number of Units to be sold, there is no escrow account for the deposit of subscribers' funds and no arrangements to return the funds if all of the Units offered are not sold.

     The Company plans to offer and sell the Units directly to investors and has not retained any underwriters, brokers, dealers, or placement agents in connection with the Offering. However, the Company reserves the right to use
brokers, dealers, or placement agents,    particularly when the securities laws
of a state require sales to be made through a broker-dealer qualified in such
state.  The Company     could pay commissions equal to as much as 10 percent of
the gross proceeds although the Company does not currently intend to pay more than $200,000 in aggregate commissions. The Company will effect offers and sales of Units through printed copies of this Prospectus delivered by mail and electronically, by contacting prospective investors by publicizing the Offering through a posting on the Company's World Wide Web site (which was first established in July of 1996), by publicizing the Offering through newspaper advertisements, and by contacting additional potential investors by direct e-mail and regular mail solicitation. Any voice or other communications will be conducted in certain states through the Company's executive officers, and in other states, where required, through a designated sales agent, licensed in those states. Under Rule 3a4-1 of the Exchange Act, none of these employees of the Company will be deemed a "broker," as defined in the Exchange Act, solely by reason of participation in this Offering, because (1) none is subject to any of the statutory disqualifications in Section 3(a)(39) of the Exchange Act, (2) in connection with the sale of the Units offered, none will receive, directly or indirectly, any commissions or other remuneration based either directly or indirectly on transactions in securities, (3) none is an associated person (partner, officer, director, or employee) of a broker or dealer, and (4) each meets all of the following conditions: (a) primarily performs substantial duties for the issuer otherwise than in connection with transactions in securities; (b) was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (c) will not participate in selling an offering of securities for any issuer more than once every 12 months.

   The Company intends to register the Units, and where required, itself as a broker/dealer under the securities laws of some, but not all states. At present, the Company does not intend to offer Units or to qualify as a broker/dealer in the following states: Arizona, Hawaii, Louisiana, Nebraska, North Carolina, North Dakota, Oregon, and Vermont, because qualification in those states is unduly difficult or expensive under their respective securities laws. The Company reserves the right to seek qualification in such states at any time prior to the termination of the Offering. The Company plans to seek to qualify the Units for sale in California, the District of Columbia, Florida, Georgia, Indiana, Illinois, Kentucky, Massachusetts, Minnesota, New Jersey, New York, Pennsylvania, Tennessee, Texas, Virginia, and other states, if qualification can, in the opinion of management, be obtained for reasonable cost or on reasonable terms. No sales will be made to residents of any states where the Offering is not approved.

     To subscribe for Units, each prospective investor must complete, date, execute and deliver to the Company a Unit Purchase Agreement and have paid the purchase price of the Units subscribed for by check payable to Ixion Biotechnology, Inc. A copy of the Unit Purchase Agreement is included with
this Prospectus    and is available on line at the Company's web site.

     The Company reserves the right to reject any Unit Purchase Agreement in its entirety or to allocate Units among prospective investors. If any Unit Purchase Agreement is rejected, funds received by the Company for such subscription will be returned to the subscriber without interest or deduction.

     Within five days of its receipt of a Unit Purchase Agreement accompanied by a check for the purchase price, the Company will send by first class mail a written confirmation to notify the subscriber of the extent, if any, to which such subscription has been accepted by the Company. Not more than thirty days following the mailing of its written confirmation, a subscriber's Common Stock and Charitable Benefit Warrant certificates will be mailed by first class mail. The Company shall not use the proceeds paid by any investor until the Common Stock and Charitable Benefit Warrant certificates evidencing such investment have been mailed.

     There is no public market for the Common Stock, and it is unlikely that any such market will develop after the Offering. The Company does not currently meet the requirements for listing on an organized stock exchange or quotation of over-the-counter market maker trades on the NASDAQ market. After completion of the Offering, the Company may apply for a listing on a United States regional exchange, if the Company meets certain numerical listing requirements. However, there can be no assurance that the Company will be listed or that a market will develop or be sustained. If it does not, the Company has been advised that a registered securities broker-dealer may provide an order matching service for persons wishing to buy or sell shares, upon completion of the Offering. However, there is currently no agreement between the Company and such a registered securities broker-dealer. The Company may in the future also seek to provide a passive, bulletin board system on the Internet providing information to buyers and sellers of the Company's Common Stock to facilitate trading. The System would not affect transactions and would be obliged to meet the requirements of the Commission. The Company has not constructed such a system at the date of this Prospectus. In the absence of a public trading market, purchasers may be unable to resell the Common Stock for an extended period of time, if at all.

Determination of Offering Price

     The Company has arbitrarily determined the offering price of the Units. Among the factors considered in determining such price were offering prices of recent biotechnology initial public offerings, the Company's capital requirements, the percentage of ownership to be held by investors following the Offering, the prospects for the Company's business and the biotechnology industry, the assessment of the present early stage of the Company's development, the prospects for initiation or growth of the Company's revenues, and the current state of the economy in the United States. The offering price does not necessarily bear any relationship to the Company's assets, book value, earnings history, or other investment criteria and should not be considered an indication of the actual value of the Company's securities.

                             LEGAL MATTERS

     Certain legal matters in connection with validity of the Units offered hereby will be passed upon for the Company by Bruce Brashear, Esq., Gainesville, Florida. Certain tax matters in connection with the investment in Charitable Benefit Warrants will be passed on for the Company by Thacher Proffitt & Wood, New York, New York. James R. Shorter, Jr., a partner in Thacher, Proffitt & Wood is the beneficial owner of approximately 1.2% of the Common Stock of the Company.

                                EXPERTS

     The balance sheet as of December 31, 1996 and the statements of operations, capital deficiency and cash flows for the years ended December 31, 1996 and 1995, and for the period March 25, 1993 (date of inception) to December 31, 1996 included in this Prospectus have been so included in
reliance on the report,    which includes an explanatory paragraph indicating
substantial doubt as to the Company's ability to continue as a going concern, of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of said firm as experts in auditing and accounting.


                           UNIT PURCHASE AGREEMENT

[To purchase any of the Units, you must be a resident of a state    where the
sale of Units is permitted under the state's securities laws    .]

To: Ixion Biotechnology, Inc., 12085 Research Drive, Alachua, FL 32615 USA
Phone: 904-418-1428 - - -Fax: 904-462-0875 - - - Email: Info@ixion-biotech.com

I have received and had an opportunity to read the Prospectus by which the Units are offered.

Enclosed is payment for____________ Units (minimum 100), at $10.00 per unit, totaling $____________.

Make check payable to Ixion Biotechnology, Inc.

Signature(s)___________________________________________     Date
_____________________

Register the Units in the following name(s) and amount(s):

Name(s)___________________________________________     Number of Units
____________

As (check one):

   Individual _______    Joint Tenants _______    Trust _______    IRA ______

   Tenants in Common _______     Corporation _______     Keogh _______
Other ______

For the person(s) who will be registered owners(s):

Mailing
Address:__________________________________________________________________

City, State & Zip Code:
_____________________________________________________________

Business Phone: (_____)___________________     Home Phone:
(_____)_____________________

Social Security or Taxpayer ID Number:
________________________________________________


     (Please attach any special mailing instructions other than shown above)

     NO UNIT PURCHASE AGREEMENT IS EFFECTIVE UNTIL ACCEPTANCE

     (You will be mailed a signed copy of this Agreement to retain for your records.)


Subscription accepted by Ixion Biotechnology, Inc.

________________________________________
_____________________________________
David C. Peck, President     Date

INDEX TO FINANCIAL STATEMENTS

                                                                          Page

Audited Financial Statements

Report of Independent
Accountants................................................................F-2

Balance Sheet as of December 31,
1996.......................................................................F-3

Statements of Operations for the years ended December 31, 1995 and 1996 and for the period March 25, 1993 (date of inception) through December
31, 1996...................................................................F-4

Statements of Capital Deficiency for the  period March 25, 1993
      (date of inception) through December 31, 1996........................F-5

Statements of Cash Flows for the years ended December 31, 1995 and 1996 and for the period March 25, 1993 (date of inception) through December
31, 1996...................................................................F-6

Notes to Financial
Statements.................................................................F-8

Condensed Unaudited Financial Statements

Balance Sheet as of September 30, 1997.....................................F-17

Statements of Operations for the nine month periods ended September 30,
1996 and 1997 and for the period March 25, 1993 (date of inception)
through September 30, 1997.................................................F-18

Statements of Cash Flows for the nine month periods ended September 30,
1996 and 1997 and for the period March 25, 1997 (date of inception)
through September 30, 1997.................................................F-19

Notes to Condensed Financial Statements....................................F-20

                         [COOPERS & LYBRAND LETTERHEAD]

Report of Independent Accountants



The Board of Directors
Ixion Biotechnology, Inc.

We have audited the balance sheet of Ixion Biotechnology, Inc. (A Development Stage Company) as of December 31, 1996, and the related statements of operations, capital deficiency and cash flows for the years ended December 31, 1996 and 1995 and for the period March 25, 1993 (date of inception) through December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ixion Biotechnology, Inc. at December 31, 1996, and the results of its operations and its cash flows for the years ended December 31, 1996 and 1995 and for the period March 25, 1993 (date of inception) through December 31, 1996 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the financial statements, the Company requires additional financing to continue its development stage activities which raises substantial doubt about its ability to continue as a going concern. management's plans in regard to these matters are also described in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


    /S/  Coopers & Lybrand L.L.P.

Orlando, Florida
February 4, 1997, except
     for Note 12, for which the
     date is June 27, 1997

Ixion Biotechnology, Inc.
(A Development Stage Company)

Balance Sheet

December 31, 1996

                                Assets
Current Assets:
   Cash and cash equivalents                         $   611,539
   Accounts receivable                                     8,159
   Prepaid expenses                                        7,778
   Other current assets                                      500
                                                      ----------
            Total current assets                         627,976

Property and Equipment, net                               41,409

Patents Pending                                          118,137

Other                                                     10,341
                                                      ----------
                                                     $   797,863
                                                     -----------


                     Liabilities and Capital Deficiency
Current Liabilities:
   Accounts payable                                  $    46,252
   Current portion of notes payable                       10,769
   Accrued expenses                                       18,717
                                                     -----------
            Total current liabilities                     75,738
                                                     -----------

Long-Term Liabilities:
   Notes payable and accrued interest                    806,319
   Deferred revenue                                      100,000
   Deferred fees and salaries, including accrued
       interest, payable to related parties              385,038
                                                     -----------
            Total long-term liabilities                1,291,357
                                                     -----------
            Total liabilities                          1,367,095
                                                     -----------


Capital Deficiency:
   Common stock, $.01 par value; authorized
       4,000,000, issued and outstanding
       2,443,544 shares                                   24,435
   Additional paid-in capital                            703,388
   Deficit accumulated during the development stage  (1,178,349)
   Note receivable from shareholder                      (6,000)
   Less unearned compensation                          (112,706)
                                                     -----------
            Total capital deficiency                   (569,232)
                                                     -----------
Total Liabilities and Capital Deficiency             $   797,863
                                                     -----------

See accompanying notes to financial statements.

Ixion Biotechnology, Inc.
(A Development Stage Company)


Statements of Operations


                                                               For the Period
                                                                  March 25,
                                                                1993 (Date of
                                                                  Inception)
                                                                   through
                                      Year Ended December 31,    December 31,
                                      1996             1995          1996
                                      ----------      -------    ------------
Revenues:
  Income under research agreement    $   139,079    $     -       $   139,079
  Income from SBIR grant                  20,000         -             20,000
  Interest income                          7,760        5,060          12,820
  Other income                             4,366        3,062          10,815
                                      -----------     -------         -------
       Total revenues                    171,205        8,122         182,714
                                      -----------     --------        -------

Expenses:
  Operating, general and
    administrative                       276,642      230,423         761,538
  Research and development               392,010      130,984         531,380
  Interest                                37,136       20,927          68,145
                                      -----------    --------         -------
       Total expenses                     705,788     382,334       1,361,063

Net Loss                               $(534,583)   $(374,212)    $(1,178,349)
                                      -----------    --------        ---------

Net Loss per Share                     $   (0.22)   $   (0.18)
                                      -----------   ---------

Weighted Average Common Shares         2,411,275    2,025,975
                                      -----------   ---------


See accompanying notes to financial statements.

Ixion Biotechnology, Inc.
(A Development Stage Company)

Statements of Capital Deficiency

For the Period March 25, 1993 (Date of Inception) through December 31, 1996

                                                                             Deficit
                                                                           Accumulated
                                                              Additional    During the               Unearned
                                         Common Stock          Paid-In     Development      Note      Compen-
                                       Shares     Amount       Capital        Stage      Receivable   sation          Total
Initial sale of common
  stock, $.01 per share               100,000   $ 1,000      $    -        $    -         $   -       $   -         $   1,000

Sale of common stock,
  $.01 per share                       50,000       500           -             -             -           -               500

Net loss for the period March 25,
  1993 (date of inception) through
  December 31, 1993                     -           -             -        (54,268)           -           -           (54,268)
                                     --------   --------      --------     --------       --------     --------      ---------

Balance, December 31, 1993            150,000     1,500           -        (54,268)           -           -           (52,768)

Conversion of subordinated
  notes payable, $0.02 per share      900,000     9,000         9,000           -             -           -            18,000

Issuance of stock under Board
  Retainer Plan,$0.02 per share         5,000        50            50           -             -           -               100

Sale of stock, $0.02 per share          5,000        50            50           -             -           -               100

Issuance of stock in exchange
  for certain intellectual
  property, $0.02 per share           650,000     6,500         6,500           -             -           -            13,000

Conversion of deferred consulting
  fees, $0.10 per share                10,000       100           900           -             -           -             1,000

Sale of stock, $0.10 per share        140,000     1,400        12,600           -             -           -            14,000

Net loss                                 -           -            -       (215,286)           -           -          (215,286)
                                     --------   --------      --------     --------       --------     --------      --------

Balance, December 31, 1994          1,860,000    18,600        29,100     (269,554)           -           -          (221,854)

Sale of stock, $0.75 per share        500,000     5,000       370,000           -             -           -           375,000

Issuance of stock under Board
  Retainer Plan, $0.75 per share       10,000       100         7,400           -             -           -             7,500

Issuance of 9,608 common stock
  warrants                               -           -          9,608           -             -           -             9,608

Sale of stock, $3.00 per share          3,000        30         8,970           -             -           -             9,000

Note received from shareholder
  for common stock and warrants          -           -            -             -          (6,000)        -            (6,000)

Net loss                                 -           -            -       (374,212)           -           -          (374,212)
                                     --------   --------      --------     --------       --------     --------      ---------

Balance, December 31, 1995          2,373,000    23,730       425,078     (643,766)        (6,000)        -          (200,958)

Issuance of stock under Board
  Retainer Plan, $3.00 per share       20,000       200        59,800           -             -       (26,166)         33,834

Issuance of stock, $3.00 per share     14,000       140        41,860           -             -       (36,540)          5,460

Issuance of stock under Board
  Retainer Plan, $10.00 per share      15,000       150       149,850           -             -       (50,000)        100,000

Issuance of 8,022 common stock
  warrants                               -           -         10,857           -             -           -            10,857

Conversion of subordinated notes
  payable to related parties,
  $0.75 per share                      21,544       215        15,943           -             -           -            16,158

Net loss                                 -           -            -       (534,583)           -           -          (534,583)
                                     --------   --------      --------     --------       --------     --------      ---------

Balance, December 31, 1996          2,443,544   $24,435     $ 703,388  $(1,178,349)      $ (6,000)  $(112,706)    $ (569,232)
                                    ---------   -------     ---------  ------------      --------   ----------    -----------
                                    ---------   -------     ---------  ------------      --------   ----------    -----------

See accompanying notes to financial statements.

Ixion Biotechnology, Inc.
(A Development Stage Company)

Statements of Cash Flows

                                                                                                             For the Period
                                                                                                                March 25,
                                                                                                               1993 (Date
                                                                                                              of Inception)
                                                                                                                 through
                                                            Year Ended December 31,                            December 31,
                                                           1996                1995                               1996
                                                           ----------          ----------                     -------------
Cash Flows from Operating Activities:
  Net loss                                                 $ (534,583)         $(374,212)                     $(1,178,349)
  Adjustments to reconcile net loss
  to net cash used in operating activities:
     Depreciation                                               8,546              2,107                           12,929
     Amortization                                                 738                 87                              825
     Stock warrants issued under license agreement             10,857              9,608                           20,465
     Stock compensation                                       139,295              7,500                          146,795
     Decrease (increase) in employee advance                      900                300                              -
     Decrease (increase) in prepaid expenses
       and other current assets                                 7,932            (16,035)                          (8,103)
     Decrease (increase) in accounts receivable                (8,159)               -                             (8,159)
     Increase in deferred revenue                             100,000                -                            100,000
     Increase in accounts payable and
       accrued expenses                                        24,869             29,128                           66,312
     Increase in deferred fees and salaries                    83,256             74,846                          358,486
     Increase in interest payable                               2,325             20,831                           33,198
                                                           ----------          ----------                     -------------
          Net cash used in operating activities              (164,024)          (245,840)                        (455,601)
                                                           ----------          ----------                     -------------

Cash Flows from Investing Activities:
  Purchase of property and equipment                          (13,993)            (3,736)                         (26,140)
  Organization costs                                              -                  -                               (436)
  Payments for patents pending                                (67,053)           (52,428)                        (119,481)
                                                           ----------          ----------                     -------------
          Net cash used in investing activities               (81,046)           (56,164)                        (146,057)
                                                           ----------          ----------                     -------------

Cash Flows from Financing Activities:
  Proceeds from issuance of subordinated
    notes payable to related parties                              -                  -                             30,307
  Proceeds from issuance of convertible notes payable         787,270                -                            787,270
  Proceeds from issuance of common stock                          -              378,000                          406,700
  Payment of loan costs                                       (11,080)               -                            (11,080)
                                                           ----------          ----------                     -------------
          Net cash provided by financing activities           776,190            378,000                        1,213,197
                                                           ----------          ----------                     -------------

Net Increase in Cash and Cash Equivalents                     531,120             75,996                          611,539

Cash and Cash Equivalents at Beginning of Period               80,419              4,423                              -
                                                           ----------          ----------                     -------------

Cash and Cash Equivalents at End of Period                 $  611,539         $   80,419                       $  611,539
                                                           ----------         ----------                       ----------
                                                           ----------         ----------                       ----------


See accompanying notes to financial statements.

Ixion Biotechnology, Inc.
(A Development Stage Company)

Statements of Cash Flows - Continued

                                                                                                      For the Period
                                                                                                         March 25,
                                                                                                        1993 (Date
                                                                                                       of Inception)
                                                                                                         through
                                                              Year Ended December 31,                   December 31,
                                                             1996                 1995                     1996
                                                            ----------         ----------             --------------
Supplemental Disclosure of Cash Flow Information:

  Cash paid during the year for:
    Interest                                                 $  5,761          $      55               $     6,269
                                                            ----------         ----------             --------------
                                                            ----------         ----------             --------------


Supplemental Disclosure of Noncash Investing and
  Financing Activities:

    Common stock issued for subordinated notes payable       $ 16,158          $    -                 $     34,158
                                                            ----------         ----------             --------------
                                                            ----------         ----------             --------------

    Common stock and stock warrants issued for
      services or technology                                 $ 10,857          $   7,608              $     19,457
                                                            ----------         ----------             --------------
                                                            ----------         ----------             --------------

    Common stock issued for note receivable                  $    -            $  (6,000)             $     (6,000)
                                                            ----------         ----------             --------------
                                                            ----------         ----------             --------------

    Equipment purchased under an installment
      note arrangement                                       $ 28,022          $    -                 $       -
                                                            ----------         ----------             --------------
                                                            ----------         ----------             --------------

    Common stock issued under Board Retainer Plans          $ 210,000          $  7,500               $    217,500
                                                            ----------         ----------             --------------
                                                            ----------         ----------             --------------

    Other common stock issued as compensation               $  42,000          $    -                 $     42,000
                                                            ----------         ----------             --------------
                                                            ----------         ----------             --------------



See accompanying notes to financial statements.

Ixion Biotechnology, Inc.
(A Development Stage Company)

Notes to Financial Statements

Years Ended December 31, 1996 and 1995 and the Period March 25, 1993 (Date of
Inception)     through December 31, 1996


1.  Significant Accounting Policies:
Organization - Ixion Biotechnology, Inc., a Delaware corporation (the "Company"), was incorporated on March 25, 1993 and has been in the development stage since its formation. The Company is in business to develop pharmaceutical products and medical devices to detect, diagnose, treat or prevent diabetes and oxalate-induced diseases. The Company has not generated significant revenues to date and has experienced operating losses since its inception. The Company expects to incur additional operating losses for the next several years as the Company expands its research and development and regulatory activities and prepares for the manufacturing and marketing of its products.

Basis of Presentation - The Company is in the development stage since it is devoting substantially all of its efforts to establishing its business and its planned principal operations have not commenced. Successful completion of the Company's development program, and its transition to profitable operations, is dependent upon obtaining approval to market its products from the United States Food and Drug Administration and achieving revenues from the commercial development of its products.

Cash and Cash Equivalents - The Company considers all highly liquid instruments with a maturity of three months or less at time of purchase to be cash equivalents.

Income Taxes - Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

Property and Equipment - Property and equipment are stated at cost. Gains and losses on disposition are recognized in the year of the disposal. Expenditures for maintenance and repairs are expensed as incurred.
Depreciation is computed using the straight-line method over the estimated lives of the assets (5 years).

Patents Pending - Patents pending consist of direct costs incurred in connection with the applications for patents. No patents have received final approvals at December 31, 1996. Amortization of these costs over the estimated life will begin upon final approvals or expensed immediately if rejected. The Company periodically evaluates the recoverability of intangibles and measures any impairment by comparison to estimated undiscounted cash flows from future operations. The factors considered by management in performing this assessment include current operating results, trends and prospects as well as the effects of obsolescence, demand, competition and other economic factors.

Research and Development - Research and development costs are charged to expense as incurred.

Other Assets - Other assets consists of organizational costs and loan costs associated with convertible notes. The organizational costs are being amortized on a straight-line basis over five years. Loan costs are being amortized over the term of the notes payable.

Net Loss Per Common Share - Except as noted below, historical net loss per share is computed using the weighted average number of common shares outstanding for the period. Common equivalent shares from stock options, warrants and convertible notes payable are excluded from the computation as their effect is antidilutive. However, pursuant to an SEC Staff Accounting Bulletin, common and common equivalent shares issued during the period beginning 12 months prior to the initial filing of the proposed public offering, at prices substantially below the assumed public offering price, have been included in the calculation as if they were outstanding for all periods presented (using the treasury stock method and the assumed public offering price).

Reclassifications - For comparability purposes, certain reclassifications have been made to the 1995 financial statements to conform with the 1996 financial statement presentation.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recently Issued Accounting Standards - The Financial Accounting Standards Board recently issued Statement No. 128, Earnings Per Share. This statement is effective for the year ending December 31, 1997 and establishes standards for computing and presenting earnings per share. Applying the provisions of this pronouncement, the Company would have reported Basic Net Loss Per Share and Diluted Net Loss Per Share of approximately $(.22) per share.

2.  Property and Equipment:
    Property and equipment consists of the following as of December 31, 1996:

        Computers and equipment                     $ 51,525
        Computer software                              1,357
        Library                                        1,281
                                                     -------
                                                      54,163
        Less accumulated depreciation                (12,754)
                                                     -------

                                                    $ 41,409
                                                     -------
                                                     -------

3.  Notes Payable:
On March 15, 1996, the Company entered into a written agreement to purchase certain laboratory equipment for a sales price of $32,309, payable in 36 monthly installments of $897, including interest, beginning August 1, 1996. As of December 31, 1996, $28,022 in principal remains outstanding under this agreement.

In September, 1996, the Company completed the private placement of $787,270 in Convertible Unsecured Notes due 2001. The private placement provided investors with the option of either 10% Convertible Unsecured
Notes ("10% Notes") or Variable Conversion Rate Convertible Unsecured
Notes ("Variable Notes"). The 10% Notes accrue interest at the stated rate until maturity, or conversion, and pay interest quarterly commencing on November 30, 1996. The 10% Notes are convertible into shares of the Company's common stock, at any time prior to maturity, at a conversion price of $4.20 per share. The Variable Notes are non-interest bearing and are convertible into shares of the Company's common stock, at any time prior to maturity, at variable conversion prices ranging from $4.20 to $2.10. The variable conversion prices are based on the length of time the investor holds the notes prior to conversion, declining at the rate of $.10 per quarter commencing November, 1996 from the initial conversion price of $4.20 which is greater than the market value of the common stock at the date of issuance. As of December 31, 1996, there were $215,600 of 10% Notes and $571,670 of Variable Notes outstanding. Accrued interest on the 10% Notes totaled $1,796 as of December 31, 1996.

Future principal maturities of notes payable for each of the five years subsequent to December 31, 1996 are as follows:


     Year Ending
        1997                                      $   10,769
        1998                                          10,769
        1999                                           6,484
        2000                                             -
        2001                                         789,066
                                                   ----------

            Total                                 $  817,088
                                                   ----------
                                                   ----------

4.  Income Taxes:

The components of the Company's net deferred tax asset and the tax effects of the primary temporary differences giving rise to the Company's deferred tax asset are as follows as of December 31, 1996:

     Deferred compensation                       $   152,000
     Net operating loss carryforward                 327,000
                                                  ----------

     Deferred tax asset                              479,000
     Valuation allowance                            (479,000)
                                                  ----------

     Net deferred tax asset                      $     -
                                                  ----------
                                                  ----------

Any tax benefits for the years ended December 31, 1996 and 1995 and the period March 25, 1993 (date of inception) through December 31, 1996 computed based on statutory federal and state rates are completely offset by valuation allowances established since realization of the deferred tax benefits are not considered more likely than not.

5.  Common Stock Warrants:

During 1996 and 1995, the Company issued warrants to purchase 8,022 and 7,608 shares, respectively, of common stock to the University of Florida Research Foundation ("UFRFI"). The warrants were issued as part of a license agreement with UFRFI whereby Ixion is authorized to occupy space at a UFRFI facility. The agreement calls for the Company to pay $18 per square foot annually for the space that the Company currently occupies, payable at $11 per square foot in cash and $7 per square foot through issuance of common stock warrants.

For the 7,608 warrants issued in 1995, the value assigned was $1.00 per warrant and rent (prepaid or expense) was charged $7,608 related to this grant. The value assigned to these warrants was based on the Company's assessment of fair value at the time of issuance.

The 8,022 warrants issued in connection with the UFRFI license agreement in 1996 are accounted for under the provisions of Statement of Financial Accounting Standards Board No. 123, Accounting for Stock Based Compensation. This standard requires equity instruments issued in exchange for goods or services to be accounted for at the fair value of goods or services received or equity investments issued, whichever is more measurable. In connection with the issuance of the 1996 warrants, the Company received cash license payment reductions of $10,857, the value assigned to the warrants, or $1.35 per warrant, which was charged to rent (prepaid or expense).

In addition, during 1995, the Company issued warrants to purchase 2,000 shares of common stock to an investor. These warrants were issued under a subscription agreement for the purchase of 3,000 shares of common stock at $3.00 per share and warrants to purchase 2,000 shares of common stock at an exercise price of $2.00 per share. The value assigned to the warrants, $1 per warrant, was based on the Company's assessment of fair value at the time of issuance. The purchaser paid $5,000 in cash, and $6,000 in the form of a promissory note.

All common stock warrants outstanding as of December 31, 1996 are exercisable at a price of $2.00 per share and expire on August 31, 2000.

6.  Stock Option Plan:

In August, 1994, the Board of Directors adopted the 1994 Stock Option Plan, under which 250,000 shares of common stock were reserved for issuance upon exercise of options granted to non-employee directors, officers, employees, members of the Scientific Advisory Board and consultants of the Company. Options vest at the rate of 20% per year and are exercisable generally within ten years after date of grant. Activity under the Company's stock option plan is set forth below:

                                                          Exercise
                                          Shares           Price
                                         --------        ----------
   Outstanding at January 1, 1994            -                -

     Granted                               2,000            $0.02
     Exercised                               -                -
                                         --------

   Outstanding at December 31, 1994        2,000            $0.02

     Granted                               3,500            $0.75
     Exercised                               -                -
                                         --------

   Outstanding at December 31, 1995        5,500         $0.02 - $0.75

     Granted                              13,000            $3.00
     Exercised                               -                -
                                         --------
   Outstanding at December 31, 1996       18,500         $0.02 - $3.00
                                         --------
                                         --------

    The status of options outstanding at December 31, 1996 is as follows:

                                  Weighted        Weighted
      Exercise                     Average         Average        Number
       Price       Shares      Remaining Life   Exercise Price   Exercisable
      --------     ------      --------------    ------------    -----------
       $.02         2,000          7.5 years         $.02              933
       $.075        3,500          8.5 years         $.075           1,108
       $3.00       20,000          9.5 years         $3.00              -
                   ------                                        -----------
                   18,500                                            2,041
                   ------                                        -----------
                   ------                                        -----------

The Company applies APB Opinion No. 25 and related Interpretations in accounting for stock issued to employees under this plan. Compensation expense resulting from stock options is measured at the grant date based upon the difference between the exercise price and the market value of the common stock. All stock options were granted at an exercise price equal to the market value at the date of grant. Had compensation cost for the Company's stock-based compensation plan been determined based on the fair value at the grant dates for awards consistent with the method of FASB Statement No. 123, the Company's reported net loss and loss per share would not have been materially different.

7.  Board Retainer Plan:

The Company does not pay cash compensation to outside members of the Board of Directors or to members of the Company's Scientific Advisory Board. Accordingly, in August, 1994, the Board of Directors adopted the 1994 Board Retainer Plan, under which 75,000 shares of common stock were reserved for non-employee directors and members of the Scientific Advisory Board.

New outside members of the Board or the Scientific Advisory Board receive 5,000 shares upon joining, and all will receive 5,000 shares annually during the pendency of the Board Retainer Plan. Shares either vest upon delivery or time of service. For the shares which vest over time of service, unearned compensation equivalent to the fair value at the date of grant is charged to capital deficiency and amortized over the service period to compensation expense. Shares which vest upon delivery are recorded as compensation expense upon issuance. At December 31, 1996, a total of 50,000 shares had been granted under this Plan. Compensation expense recognized in connection with such awards for the years ending December 31, 1996 and 1995 was $139,295 and $7,500, respectively. Unearned compensation of $112,706 remains to be recognized as expense over future periods of service.

8.  Related-Party Transactions:

Commencing with the founding of the Company, two executives, the Chairman/Chief Executive Officer and the President, made loans to the Company pursuant to the terms of a convertible promissory note (the "Subordinated Note Agreement"). Under the terms of the Subordinated Notes, principal amounts were convertible into common stock at a price per share not greater than the lowest price per share (adjusted for stock splits, stock dividends, or other dilution) at which shares of the Company's common stock have been issued during the 12-month period immediately prior to the notice of election to convert.

On September 30, 1994, these officers each converted $9,000 of Subordinated Notes into an aggregate of 900,000 shares of the Company's common stock, at a price of $0.02 per share. On June 30, 1996, the remaining obligation on these notes was converted by the officers into a total of 21,544 shares of the Company's common stock, at a price of $0.75 per share.

In addition, the Company has agreed to defer the 1993, 1994 and part of the 1995 and 1996 salaries of the Chairman/Chief Executive Officer and the President pursuant to agreements between the Company and such executives. Similar agreements are in effect with the Company's Senior Vice President and Chief Scientist. Payments are to be made only upon termination of employment (which may be by death, disability, retirement, or otherwise) and may be in a lump sum or as an annuity. Amounts bear interest, compounded annually, at a rate established by the Board of Directors, currently 8.0%. These obligations are unfunded recorded liabilities of the Company.

On October 10, 1994, Dr. A.B. Peck, who is an executive officer and consultant, assigned to the Company all his interest in certain oxalate technology (subject to prior rights of the University of Florida) and agreed to an exclusive consulting agreement with the Company in exchange for an aggregate of 650,000 shares of common stock at a price of $0.02 per share.

On November 10, 1994, members of the immediate families of the founders of the Company, including a partnership in which the Chairman/Chief Executive Officer has an undivided 25% interest, purchased an aggregate of 140,000 shares of the Company's common stock pursuant to an Agreement to Purchase Shares dated as of such date, for a price of $0.10 per share, or $14,000 in the aggregate.

On April 16, 1996, the Chairman/Chief Executive Officer and the President of the Company each entered into an agreement to extend the Company up to $25,000 in the form of a bridge loan. Interest on the notes is at 8%, but can be reset annually, at the election of either party, to prime rate in effect on January 1 of any given year, plus 3%. In addition, on June 21, 1996, the Chairman/Chief Executive Officer agreed to increase his loan commitment to an amount up to $150,000, if necessary, to enable the Company to continue operations. During 1996, no amounts are outstanding against either of these loan agreements as of December 31, 1996.

9.  Sponsored Research Agreement:

On June 5, 1996, the Company entered into an agreement with Genetics Institute, Inc. ("GI") relating to Islet Producing Stem Cells Technology. Under the agreement, GI will sponsor certain research by the Company and will provide funding of $275,000 over a 12-month period, plus patent expenses of approximately $35,000. The agreement may be extended, at GI's option, for up to two additional six-month periods. GI will provide funding of $50,000 for each six-month extension. The revenue under this contract is being recognized on a pro rata basis consistent with the period over which the research will be conducted as well as upon delivery of certain research reports. As of December 31, 1996, the Company has recognized approximately $139,000 under the terms of this agreement, of which $14,000 represents reimbursable patent expenses incurred for the period. In addition, as of December 31, 1996, the Company has recorded deferred revenue of $100,000 in connection with this agreement.

10.  Management's Plans:

The Company's financial statements for the year ended December 31, 1996 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred a net loss of $509,671 for the year ended December 31, 1996 and, as of December 31, 1996, had a total capital deficiency of $569,319.

Management recognizes that the Company must generate additional resources or reduce operating costs to enable it to continue operations. Management's plans to secure other financing include a private placement, a public offering, bridge financing or corporate collaboration. If none of these financing possibilities are concluded, then the Company would reduce ongoing operating expenses and seek loans from its officers in amounts that the Company considers necessary to sustain operations for the next year.

There can be no assurance that the Company will be successful in obtaining the Required financing. Under current circumstances, the Company's ability to Continue as a going concern depends upon obtaining additional financing.

11.  Risks and Uncertainties:

Approximately 80% of 1996 revenues consisted of revenues related to a single sponsored research agreement which expires in 1997 unless otherwise renewed.

The Company's product candidates are in an early stage of development. The Company has not completed the development of any products and, accordingly, has not received any regulatory approvals or commenced marketing activities. No revenues have been generated from the sale of its products.

The Company's development and commercialization rights for its proposed products are derived from its license agreements with the University of Florida and others. To date, the Company owns no patents outright. A deterioration in the relationship between the Company and the University of Florida could have a material adverse effect on the Company.

The Company is aware of potentially significant risks regarding the patent rights licensed by the Company relating to Islet Progenitor/Stem Cells and to its oxalate technology. The Company may not be able to commercialize its proposed diabetic products due to patent rights held by third parties other than the Company's licensors.

12.  Subsequent Events:

In February, 1997, the Company issued 1,000 shares of restricted common stock in exchange for a patent with a remaining legal life of 13 years. The patent was valued based on the Company's determination of the fair market value of the stock of $7.50 per share. In addition to the issuance of stock, the Company will be required to pay royalties of 2% of net sales generated from the patented technology.

In February, 1997, the Company issued 10,000 shares of restricted common stock to an employee in exchange for entering into an employment agreement for future services.

In June, 1997, the Board of Directors authorized management of the Company to file a registration statement with the Securities and Exchange Commission permitting the Company to sell shares of its common stock in an initial public offering (the "IPO").

In April through June, 1997, the Board of Directors granted 25,400 options to purchase shares of the Company's common stock at exercise prices ranging from $6.00 to $10.00 per share.

In June, 1997, the Board of Directors issued an additional 7,000 shares of stock under the Company's Board Retainer Plan. Shares vest over periods ranging from one to five years.

Ixion Biotechnology, Inc.
(A Development Stage Company)

Balance Sheet
September 30, 1997
Unaudited
                                   Assets
Current  Assets:
   Cash and cash equivalents                             $     88,103
   Accounts receivable                                          4,522
   Prepaid expenses                                               112
   Other current assets                                           500
                 Total current assets                          93,237

Property and Equipment, net                                    38,625

Other Assets:
   Patents pending, less accumulated amortization of $568     202,245
   Other, less accumulated amortization of $2,404              50,725
                 Total other assets                           252,970
                  Total Assets                           $    384,832

Liabilities and Capital Deficiency
Current Liabilities:
    Accounts payable                                     $     46,937
    Current portion of notes payable                           10,570
    Accrued expenses                                           30,353
    Interest payable                                            3,593
                  Total current liabilities                    91,454

Long-Term Liabilities:
    Notes payable                                             796,445
    Liability under research agreement                         42,317
    Deferred rent, including accrued interest                   2,425
    Deferred fees and salaries, including accrued interest    407,866
                   Total long-term liabilities              1,249,053
                  Total liabilities                         1,340,507

Capital Deficiency:
    Common stock, $.01 par value; authorized 4,000,000,
        issued and outstanding 2,464,544 shares                24,645
    Common stock warrants outstanding                          20,494
    Additional paid-in capital                                912,684
    Deficit accumulated during the development stage       (1,722,434)
    Less unearned compensation                               (191,065)
                  Total capital deficiency               $   (955,675)
Total Liabilities and Capital Deficiency                 $    384,832

See accompanying notes to financial statements.

Ixion Biotechnology, Inc.

(A Development Stage Company)
                                                                 For the Period
                                                                   March 25,
Statements of Operations                                           1993 (Date
                                                                  of inception)
                                     Nine Months Ended               through
                                       September 30,              September 30,
                                  1997               1996              1997
                                         Unaudited                  Unaudited
Revenues:
   Income under research
        agreement           $    135,922       $    133,333       $    275,000
   Income from SBIR grant         71,650                  0             91,650
   Interest income                 9,223              1,451             22,043
   Other income                    2,752              3,467             13,567
            Total revenues       219,547            138,251            402,260

Expenses:
  Operating, general and
       administrative            290,271            247,060          1,051,809
  Research and development       432,378            275,906            963,758
  Interest                        40,982             23,473            109,127
                 Total expenses  763,631            546,439          2,124,694

Net Loss                    $   (544,084)      $   (408,188)      $ (1,722,434)

Net Loss per Share          $    (0.22)        $     (0.17)

Weighted Average Common
      Shares                   2,456,412           2,438,544







See accompanying notes to financial statements.

Ixion Biotechnology, Inc.
(A Development Stage Company)                                    For the Period
                                                                    March 25,
Statements of Cash Flows                                           1993 (Date
                                                                  of inception)
                                                                     through
                                      Nine Months Ended             June 30,
                                     1997           1996              1997
                                          Unaudited                  Unaudited
Cash Flows from Operating Activities:
    Net loss                       $ (544,084)   $ (408,188)       $(1,722,434)
    Adjustments to reconcile net
      loss to net cash used in
      operating activities:
            Depreciation                8,542         6,409             21,471
            Amortization                2,233           196              3,058
            Stock warrants issued
             under license agreement        0         6,657             20,465
            Stock compensation        121,640        79,550            268,435
            Decrease (increase) in
             employee advance               0           900                  0
            Decrease (increase) in
             prepaid expenses and
             other current assets       7,666         5,285               (437)
            Decrease (increase) in
             accounts receivable        3,637          (664)            (4,522)
            Increase (decrease) in
             deferred revenue        (100,000)      133,333                  0
            Increase (decrease) in
             liab. under research
             agreement                 42,317             0             42,317
            Increase (decrease) in
              accounts payable and
              accrued expenses         12,322         65,365            78,634
            Increase in deferred fees
              and salaries             22,828          9,162           381,314
            Increase in interest
              payable                   1,593          1,797            34,791
                                     ---------      ----------        ---------
                                     (421,305)      (100,198)         (876,907)

Cash Flows from Investing Activities:
     Purchase of property and
         equipment                     (5,758)          (270)          (31,898)
     Payments for patents pending     (50,450)       (25,617)         (169,931)
         Net cash used in investing
     activities                       (56,208)       (25,887)         (201,829)

Cash Flows from Financing Activities:
     Proceeds from issuance of
         subordinated notes payable
         to related parties                 0              0            30,307
     Deferred registration
         costs - IPO                  (42,049)             0           (42,485)
     Proceeds from issuance of
         convertible notes payable          0        537,530           787,270
     Proceeds from issuance of
         common stock                       0              0           406,700
     Decrease in notes payable         (9,874)             0            (9,874)
     Decrease in note receivable
         from shareholder               6,000              0             6,000
     Payment of loan costs                  0              0           (11,080)
                Net cash provided by
                  (used in) financing
                  activities          (45,923)       537,530         1,167,238

Net Increase (Decrease) In Cash and
     Cash Equivalents                (523,436)       411,446            88,103

Cash and Cash Equivalents at
     Beginning of Period              611,539           80,419

Cash and Cash Equivalents at
     End of Period               $     88,103       $  491,865     $    88,103
See accompanying notes to financial statements.

Ixion Biotechnology, Inc.
(A Development Stage Company)

Notes to Condensed Financial Statements

Nine Month Periods Ended September 30, 1997

1.     Significant Accounting Policies:

     Basis of Presentation
     The accompanying unaudited condensed financial statements for the nine months ended September 30, 1997 and 1996 and for the period March 25, 1993 (date of inception) through September 30, 1997 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company, the accompanying unaudited condensed financial statements contain all adjustments, consisting only of normal recurring accruals, necessary to present fairly the Company's financial position, results of operations, and cash flows for the periods presented. The results of operations for the interim period ended September 30, 1997 are not necessarily indicative of the results to be expected for the full year.

     Deferred Registration Costs-The Company deferred certain costs related to its planned initial public offering. These costs will be offset against the proceeds from the offering or expensed should the offering be abandoned.

     Deferred Rent
     Deferred rent represents a portion of the rent payable under the Company's facilities license with the Biotechnology Development Institute (BDI) and accrued interest thereon. The deferred amount bears non-cash interest at 12% on the outstanding balance, compounded annually. The Company will repay the liability, if at all, only through a 1% royalty on net sales of any products developed during its tenancy at the BDI, such royalty not to exceed the outstanding balance.

The condensed financial statements should be read in conjunction with the Company's annual financial statements for the year ended December 31, 1996.

2.     Recent Accounting Pronouncements:

In February, 1997, the Financial Accounting Standards Board (FASB) issued Statement No. 128, Earnings Per Share. This statement, which is effective for the Company's annual report for the year ended December 31, 1997, establishes new requirements for the calculation, presentation and disclosure of earnings per share. The Company estimates that Basic Earnings Per Share presented in accordance with Statement No 128 would not differ from what is currently presented. Diluted Earnings Per Share under Statement No. 128 would not be required since theCompany is reporting losses and effects of additional shares would be anti-dilutive.

In June 1997, the FASB issued Statement No. 130, Reporting Comprehensive Income. This statement, which is effective for the Company's annual report for the year ended December 31, 1998, establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. Adoption of this standard is not expected to have a material impact on the Company's financial statements or results of operations.

3.     Income Taxes:

     The components of the Company's net deferred tax asset and the tax effects of the primary temporary differences giving rise to the Company's deferred tax asset are as follows as of September 30, 1997:

               Deferred compensation                                $155,000
               Net operating loss carryforward             392,000

Ixion Biotechnology, Inc.
(A Development Stage Company)

Notes to Condensed Financial Statements - Continued

Nine Month Periods Ended September 30, 1997


3.     Income Taxes (continued):
               Deferred tax asset                          547,000
               Valuation allowance                        (547,000)

               Net deferred tax asset               $         -

4.     Stock Options:

The status of options granted since December 31, 1996 is as follows:

                          Weighted           Weighted
  Exercise                 Average            Average          Number
   Price     Shares      Remaining Life    Exercise Price     Exercisable
   $6.00      3,000        9.5 years          $6.00               0
   $7.50      2,000        9.6 years          $7.50               0
   $10.00    19,400        9.75 years         $10.00          3,125


5.       Sponsored Research Agreement

On June 5, 1996, the Company entered into an agreement with Genetics Institute, Inc. ("GI") relating to Islet Producing Stem Cells ("IPSC") technology. Under the agreement, GI sponsored certain research by the Company plus reimbursed patent expenses in the amount of $42,317 relating to IPSC patent applications. Under the terms of the sponsored research agreement, such reimbursed patent expenses must be repaid to GI over a 36-month period, commencing at a date still to be determined.

6.     Risks and Uncertainties:

Approximately 62% of revenues for the nine months ended September 30, 1997 consisted of revenues related to a singled sponsored research agreement which expires in 1997, and an addition 33% of such revenues consisted of revenues related to a single grant under the Small Business Innovation Research program which likewise expires in 1997.

The Company's product candidates are in an early stage of development. The Company has not completed the development of any products and, accordingly, has not received any regulatory approvals or commenced marketing activities. No revenues have been generated from the sale of its products

The Company's development and commercialization rights for its proposed products are derived from its license agreements with the University of Florida and others. To date, the Company owns no patents outright. A deterioration in the relationship between the Company and the University of Florida could have a material adverse effect on the Company.

The Company is aware of potentially significant risks regarding the patent rights licensed by the Company relating to Islet Progenitor Stem Cells and to its oxalate technology. Although the Company

Ixion Biotechnology, Inc.
(A Development Stage Company)

Notes to Condensed Financial Statements - Continued

6. Risks and Uncertainties (continued):

believes its patents and patent applications are valid, there is no assurance that it will be able to commercialize its proposed diabetic products due to patent rights held by third parties other than the Company's licensors.

     No other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or the solicitation of any offer to buy any securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the Units offered hereby. Neither the delivery of this Prospectus, nor any sale made pursuant hereto shall, under any circumstances, create any impression that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.

                               TABLE OF CONTENTS

                                                                   Page
Available Information
Summary
Risk Factors
Special Note Regarding
     Forward-Looking Statements
Use of Proceeds
Dilution
Capitalization
Selected Financial Data
Management's Discussion and Analysis
     of Financial Condition and Results
     of Operations
Business
Management
Certain Transactions
Principal Shareholders
Description of Securities
Certain Federal Income Tax Consequences
Shares Eligible for Future Sale
Plan of Distribution
Legal Matters
Experts
Unit Purchase Agreement
Index to Financial Statements


Until                         , 1998 (90 days after the date of this
Prospectus) all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.










                           400,000 Units
                       Minimum Purchase100 Units

                               IXION


                        Each Unit Consisting of
                     One Share of Common Stock and
                    .25 Charitable Benefit Warrant



                             PROSPECTUS














                            October  , 1997













PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

     Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his service as a director or officer of the corporation, or his service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees) that are actually and reasonably incurred by him ("Expenses"), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him, in connection with the defense or settlement of such action, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The General Corporation Law of the State of Delaware also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the General Corporation Law of the State of Delaware provides the general authorization of advancement of a director's or officer's litigation expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.

     The Certificate of Incorporation (the "Certificate") of the Company provides that, to the fullest extent permitted by applicable law, as amended from time to time, the Company will indemnify any person who was or is a party or is threatened to be made a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was director, officer, employee or agent of the Company or serves or served any other enterprise at the request of the Company.

     In addition, the Certificate provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of the director's fiduciary duty. However, the Certificate does not eliminate or limit the liability of a director for any of the following reasons: (i) a breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; or (iii) a transaction from which the director derived an improper personal benefit.

     The Company intends to purchase and maintain directors' and officers' insurance as soon as the Board of Directors determines practicable, in amounts which they consider appropriate, insuring the directors against any liability arising out of the director's status as a director of the Company regardless of whether the Company has the power to indemnify the director against such liability under applicable law.

Item 25.  Other Expenses of Issuance and Distribution.

     SEC registration fee..........................................$  1,818
     Printing expenses.............................................  20,000
     Distribution .................................................  18,000
     Advertising ..................................................  50,000
     Fees and expenses of counsel..................................  30,000
     Fees and expenses of accountants..............................  20,000
     Premium on D & O insurance....................................  25,000
     Transfer agent and registrar fees.............................   4,000
     Warrant agent fees............................................   1,500
     Blue sky fees and expenses....................................  40,000
     Miscellaneous.................................................  11,394
          Total....................................................$221,712


     Except for the SEC registration, all of the foregoing expenses have been estimated. All expenses will be paid by the Company.

Item 26.  Recent Sales of Unregistered Securities.

     Set forth below is information as to securities sold by Ixion within the past three years which were not registered under the Securities Act of 1933 (the "Act"). The Company issued all such securities in reliance upon Section
4(2) under the Act    and Rules 504, 505, 506 and/or 701 promulgated thereunder
as transactions not involving any public offering.  The sales were conducted as non-public sales to a limited number of investors. The purchasers, in each case, represented their intention to acquire securities for investment only and not with a view to any distribution thereof. All purchasers who were not accredited purchasers (including immediate family members) had such knowledge and experience in business matters that he or she was capable of evaluating the merits and risks of an investment in the Company's securities. No underwriters were involved in any of the sales so there were no underwriting discounts or commissions. The Company believes that all recipients had adequate access, either through a private placement memorandum, employment or other relationships to the information about the Company to make an informed investment decision. All outstanding securities are deemed to be restricted
securities for the purposes of the Act.      All certificates representing such
issued and outstanding restricted securities of the Company have been properly legended and the Company has issued "stop transfer" instructions to its transfer agent with respect to such securities, which legends and stop transfer instructions are presently in effect unless such securities have been registered under the Securities Act or have been transferred pursuant to an appropriate exemption from the registration provisions of the Securities Act.

     (a) On September 30, 1994, two directors and senior officers of the Company, who may be deemed promoters, converted an aggregate of
     $18,000 of cash loans made to the Company under the terms of a subordinated convertible note agreement into a total of 900,000
     shares of Common Stock, at a price of $0.02 per share       , and the
     Company's tax advisor was issued 5,000 shares of Common Stock in exchange for services valued at $100 or $0.02 per share.

     (b) Restricted shares of Common Stock have been issued to Members of the Board of Directors, Members of the Scientific
     Advisory Board, and key employees under the Company's Board
     Retainer Plan as follows:

     On September 30, 1994, 5,000 shares of Common Stock to a director for service as a director valued at $100 or $0.02 per share.

     On May 31, 1995, 10,000 shares of Common Stock (5,000 shares to each of two directors) for services as directors valued at an aggregate of $7,500 or $.75 per share.

     On June 10, 1996, 34,000 shares of Common Stock (5,000 shares to each of two directors, 5,000 shares to each of two members of the Scientific Advisory Board, for services as directors or scientific advisors and 14,000 shares of Common Stock to its Vice President - Research and Development as a hiring bonus for services to be rendered) valued at an aggregate of $92,000 (a portion of which is unearned compensation) or $3.00 per share.

     On September 15, 1996, 10,000 shares of Common Stock (5,000 shares to each of two members of the Scientific Advisory
     Board) for services as scientific advisors valued at $100,000 (a portion of which is unearned compensation) or $10.00* per share.

     On October 10, 1996, 5,000 shares of Common Stock to a member of the Scientific Advisory Board for services as a scientific advisor valued at $50,000 (a portion of which is unearned compensation) or $10.00* per share.

     On February 11, 1997, 10,000 shares to its Director of
     Research, Oxalate Division, as a hiring bonus for services to be rendered valued at $100,000 (a portion of which is unearned compensation) or $10.00* per share.

     On June 27, 1997, 7,000 shares of Common Stock (1,000 shares to each of two directors, and 1,000 shares to each of five members of the Scientific Advisory Board, for services as directors or scientific advisors) valued at $70,000 (a portion of which is unearned compensation) or $10.00* per share.

     On July 1, 1997, 3,000 shares to its Associate Director of
     Research, Diabetes Division, as a hiring bonus for services to be rendered (a portion of which is unearned compensation) valued at $30,000 or $10.00* per share.

     (c) On October 17, 1994, a director and senior officer of the Company, who may be deemed a promoter, received 650,000 shares of Common Stock in exchange for all his interest in certain oxalate technology and his agreement to an exclusive consulting agreement with the Company, valued at the price of $13,000 or $0.02 per share.

     (d) On October 31, 1994, a consultant to the Company canceled $1,000 of deferred consulting fees in exchange for 10,000 shares of Common Stock at the price of $0.10 per share.

     (e) On November 10, 1994, 10 members of the immediate families of the founders of the Company, as well as a partnership whose general partners include a director and senior officer of the Company and members of his immediate family, purchased a total of 140,000 shares of Common Stock for a price of $14,000 or $0.10 per share.

     (f) From March 20, 1995 to May 31, 1995, the Company sold an aggregate of 500,000 shares of Common Stock to 26 accredited investors and three unaccredited investors for an aggregate of $375,000 or $.75 per share.

          (g) On September 21, 1995, the Company sold 3,000 shares of Common Stock (together with 2,000 warrants to purchase Common
     Stock at an exercise price of $2.00 per share expiring in 2000) to an accredited investor for $5,000 in cash and a note due April
     1997 for $6,000 or a price of $3.00 per share and $1.00 per warrant.

     (h) Warrants have been issued to an institution in partial payment of rent for the Company's facilities pursuant to the License
     Agreement between the University of Florida Research Foundation,
     Inc., and the Company as follows:

     On November 11, 1995, the Company issued warrants to
     purchase 7,608 shares of Common Stock at an exercise price
     of $2.00 per share expiring in 2000 ,        valued at $1.00 per
     warrant.

     In August, October, and November, 1996, the Company issued warrants to purchase an aggregate of 8,022 shares of Common
     Stock at an exercise price of $2.00 per share expiring in 2000, valued at $1.35 per warrant.


          (i) On June 30, 1996, two directors and senior officers of the Company, who may be deemed promoters, converted an aggregate of $16,158 of cash loans made to the Company under the terms of a subordinated convertible note agreement into a total of 21,544 shares of Common Stock, at a price of $.75 per share.

          (j) In October and November, 1996, the Company issued an aggregate of $787,270 of Convertible Unsecured Notes due 2001 to
        35 accredited and one unaccredited     investors.  The Notes are
     convertible at any time prior to maturity into a maximum of 323,557 shares of Common Stock at conversion prices ranging from $4.20 to $2.10. The conversion prices are based on the length of time the investor holds the Notes prior to conversion.

     (k) On February 11, 1997, the Company issued 1,000 shares of Common Stock to two inventors in exchange for an exclusive license of a patent entitled "Method for the Selective Control of Weeds, Pests
     and Microbes," valued at $7,500 or $7.50 per share       .

     (l) Warrants have been issued to Brandywine Consultants, Inc., pursuant to the Consulting Agreement between the Company and Brandywine Consultants, Inc., dated December 12, 1996, for certain milestones as follows:

          On June 23, 1997, 3,000 warrants at an exercise price of $5.00 per share of Common Stock, expiring June 2002.

          On October 24, 1997, 3,000 warrants at an exercise price of $5.00 per share of Common Stock, expiring October 2002.


     *  Based upon an assumed offering price of $10.00 per share.

Item 27.  Exhibits


Exhibit
Number                        Description

*3.1     Certificate of Incorporation of Registrant
*3.2     Certificate of Amendment to Certificate of Incorporation of
           Registrant
*3.3     Certificate of Amendment to Certificate of Incorporation of
           Registrant
*3.4     Bylaws of Registrant, as amended and restated

4.1     Form of Registrant's Common Stock Certificate
4.2     Form of Registrant's Charitable Benefit Warrant Certificate
4.3     Charitable Benefit Warrant Agreement
*4.4    Warrant Agreement with Jeffrey W. Seel, dated November 7, 1995
*4.5    Warrant Agreement with the University of Florida Research Foundation,
          Inc., dated November 7, 1995
*4.6    Warrant Agreement with the University of Florida Research Foundation,
          Inc., dated August 1, 1996
*4.7    Warrant Agreement with the University of Florida Research Foundation,
          Inc., dated October 1, 1996
*4.8    Warrant Agreement with the University of Florida Research Foundation,
          Inc., dated November 7, 1996
4.9     Warrant Agreement with Brandywine Consultants, Inc., dated June 23,
          1997
4.10    Warrant Agreement with Brandywine Consultants, Inc., dated October
          24, 1997

5.1     Opinion of Bruce Brashear, Esq. regarding legality
5.2     Opinion of Thacher Proffitt & Wood regarding certain tax matters

*10.1   Chattel Mortgage Agreement with Carl Therapeutic, Inc., dated as of
          January 1, 1996
*10.2   Consulting Agreement with Brandywine Consultants, Inc., dated
          December 12, 1996
*10.3   Consulting Agreement with Ammon B. Peck, dated February 21, 1997
*10.4   Consulting Agreement with David C. Peck, dated July 1, 1996
*10.5   Convertible Promissory Note with Weaver H. Gaines, dated March 31,
          1993
*10.6   Convertible Promissory Note with David C. Peck, dated October 15,
          1993
*10.7   Demand Promissory Note, Bridge Loan with Weaver H. Gaines, dated
          April 15, 1996
*10.8   Demand Promissory Note, Bridge Loan with David C. Peck, dated April
          15, 1996
*10.9   Deferred Compensation Plan Agreement with Weaver H. Gaines, dated
          January 1, 1994
*10.10  Deferred Compensation Plan Agreement with Ammon B. Peck, dated June
          1, 1994
*10.11  Deferred Compensation Plan Agreement with David C. Peck, dated
          April 1, 1994
*10.12  Agreement to Purchase Shares, dated as of October 10, 1994
*10.13  Note Purchase Agreement, dated as of September 13, 1996
*10.14  Incubator License Agreement with the University of Florida Research
          Foundation, Inc., dated June 26, 1995
*10.15  Amendment No. 1, dated July 31, 1996 to Incubator License Agreement with the University of Florida Research Foundation, Inc.
*10.16  Amendment No. 2, dated October 1, 1996 to Incubator License
          Agreement with the University of Florida Research Foundation, Inc. *10.17 Amendment No. 3, dated November 7, 1996 to Incubator License
          Agreement with the University of Florida Research Foundation, Inc. *10.18 Amendment No. 4, dated January 21, 1997 to Incubator License
          Agreement with the University of Florida Research Foundation, Inc. *10.19 Patent License Agreement with Randy S. Fischer and Roy A. Jensen for U.S. Patent No. 5,187,071, "Method for the Selective Control of Weeds, Pests, and Microbes," dated February 11, 1997
10.20   Patent License Agreement with Research Component with the
          University of Florida Research Foundation, Inc. relating to Oxalobacter formigenes, dated January 11, 1995 (1)
10.21   Amendment No. 1 to Patent License Agreement with Research
          Component with the University of Florida Research Foundation, Inc. relating to Oxalobacter formigenes, dated December 20, 1995(1)
10.22   Amendment No. 2 to Patent License Agreement with Research
          Component with the University of Florida Research Foundation, Inc. relating to Oxalobacter formigenes, dated October 9, 1996 (1)
10.23   Patent License Agreement with Research Component with the
          University of Florida Research Foundation, Inc. relating to Pancreatic Stem Cells, dated February 17, 1995 (1)
10.24   Amendment No. 1 to Patent License Agreement with Research
          Component with the University of Florida Research Foundation, Inc. relating to Pancreatic Stem Cells, dated October 9, 1996 (1)
10.25   Patent License Agreement with Milton J. Allison, dated June 23,
          1997. (1)
10.26 Sponsored Research Agreement with Genetics Institute, Inc., dated June 5, 1996 (1)
*10.27 Employment Agreement with Weaver H. Gaines, dated August 31, 1994 *10.28 Employment Agreement with David C. Peck, dated August 31, 1994
*10.29  1994 Stock Option Plan, as amended
10.30   1994 Board Retainer Plan, as amended
*10.31  Consulting Agreement with Ammon Peck, dated October 6, 1994
*10.32  Amendment No. 5 to Incubator License Agreement

*11.1   Statement regarding computation of earnings per share (included as
          Note 3 in Prospectus)

24.1    Consent of Independent Accountants.
24.2    Consent of Bruce Brashear, Esq. (included in Exhibit 5.1).
24.3    Consent of Thacher Proffitt & Wood (included in Exhibit 5.2).

*25.    Power of Attorney (included with the signature page to the registration statement)

27.     Financial Data Schedule


(1) Confidential information is omitted and identified by a (1) and filed separately with the Commission pursuant to a request for Confidential Treatment.

   * Previously filed

Item 28.     Undertakings.

     (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter had been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b) The Registrant hereby undertakes that for purposes of determining any liability under the Securities Act, (i) the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective, and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) (To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


                                    SIGNATURES

     SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the
city of Alachua, state of Florida, on the             day of  October, 1997.

IXION BIOTECHNOLOGY, INC.




  By:
     Weaver H. Gaines,
     Chairman of the Board and Chief
     Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on October , 1997.


SIGNATURE                       TITLE


                                Chairman of the Board, Chief Executive Officer,
 Weaver H. Gaines               and Director



                    * President, Chief Financial Officer and Director David C. Peck



                                Controller
Kimberly A. Ramsey


                    *           Director
 David M. Margulies


                     *          Director

 Vincent P. Mihalik


*                               (attorney in fact)
 Weaver H. Gaines,